                                                                    EXHIBIT 10.2

================================================================================

                                CREDIT AGREEMENT

                                      AMONG

                           THE J. M. SMUCKER COMPANY,
                                 AS US BORROWER,

                                       AND

                           J.M. SMUCKER (CANADA) INC.,
                              AS CANADIAN BORROWER,

                            THE LENDERS NAMED HEREIN,
                                   AS LENDERS,

                                       AND

                          KEYBANK NATIONAL ASSOCIATION,
                   AS LEAD ARRANGER AND ADMINISTRATIVE AGENT,

                                       AND

                                BANK OF MONTREAL,
                          AS CANADIAN FUNDING AGENT AND
                               DOCUMENTATION AGENT

                              ---------------------

                                   DATED AS OF

                                  JUNE 18, 2004

                              ---------------------

================================================================================

                               TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----
ARTICLE I.  DEFINITIONS........................................................................................      1
   Section 1.1.  Definitions...................................................................................      1
   Section 1.2.  Accounting Terms..............................................................................     28
   Section 1.3.  Terms Generally...............................................................................     28

ARTICLE II.  AMOUNT AND TERMS OF CREDIT........................................................................     28
   Section 2.1.  Amount and Nature of Credit...................................................................     29
   Section 2.2.  US Revolving Credit...........................................................................     30
   Section 2.3.  Canadian Revolving Loans......................................................................     34
   Section 2.4.  Interest......................................................................................     36
   Section 2.5.  Evidence of Indebtedness......................................................................     39
   Section 2.6.  Notice of Credit Event; Funding of Loans......................................................     40
   Section 2.7.  Payment on Loans and Other Obligations........................................................     42
   Section 2.8.  Prepayment....................................................................................     44
   Section 2.9.  Facility and Other Fees; Reduction of Commitment..............................................     45
   Section 2.10.  Computation of Interest and Fees.............................................................     47
   Section 2.11.  Mandatory Payment............................................................................     47
   Section 2.12.  Appointment of US Borrower as Canadian Borrower's Agent......................................     48
   Section 2.13.  Waivers of Borrowers.........................................................................     48
   Section 2.14.  Extension of Commitment......................................................................     49

ARTICLE III.  ADDITIONAL PROVISIONS RELATING TO FIXED RATE LOANS; INCREASED CAPITAL; TAXES.....................     49
   Section 3.1.  Requirements of Law...........................................................................     49
   Section 3.2.  Taxes.........................................................................................     50
   Section 3.3.  Funding Losses................................................................................     52
   Section 3.4.  Eurodollar Rate, Alternate Currency Rate or Canadian Fixed Rate Lending Unlawful; Inability to
            Determine Rate.....................................................................................     52
   Section 3.5.  Replacement of Lenders........................................................................     53

ARTICLE IV.  CONDITIONS PRECEDENT..............................................................................     53
   Section 4.1.  Conditions to Each Credit Event...............................................................     54
   Section 4.2.  Conditions to the First Credit Event..........................................................     54

ARTICLE V.  COVENANTS..........................................................................................     56
   Section 5.1.  Insurance.....................................................................................     56
   Section 5.2.  Money Obligations.............................................................................     56
   Section 5.3.  Financial Statements and Information..........................................................     56
   Section 5.4.  Financial Records.............................................................................     57
   Section 5.5.  Franchises; Change in Business................................................................     58
   Section 5.6.  ERISA Compliance..............................................................................     58
   Section 5.7.  Financial Covenants...........................................................................     59
   Section 5.8.  Borrowing.....................................................................................     59
   Section 5.9.  Liens.........................................................................................     60

                                TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----
   Section 5.10.  Regulations T, U and X.......................................................................     62
   Section 5.11.  Compliance with Laws.........................................................................     62
   Section 5.12.  Merger and Sale of Assets....................................................................     62
   Section 5.13.  Acquisitions.................................................................................     63
   Section 5.14.  Notice.......................................................................................     64
   Section 5.15.  Environmental Compliance.....................................................................     64
   Section 5.16.  Affiliate Transactions.......................................................................     65
   Section 5.17.  Use of Proceeds..............................................................................     65
   Section 5.18.  Sale and Leaseback Transactions..............................................................     65
   Section 5.19.  Guaranty Under Material Indebtedness Agreement...............................................     65
   Section 5.20.  Restrictive Agreements.......................................................................     65
   Section 5.21.  Other Covenants..............................................................................     66
   Section 5.22.  Pari Passu Ranking...........................................................................     66
   Section 5.23.  Note Purchase Agreements.....................................................................     66

ARTICLE VI.  REPRESENTATIONS AND WARRANTIES....................................................................     67
   Section 6.1.  Corporate Existence; Subsidiaries; Foreign Qualification......................................     67
   Section 6.2.  Corporate Authority...........................................................................     67
   Section 6.3.  Compliance with Laws..........................................................................     67
   Section 6.4.  Litigation and Administrative Proceedings.....................................................     68
   Section 6.5.  Title to Assets...............................................................................     68
   Section 6.6.  Liens and Security Interests..................................................................     68
   Section 6.7.  Tax Returns...................................................................................     68
   Section 6.8.  Environmental Laws............................................................................     68
   Section 6.9.  Continued Business............................................................................     69
   Section 6.10.  Employee Benefits Plans......................................................................     69
   Section 6.11.  Consents or Approvals........................................................................     70
   Section 6.12.  Solvency.....................................................................................     70
   Section 6.13.  Financial Statements.........................................................................     71
   Section 6.14.  Regulations..................................................................................     71
   Section 6.15.  Material Agreements..........................................................................     71
   Section 6.16.  Intellectual Property........................................................................     71
   Section 6.17.  Insurance....................................................................................     71
   Section 6.18.  Accurate and Complete Statements.............................................................     72
   Section 6.19.  Note Purchase Agreements.....................................................................     72
   Section 6.20.  Investment Company; Holding Company..........................................................     72
   Section 6.21.  Existing Indebtedness........................................................................     72
   Section 6.22.  Defaults.....................................................................................     72

ARTICLE VII.  EVENTS OF DEFAULT................................................................................     72
   Section 7.1.  Payments......................................................................................     72
   Section 7.2.  Special Covenants.............................................................................     73
   Section 7.3.  Other Covenants...............................................................................     73
   Section 7.4.  Representations and Warranties................................................................     73

                                TABLE OF CONTENTS

                                                                                                                   PAGE
                                                                                                                   ----
   Section 7.5.  Cross Default.................................................................................     73
   Section 7.6.  ERISA Default.................................................................................     74
   Section 7.7.  Change in Control.............................................................................     74
   Section 7.8.  Money Judgment................................................................................     74
   Section 7.9.  Validity of Loan Documents....................................................................     74
   Section 7.10.  Solvency.....................................................................................     74

ARTICLE VIII.  REMEDIES UPON DEFAULT...........................................................................     75
   Section 8.1.  Optional Defaults.............................................................................     75
   Section 8.2.  Automatic Defaults............................................................................     75
   Section 8.3.  Letters of Credit.............................................................................     75
   Section 8.4.  Offsets.......................................................................................     76
   Section 8.5.  Equalization Provision........................................................................     76
   Section 8.6.  Other Remedies................................................................................     77

ARTICLE IX.  THE AGENT AND THE CANADIAN FUNDING AGENT..........................................................     77
   Section 9.1.  Appointment and Authorization.................................................................     77
   Section 9.2.  Note Holders..................................................................................     77
   Section 9.3.  Consultation With Counsel.....................................................................     77
   Section 9.4.  Documents.....................................................................................     78
   Section 9.5.  Agent and Affiliates..........................................................................     78
   Section 9.6.  Knowledge of Default..........................................................................     78
   Section 9.7.  Action by Agent...............................................................................     78
   Section 9.8.  Notice of Default.............................................................................     78
   Section 9.9.  Indemnification of Agent and Canadian Funding Agent...........................................     78
   Section 9.10.  Successor Agent..............................................................................     79
   Section 9.11.  Canadian Funding Agent.......................................................................     79
   Section 9.12.  Other Agents.................................................................................     79

ARTICLE X.  MISCELLANEOUS......................................................................................     79
   Section 10.1.  Lenders' Independent Investigation...........................................................     79
   Section 10.2.  No Waiver; Cumulative Remedies...............................................................     80
   Section 10.3.  Amendments, Consents.........................................................................     80
   Section 10.4.  Notices......................................................................................     80
   Section 10.5.  Costs, Expenses and Taxes....................................................................     81
   Section 10.6.  Indemnification..............................................................................     81
   Section 10.7.  Obligations Several; No Fiduciary Obligations................................................     82
   Section 10.8.  Execution in Counterparts....................................................................     82
   Section 10.9.  Binding Effect; Borrowers' Assignment........................................................     82
   Section 10.10.  Lender Assignments..........................................................................     82
   Section 10.11.  Sale of Participations......................................................................     84
   Section 10.12.  Severability of Provisions; Captions; Attachments...........................................     85
   Section 10.13.  Investment Purpose..........................................................................     85
   Section 10.14.  Entire Agreement............................................................................     85

                                TABLE OF CONTENTS

                                                                                                                PAGE
                                                                                                                ----
Section 10.15.  Confidentiality.............................................................................     86
Section 10.16.  Legal Representation of Parties.............................................................     86
Section 10.17.  Currency....................................................................................     86
Section 10.18.  Governing Law; Submission to Jurisdiction...................................................     87
Section 10.19.  Jury Trial Waiver.............................................................Signature Page      1

Exhibit A             Form of US Revolving Credit Note
Exhibit B             Form of US Swing Line Note
Exhibit C             Form of Canadian Revolving Credit Note
Exhibit D             Form of Canadian Swing Line Note
Exhibit E             Form of Notice of Loan
Exhibit F             Form of Compliance Certificate
Exhibit G             Form of Assignment and Acceptance Agreement
Exhibit H             Form of Request for Extension

Schedule 1            Commitment of Lenders
Schedule 5.8          Long Term Funded Debt
Schedule 6.1          Subsidiaries
Schedule 6.3          Compliance Disclosures
Schedule 6.4          Litigation and Administrative Proceedings
Schedule 6.8          Environmental Disclosures
Schedule 6.10         Employee Benefit Plans
Schedule 6.13         Financial Statements
Schedule 6.15         Material Agreements
Schedule 6.21         Existing Indebtedness

      This CREDIT AGREEMENT (as the same may from time to time be amended, restated or otherwise modified, this "Agreement") is made effective as of the 18th day of June, 2004, among:

            (a) THE J. M. SMUCKER COMPANY, an Ohio corporation ("US Borrower");

            (b) J.M. SMUCKER (CANADA) INC., a corporation organized under the laws of Ontario, Canada ("Canadian Borrower" and, together with US Borrower, collectively, "Borrowers" and, individually, each a "Borrower");

            (c) the lenders listed on Schedule 1 hereto and each other Eligible Transferee, as hereinafter defined, that becomes a party hereto pursuant to Section 10.10 hereof (collectively, the "Lenders" and, individually, each a "Lender");

            (d) KEYBANK NATIONAL ASSOCIATION, as the lead arranger and administrative agent for the Lenders under this Agreement ("Agent"); and

            (e) BANK OF MONTREAL, as the Canadian funding agent and documentation agent under this Agreement (the "Canadian Funding Agent").

                                   WITNESSETH:

      WHEREAS, Borrowers, Agent and the Lenders desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to Borrowers upon the terms and subject to the conditions hereinafter set forth;

      NOW, THEREFORE, it is mutually agreed as follows:

                             ARTICLE I. DEFINITIONS

      Section 1.1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

      "Acquisition" shall mean any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of any Person (other than a Company), or any business or division of any Person (other than a Company), (b) the acquisition of in excess of fifty percent (50%) of the stock (or other equity interest) of any Person (other than a Company), or (c) the acquisition of another Person (other than a Company) by a merger, amalgamation or consolidation or any other combination with such Person.

      "Advantage" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Lender in respect of the Applicable Debt, if such payment results in that Lender having less than its pro rata share (based upon its Applicable Commitment Percentage) of the Applicable Debt then outstanding, than was the case immediately before such payment.

      "Affiliate" shall mean any Person, directly or indirectly, controlling, controlled by or under common control with a Company and "control" (including the correlative meanings, the terms "controlling", "controlled by" and "under common control with") shall mean the power, directly or indirectly, to direct or cause the direction of the management and policies of a Company, whether through the ownership of voting securities, by contract or otherwise.

      "Agent Fee Letter" shall mean the Agent Fee Letter between US Borrower and Agent, dated as of the Closing Date, as the same may from time to time be amended, restated or otherwise modified.

      "Alternate Currency" shall mean Euros, Pounds Sterling, Australian Dollars or any other currency, other than Dollars, agreed to by Agent and the US Lenders that shall be freely transferable and convertible into Dollars.

      "Alternate Currency Exposure" shall mean, at any time and without duplication, the sum of the Dollar Equivalent of (a) the aggregate principal amount of Alternate Currency Loans outstanding, and (b) the Letter of Credit Exposure that is denominated in one or more Alternate Currencies.

      "Alternate Currency Loan" shall mean a Loan described in Section 2.2(a) hereof that shall be denominated in an Alternate Currency and on which US Borrower shall pay interest at a rate based upon the Derived LIBOR Fixed Rate applicable to such Alternate Currency.

      "Alternate Currency Maximum Amount" shall mean, at any time, the Dollar Equivalent of Fifty Million Dollars ($50,000,000).

      "Alternate Currency Rate" shall mean, with respect to an Alternate Currency Loan, for any Interest Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/16th of 1%) by dividing (a) the rate of interest, determined by Agent in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such Alternate Currency Loan, as listed on British Bankers Association Interest Rate LIBOR 01 or 02 as provided by Reuters (or, if for any reason such rate is unavailable from Reuters, from any other similar company or service that provides rate quotations comparable to those currently provided by Reuters) as the rate in the London interbank market for deposits in the relevant Alternate Currency in immediately available funds with a maturity comparable to such Interest Period, provided that, in the event that such rate quotation is not available for any reason, then the Alternate Currency Rate shall be the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in the relevant Alternate Currency for the relevant Interest Period and in the amount of the Alternate Currency Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to Agent (or an affiliate of Agent, in Agent's discretion) by prime banks in any Alternate Currency market reasonably selected by Agent, determined as of 11:00 A.M. (London time) (or as soon thereafter as practicable), two Business Days prior to the beginning of the relevant Interest Period pertaining to such Alternate Currency Loan hereunder; by (b) 1.00 minus the Reserve Percentage.

      "Applicable Commitment Percentage" shall mean, for each Lender:

            (a) with respect to the US Revolving Credit Commitment, the percentage, if any, set forth opposite such Lender's name under the column headed "US Revolving Credit Commitment Percentage", as listed in Schedule 1 hereto; and

            (b) with respect to the Canadian Revolving Credit Commitment, the percentage, if any, set forth opposite such Lender's name under the column headed "Canadian Revolving Credit Commitment Percentage", as listed in
      Schedule 1 hereto.

      "Applicable Debt" shall mean:

            (a) with respect to the US Commitment, collectively, (i) all Indebtedness incurred by US Borrower to the US Lenders pursuant to this Agreement and the other Loan Documents and includes, without limitation, the principal of and interest on the Notes payable by US Borrower to the US Lenders, and all obligations with respect to the US Swing Line Commitment and the Letter of Credit Commitment, (ii) each extension, renewal or refinancing of the foregoing, in whole or in part, and (iii) the facility, utilization and other fees and amounts payable hereunder in connection with the US Commitment; and

            (b) with respect to the Canadian Commitment, collectively, (i) all Indebtedness incurred by Canadian Borrower to the Canadian Lenders pursuant to this Agreement and the other Loan Documents and includes, without limitation, the principal of and interest on the Notes payable by Canadian Borrower to the Canadian Lenders, and all obligations with respect to the Canadian Swing Line Commitment, (ii) each extension, renewal or refinancing of the foregoing, in whole or in part, and (iii) the facility, utilization and other fees and amounts payable hereunder in connection with the Canadian Commitment.

      "Applicable Facility Fee Rate" shall mean:

            (a) for the period from the Closing Date through September 30, 2004, ten (10.00) basis points; and

            (b) for the period commencing October 1, 2004 and thereafter, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio:

                     LEVERAGE RATIO                                  APPLICABLE FACILITY FEE RATE
-------------------------------------------------------              ----------------------------
Greater than 2.50 to 1.00                                                 17.50 basis points

Greater than 2.00 to 1.00 but less than or equal to 2.50                  15.00 basis points
to 1.00

Greater than 1.50 to 1.00 but less than or equal to 2.00                  12.50 basis points
to 1.00

Greater than 1.00 to 1.00 but less than or equal to 1.50                  10.00 basis points
to 1.00

Less than or equal to 1.00 to 1.00                                         7.50 basis points

The Applicable Facility Fee Rate shall change on October 1, 2004 based on the July 31, 2004 Consolidated financial statements of US Borrower for the most recently completed four fiscal quarters, and thereafter changes to the Applicable Facility Fee Rate shall be effective on the first day of each month following the date upon which Agent received, or, if earlier, Agent should have received, pursuant to Section 5.3(a) or (b) hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof. Notwithstanding anything herein to the contrary, during any period when US Borrower shall have failed to timely deliver the financial statements pursuant to Section 5.3(a) or (b) hereof, or the Compliance Certificate pursuant to
Section 5.3(c) hereof, until such time as the appropriate financial statements and Compliance Certificate are delivered, at the option of the Required Lenders, the Applicable Facility Fee Rate shall be the highest rate per annum indicated in the above pricing grid regardless of the Leverage Ratio at such time.

      "Applicable Lender" shall mean, (a) a US Lender with respect to the US Commitment, and (b) a Canadian Lender with respect to the Canadian Commitment.

      "Applicable Margin" shall mean:

            (a) for the period from the Closing Date through September 30, 2004, thirty (30.00) basis points; and

            (b) for the period commencing October 1, 2004 and thereafter, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio:

                     LEVERAGE RATIO                                  APPLICABLE MARGIN
--------------------------------------------------------             ------------------
Greater than 2.50 to 1.00                                                  70.00

Greater than 2.00 to 1.00 but less than or equal to 2.50                   60.00
to 1.00

Greater than 1.50 to 1.00 but less than or equal to 2.00                   40.00
to 1.00

Greater than 1.00 to 1.00 but less than or equal to 1.50                   30.00
to 1.00

Less than or equal to 1.00 to 1.00                                         27.50

The Applicable Margin shall change on October 1, 2004, based on the July 31, 2004 Consolidated financial statements of US Borrower for the most recently completed four fiscal quarters, and thereafter changes to the Applicable Margin shall be effective on the first day of each month following the date upon which Agent received, or, if earlier, Agent should have received, pursuant to Section 5.3(a) or (b) hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof. Notwithstanding anything herein to the contrary, during any period when US Borrower shall have failed to timely deliver the financial statements pursuant to Section 5.3(a) or (b) hereof, or the Compliance Certificate pursuant to Section 5.3(c) hereof, until such time as the appropriate financial statements and Compliance Certificate are delivered, at the option of the Required Lenders, the Applicable Margin shall be the highest rate per annum indicated in the above pricing grid regardless of the Leverage Ratio at such time.

      "Applicable Utilization Fee Rate" shall mean:

            (a) for the period from the Closing Date through September 30, 2004, five (5.00) basis points; and

            (b) for the period commencing October 1, 2004 and thereafter, the number of basis points set forth in the following matrix, based upon the result of the computation of the Leverage Ratio:

                      LEVERAGE RATIO                               APPLICABLE UTILIZATION FEE RATE
--------------------------------------------------------           -------------------------------
Greater than 2.50 to 1.00                                                12.50 basis points

Greater than 2.00 to 1.00 but less than or equal to 2.50                 10.00 basis points
to 1.00

Less than or equal to 2.00 to 1.00                                        5.00 basis points

The Applicable Utilization Fee Rate shall change on October 1, 2004 based on the July 31, 2004 Consolidated financial statements of US Borrower for the most recently completed four fiscal quarters, and thereafter changes to the Applicable Utilization Fee Rate shall be effective on the first day of each month following the date upon which Agent received, or, if earlier, Agent should have received, pursuant to Section 5.3(a) or (b) hereof, the financial statements of the Companies. The above matrix does not modify or waive, in any respect, the rights of Agent and the Lenders to charge the Default Rate, or the rights and remedies of Agent and the Lenders pursuant to Articles VII and VIII hereof. Notwithstanding anything herein to the contrary, during any period when US Borrower shall have failed to timely deliver the financial statements pursuant to Section 5.3(a) or (b) hereof, or the Compliance Certificate pursuant to Section 5.3(c) hereof, until such time as the appropriate financial statements and Compliance Certificate are delivered, at the option of the Required Lenders, the Applicable Utilization Fee Rate shall be the highest rate per annum indicated in the above pricing grid regardless of the Leverage Ratio at such time.

      "Assignment Agreement" shall mean an Assignment and Acceptance Agreement in the form of the attached Exhibit G.

      "Attributable Debt" shall mean, as to any particular lease relating to a Sale/Leaseback Transaction, the present value of all Lease Rentals required to be paid by any Company under such lease during the remaining term thereof (determined in accordance with GAAP using a discount factor equal to the interest rate implicit in such lease if known or, if not known, an interest rate of ten percent (10%) per annum).

      "Authorized Officer" shall mean a Financial Officer or other individual authorized by a Financial Officer in writing (with a copy to Agent) to handle certain administrative matters in connection with this Agreement.

      "Business Day" shall mean (a) any day that is not a Saturday, Sunday or other day on which national banking associations are authorized or required to close, (b) if the applicable Business Day relates to a Eurodollar Loan, a day of the year on which dealings in deposits are carried on in the London interbank Eurodollar market, (c) if the applicable Business Day relates to an Alternate Currency Loan, a day of the year on which dealings in deposits are carried on in the relevant Alternate Currency, or (d) if the applicable Business Day relates to a Canadian Revolving Loan or Canadian Swing Loan, a day of the year on which Canadian banks are open for dealings in the Province of Ontario, Canada.

      "CAD" or "Canadian Dollar" shall mean lawful money of Canada.

      "CAD CDOR Loan" shall mean a Canadian Revolving Loan that shall be denominated in Canadian Dollars and on which Canadian Borrower shall pay interest at a rate based on the Derived CAD Fixed Rate.

      "CAD Equivalent" shall mean the amount denominated in CAD, as of any date of determination, that could be purchased by Agent in accordance with its normal practice with the applicable amount of Dollars at the spot exchange rate quoted by Agent at approximately 11:00 A.M. (Eastern time) on such date.

      "CAD Fixed Rate" shall mean, with respect to a CAD CDOR Loan, for any Interest Period, the rate per annum determined by Canadian Funding Agent by reference to the average rate quoted on the Reuters Monitor Screen (Page CDOR, or such other page as may replace such page on such screen for the purpose of displaying Canadian interbank bid rates for Canadian Dollar bankers' acceptances) applicable to Canadian Dollar bankers' acceptances (on a three hundred sixty-five (365) day basis) with a term comparable to such Interest Period as of 10:00 A.M. (Eastern time) on the first day of such Interest Period and, if such day is not a Business Day, then on the immediately preceding Business Day (as adjusted by the Canadian Funding Agent after 10:00A.M. (Eastern time) to reflect any error in a posted rate of interest or in the posted average annual rate of interest). If, for any reason, the Reuters Monitor Screen rates are unavailable, CAD Fixed Rate means the rate of interest determined by Canadian Funding Agent that is equal to the rate (rounded upwards to the nearest basis point) quoted by the Canadian Reference Bank in respect of Canadian Dollar bankers' acceptances (on a three hundred sixty-five (365) day basis) with a term comparable to such Interest Period. No adjustment shall be made to account for the difference between the number of days in a year on which the rates referred to in this definition are based and the number of days in a year on the basis of which interest is calculated in this Agreement.

      "Canadian Base Rate Loan" shall mean a Canadian CAD Base Rate Loan or a Canadian USD Base Rate Loan.

      "Canadian Benefit Plan" shall mean each material written plan, fund, program, or policy, whether formal or informal, funded or unfunded, insured or uninsured, providing employee benefits, including medical, hospital care, dental, sickness, accident, disability, life insurance, pension, retirement or savings benefits, under which Canadian Borrower and its Subsidiaries have any liability with respect to any employee or former employee, but excluding any Canadian Pension Plan.

      "Canadian CAD Base Rate" shall mean the per annum interest rate established from time to time by the Canadian Reference Bank as the Canadian Reference Bank's "prime rate" or similar index, whether or not such rate is publicly announced, applicable to commercial loans made by the Canadian Reference Bank in CAD. Each change in the Canadian CAD Base Rate shall be effective immediately from and after such change.

      "Canadian CAD Base Rate Loan" shall mean a Canadian Revolving Loan that shall be denominated in Canadian Dollars and on which Canadian Borrower shall pay interest at a rate based on the Canadian CAD Base Rate.

      "Canadian CAD Swing Loan" shall mean a Canadian Swing Loan that shall be denominated in Canadian Dollars and on which Canadian Borrower shall pay interest at a rate based on the Canadian CAD Base Rate.

      "Canadian Commitment" shall mean the obligation hereunder of the Canadian Lenders, during the Commitment Period, to make Loans pursuant to the Canadian Revolving Credit Commitments, up to the Maximum Canadian Revolving Amount.

      "Canadian Eurodollar Loan" shall mean a Loan described in Section 2.3(a) hereof that shall be denominated in Dollars and on which Canadian Borrower shall pay interest at a rate based upon the Derived LIBOR Fixed Rate applicable to Eurodollars.

      "Canadian Fixed Rate Loan" shall mean a CAD CDOR Loan or a Canadian Eurodollar Loan.

      "Canadian Lender" shall mean each Lender that is designated as a Canadian Lender on Schedule 1 hereto.

      "Canadian Pension Plan" shall mean a pension plan required to be registered under Canadian federal or provincial law that is maintained or contributed to by Canadian Borrower and its Subsidiaries for their employees or former employees, but does not include the Canada Pension Plan or the Quebec Pension Plan as maintained by the Government of Canada or the Province of Quebec, respectively.

      "Canadian Reference Bank" shall mean Canadian Funding Agent.

      "Canadian Revolving Credit Commitment" shall mean the obligation hereunder, during the Commitment Period, of (a) each Canadian Lender to make Canadian Revolving Loans up to the Maximum Amount for such Canadian Lender, and
(b) the Canadian Swing Line Lender to make and each Canadian Lender to participate in Canadian Swing Loans pursuant to the Canadian Swing Line Commitment.

      "Canadian Revolving Credit Note" shall mean a Canadian Revolving Credit Note executed and delivered pursuant to Section 2.5(c) hereof.

      "Canadian Revolving Exposure" shall mean the sum of (a) the Dollar Equivalent of the aggregate principal amount of all Canadian Revolving Loans outstanding, and (b) the Canadian Swing Line Exposure.

      "Canadian Revolving Loan" shall mean a Canadian CAD Base Rate Loan, a Canadian USD Base Rate Loan, a CAD CDOR Loan or a Canadian Eurodollar Loan granted to Canadian Borrower in accordance with Section 2.3(a) hereof.

      "Canadian Swing Line" shall mean the credit facility established by the Canadian Swing Line Lender for Canadian Borrower in accordance with Section 2.3(b) hereof.

      "Canadian Swing Line Commitment" shall mean the commitment of the Canadian Swing Line Lender to make Canadian Swing Loans to Canadian Borrower up to the aggregate amount at any time outstanding of Ten Million Dollars ($10,000,000).

      "Canadian Swing Line Exposure" shall mean, at any time, the sum of (a) the Dollar Equivalent of the aggregate principal amount of all Canadian CAD Swing Loans outstanding, and (b) the aggregate principal amount of all Canadian USD Swing Loans outstanding.

      "Canadian Swing Line Lender" shall mean Bank of Montreal, as holder of the Canadian Swing Line Commitment.

      "Canadian Swing Line Note" shall mean the Canadian Swing Line Note executed and delivered pursuant to Section 2.5(d) hereof.

      "Canadian Swing Loan" shall mean a Canadian CAD Swing Loan or a Canadian USD Swing Loan granted to Canadian Borrower in accordance with Section 2.3(b) hereof.

      "Canadian USD Base Rate" shall mean the per annum interest rate established from time to time by the Canadian Reference Bank as the reference rate of interest applicable to commercial loans made in Canada by the Canadian Reference Bank in Dollars. Each change in the Canadian USD Base Rate shall be effective immediately from and after such change.

      "Canadian USD Base Rate Loan" shall mean a Canadian Revolving Loan that shall be denominated in Dollars and on which Canadian Borrower shall pay interest at a rate based on the Canadian USD Base Rate.

      "Canadian USD Swing Loan" shall mean a Canadian Swing Loan that shall be denominated in Dollars and on which Canadian Borrower shall pay interest at a rate based on the Canadian USD Base Rate.

      "Capital Distribution" shall mean a payment made, liability incurred or other consideration given by a Company to any Person that is not a Company, for the purchase, acquisition, redemption, repurchase or retirement of any capital stock or other equity interest of such Company or as a dividend, return of capital or other distribution (other than any stock dividend, stock split or other equity distribution payable only in capital stock or other equity of such Company) in respect of such Company's capital stock or other equity interest.

      "Capitalization Ratio" shall mean, as determined for the most recently completed fiscal quarter of US Borrower, on a Consolidated basis and in accordance with GAAP, the ratio of (a) the sum of (i) Debt of the Companies secured by Liens permitted by Section 5.9(g) hereof, (ii) Debt of Subsidiaries (other than Excluded Subsidiary Debt), and (iii) Consolidated Attributable Debt; to (b) Consolidated Total Capitalization.

      "Capitalized Lease Obligations" shall mean obligations of the Companies for the payment of rent for any real or personal property under leases or agreements to lease that, in accordance with GAAP, have been or should be capitalized on the books of the lessee and, for purposes hereof, the amount of any such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

      "Change in Control" shall mean:

            (a) the failure of the Smucker Family to hold, in the aggregate, not less than the greater of (i) seven and one-half percent (7.5%) of the Special Voting Power of all Voting Shares of US Borrower, and (ii) not less than the amount of the Special Voting Power of all Voting Shares of US Borrower possessed by the Largest Other Shareholder;

            (b) the failure of the Smucker Family to hold, in the aggregate, not less than the greater of (i) five percent (5%) of the Ordinary Voting Power of all Voting Shares of US Borrower, and (ii) not less than the amount of Ordinary Voting Power of all Voting Shares of US Borrower possessed by the Largest Other Shareholder;

            (c) the sale or transfer of all or substantially all of the assets of US Borrower, in a single transaction or a series of related transactions, to any person (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as in effect on the Closing Date) or related persons constituting a group (within the meaning of Rule 13d-3 of the SEC under the Securities Exchange Act of 1934, as in effect on the Closing Date);

            (d) if either Timothy P. Smucker or Richard K. Smucker (or both) shall fail to serve on the board of directors of US Borrower at any time; provided, however, that if either Timothy P. Smucker or Richard K. Smucker (but not both) shall fail to serve on the board of directors of US Borrower at any time, then with respect to this subpart (c) only, it shall not be deemed to constitute a Change in Control if such individual is replaced as a director of US Borrower within one hundred twenty (120) days of such event by an individual reasonably satisfactory to the Required Lenders; or

            (e) the occurrence of a change in control, or other similar provision, as defined in any Material Indebtedness Agreement, the result of which is to cause such Indebtedness to become due prior to its stated maturity.

      "Clean-Down Amount of Consolidated Current Debt" shall mean, at any date, the lowest average daily amount of Consolidated Current Debt outstanding during any period of thirty (30) consecutive days occurring in the twelve consecutive calendar months most recently ended (or on such date if such date shall be the last day of a calendar month).

      "Closing Date" shall mean the effective date of this Agreement as set forth in the first paragraph of this Agreement.

      "Closing Fee Letter" shall mean the Closing Fee Letter between US Borrower and Agent, dated as of the Closing Date.

      "Code" shall mean the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

      "Commitment" shall mean the US Commitment and the Canadian Commitment.

      "Commitment Period" shall mean the period from the Closing Date to June 17, 2009 or such earlier date on which the Commitment shall have been terminated pursuant to Article VIII hereof.

      "Companies" shall mean all Borrowers and Subsidiaries.

      "Company" shall mean a Borrower or Subsidiary.

      "Compliance Certificate" shall mean a certificate, substantially in the form of the attached Exhibit F.

      "Confidential Information" shall mean all confidential or proprietary information about the Companies that has been furnished by any Company to Agent or any Lender, whether furnished before, on or after the Closing Date and regardless of the manner in which it is furnished, but does not include any such information that (a) is or becomes generally available to the public other than as a result of a disclosure by Agent or such Lender not permitted by this Agreement, (b) was available to Agent or such Lender on a nonconfidential basis prior to its disclosure to Agent or such Lender or (c) becomes available to Agent or such Lender on a nonconfidential basis from a Person other than a Company that is not, to the knowledge of Agent or such Lender, acting in violation of a confidentiality agreement with a Company or is not otherwise prohibited from disclosing the information to Agent or such Lender.

      "Consideration" shall mean, in connection with an Acquisition, the aggregate consideration paid, including borrowed funds, cash, the issuance of securities or notes, the assumption or incurring of liabilities (direct or contingent), the payment of consulting fees or fees for a covenant not to compete and any other consideration paid for such Acquisition.

      "Consolidated" shall mean the resultant consolidation of the financial statements of US Borrower and its Subsidiaries in accordance with GAAP, including principles of consolidation consistent with those applied in preparation of the consolidated financial statements referred to in Section 6.13 hereof.

      "Consolidated Attributable Debt" shall mean, at any date, the total of all Attributable Debt of the Companies outstanding on such date, after eliminating all offsetting debits and credits between the Companies and all other items required to be eliminated in the course of the preparation of the financial statements of US Borrower, as determined on a Consolidated basis and in accordance with GAAP.

      "Consolidated Current Debt" shall mean, at any date, all Current Debt of the Companies outstanding on such date, after eliminating all offsetting debits and credits between the Companies and all other items required to be eliminated in the course of the preparation of the financial statements of US Borrower, as determined on a Consolidated basis and in accordance with GAAP.

      "Consolidated Depreciation and Amortization Charges" shall mean, for any period, the aggregate of all depreciation and amortization charges for fixed assets, leasehold improvements and general intangibles (specifically including goodwill) of the Companies for such period, as determined on a Consolidated basis and in accordance with GAAP.

      "Consolidated EBITDA" shall mean, for any period, as determined on a Consolidated basis and in accordance with GAAP, Consolidated Net Earnings for such period plus the aggregate amounts deducted in determining such Consolidated Net Earnings in respect of (a) Consolidated Interest Expense, (b) Consolidated Income Tax Expense, (c) Consolidated Depreciation and Amortization Charges, and
(d) non-recurring charges and expenses incurred in an amount not to exceed, in the aggregate for both years, Thirty-Five Million Dollars ($35,000,000) for the 2005 and 2006 fiscal years of US Borrower.

      "Consolidated Income Tax Expense" shall mean, for any period, all provisions for taxes based on the gross or net income of the Companies (including, without limitation, any additions to such taxes, and any penalties and interest with respect thereto), and all franchise taxes of the Companies, as determined on a Consolidated basis and in accordance with GAAP.

      "Consolidated Interest Expense" shall mean, for any period, the interest expense of the Companies for such period, as determined on a Consolidated basis and in accordance with GAAP.

      "Consolidated Long-Term Funded Debt" shall mean, at any date, Long-Term Funded Debt of the Companies outstanding on such date, after eliminating all offsetting debits and credits between the Companies and all other items required to be eliminated in the course of the preparation of the financial statements of US Borrower, as determined on a Consolidated basis and in accordance with GAAP.

      "Consolidated Net Earnings" shall mean, for any period, the net income
(loss) of the Companies for such period, as determined on a Consolidated basis and in accordance with GAAP.

      "Consolidated Net Worth" shall mean, at any time:

            (a) the sum of (i) the par value (or value stated on the books of the corporation) of the capital stock (but excluding treasury stock, capital stock subscribed and unissued and preferred stock redeemable prior to the last day of the Commitment Period) of the Companies, plus (ii) the amount of the paid-in capital and retained earnings of the Companies, in each case as such amounts would be shown on a Consolidated balance sheet of US Borrower as of such time prepared in accordance with GAAP; minus

            (b) to the extent included in subpart (a) hereof, all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

      "Consolidated Senior Long-Term Funded Debt" shall mean all Consolidated Long-Term Funded Debt other than any such Debt that has been Subordinated.

      "Consolidated Total Assets" shall mean, at any time, all of the assets of the Companies, as determined on a Consolidated basis and in accordance with GAAP, after eliminating all amounts properly attributable to minority interests, if any, in the stock and surplus of Subsidiaries.

      "Consolidated Total Capitalization" shall mean, at any time, the sum of Consolidated Net Worth and Consolidated Long-Term Funded Debt.

      "Consolidated Total Indebtedness" shall mean, at any date, all Indebtedness (including, but not limited to, current, long-term and Subordinated Indebtedness, if any) of the Companies, as determined on a Consolidated basis and in accordance with GAAP.

      "Control Event" shall mean (a) the execution of any written agreement or letter of intent that, when fully performed by the parties thereto, would result in a Change in Control; or (b) the making of any written offer by any person (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the Closing Date) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the Closing Date) to the holders of Voting Shares of US Borrower that, if accepted, would result in a Change in Control.

      "Controlled Group" shall mean a Company and each Person required to be aggregated with a Company under Code Section 414(b), (c), (m) or (o).

      "Credit Event" shall mean the making by the Lenders of a Loan, the conversion by the US Lenders of a US Base Rate Loan to a US Fixed Rate Loan or by the Canadian Lenders of a Canadian Base Rate Loan to a CAD CDOR Loan, the continuation by the applicable Lenders of a Fixed Rate Loan after the end of the applicable Interest Period, the making by the US Swing Line Lender of a US Swing Loan, the making by the Canadian Swing Line Lender of a Canadian Swing Loan, or the issuance by the Fronting Lender of a Letter of Credit.

      "Credit Party" shall mean a Borrower and any Subsidiary or other Affiliate that is a Guarantor of Payment.

      "Current Debt" shall mean, at any date, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures on demand or within one year from the date of the creation thereof and is not directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more from such date; provided, however, that (a) Debt outstanding under a revolving credit or similar agreement which obligates the lender or lenders to extend credit over a period of one year or more and (b) Current Maturities of Long-Term Funded Debt shall constitute Long-Term Funded Debt and not Current Debt, even though such Debt by its terms matures on demand or within one year from such date.

      "Current Maturities of Long-Term Funded Debt" shall mean, at any date, with respect to any item of Long-Term Funded Debt, the portion of such Long-Term Funded Debt outstanding at such time which by the terms of such Long-Term Funded Debt or the terms of any instrument or agreement relating thereto is due on demand or within one year from such time (whether by sinking fund, other required prepayment or final payment at maturity) and is not directly or indirectly renewable, extendible or refundable at the option of the obligor under an agreement or firm commitment in effect at such time to a date one year or more from such time.

      "Debt" shall mean, for any Company, without duplication:

            (a) all liabilities for borrowed money;

            (b) all liabilities for the deferred purchase price of property acquired by such Company (excluding accounts payable arising in the ordinary course of business but including, without limitation, all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);

            (c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of capital leases;

            (d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Company (whether or not it has assumed or otherwise become liable for such liabilities); and

            (e) any guaranty by such Company with respect to liabilities of a type described in any of subpart (a) through (d) hereof.

Debt of any Company shall include all obligations of such Company of the character described in subparts (a) through (e) to the extent such Company remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.

      "Debt Prepayment Application" shall mean, with respect to any sale, lease, transfer or other disposition of property, the application by a Company of cash in an amount equal to the Net Proceeds Amount with respect to such sale, lease, transfer or other disposition to pay Consolidated Senior Long-Term Funded Debt of such Company (other than Consolidated Senior Long-Term Funded Debt owing to a Company or any Affiliate and Consolidated Senior Long-Term Funded Debt in respect of any revolving credit or similar credit facility providing a Company with the right to obtain loans or other extensions of credit from time to time, except to the extent that, in connection with such payment of Consolidated Senior Long-Term Funded Debt, the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Consolidated Senior Long-Term Funded
Debt).

      "Default" shall mean an event or condition that constitutes, or with the lapse of any applicable grace period or the giving of notice or both would constitute, an Event of Default, and that has not been waived by the Required Lenders in writing.

      "Default Rate" shall mean (a) with respect to any Loan, a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable thereto, and (b) with respect to any other amount, if no rate is specified or available, a rate per annum equal to two percent (2%) in excess of the US Base Rate from time to time in effect.

      "Derived CAD Fixed Rate" shall mean a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) plus the CAD Fixed Rate.

      "Derived LIBOR Fixed Rate" shall mean (a) with respect to a Eurodollar Loan, a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) plus the Eurodollar Rate, and (b) with respect to an Alternate Currency Loan, a rate per annum equal to the sum of the Applicable Margin (from time to time in effect) plus the Alternate Currency Rate applicable to the relevant Alternate Currency.

      "Designated Lending Office" shall mean the office of Canadian Funding Agent, at 1 First Canadian Place, 19th Floor, Toronto, Ontario M5X1A1,
Attention: Manager, Global Distribution

Services, or such other office and address in Canada as Canadian Funding Agent may from time to time designate.

      "Dollar" or the sign $ shall mean lawful money of the United States of America.

      "Dollar Equivalent" shall mean (a) with respect to a Canadian CAD Base Rate Loan, a CAD CDOR Loan or a Canadian CAD Swing Loan, the Dollar equivalent of the amount of such Loan, determined by Agent on the basis of its spot rate at approximately 11:00 A.M. (London time) on the date two Business Days before the date of such Loan, for the purchase of Canadian Dollars with Dollars for delivery on the date of such Loan, (b) with respect to an Alternate Currency Loan or Letter of Credit denominated in an Alternate Currency, the Dollar equivalent of the amount of such Alternate Currency Loan or Letter of Credit denominated in an Alternate Currency, determined by Agent on the basis of its spot rate at approximately 11:00 A.M. (London time) on the date two Business Days before the date of such Alternate Currency Loan, for the purchase of the relevant Alternate Currency with Dollars for delivery on the date of such Alternate Currency Loan or Letter of Credit, and (c) with respect to any other amount, if such amount is denominated in Dollars, then such amount in Dollars and, otherwise the Dollar equivalent of such amount, determined by Agent on the basis of its spot rate at approximately 11:00 A.M. (London time) on the date for which the Dollar equivalent amount of such amount is being determined, for the purchase of Canadian Dollars or the relevant Alternate Currency, as the case may be, with Dollars for delivery on such date; provided, however, that, in calculating the Dollar Equivalent for purposes of determining (i) any Borrower's obligation to prepay Loans and Letters of Credit pursuant to Section 2.11 hereof, or (ii) any Borrower's ability to request additional Loans or Letters of Credit pursuant to the Commitment, Agent may, in its discretion, on any Business Day selected by Agent (prior to payment in full of the Obligations), calculate the Dollar Equivalent of each such Loan or Letter of Credit. Agent shall notify US Borrower of the Dollar Equivalent of such Canadian CAD Base Rate Loans, CAD CDOR Loans, Canadian CAD Swing Loans, Alternate Currency Loans or any other amount, at the time that such Dollar Equivalent shall have been determined pursuant to this definition.

      "Dormant Subsidiary" shall mean a Company that (a) is not a Credit Party,
(b) has aggregate assets of less than One Million Dollars ($1,000,000), and (c) has no direct or indirect Subsidiaries with aggregate assets for all such Subsidiaries of more than One Million Dollars ($1,000,000).

      "Eligible Transferee" shall mean a commercial bank, financial institution or other "accredited investor" (as defined in SEC Regulation D or, for the purposes of the Canadian Commitment, as defined in Ontario Securities Commission Rule 45-501) that is not a Borrower, a Subsidiary or an Affiliate.

      "Environmental Laws" shall mean all provisions of law (including the common law), statutes, ordinances, codes, rules, guidelines, policies, procedures, orders-in-council, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by a Governmental Authority or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

      "Environmental Permits" shall mean all permits, licenses, authorizations, certificates, approvals or registrations required by any Governmental Authority under any Environmental Laws.

      "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated pursuant thereto.

      "ERISA Event" shall mean (a) the occurrence of an event with respect to an ERISA Plan that results in the imposition of an excise tax or any other liability on a Company or of the imposition of a Lien on the assets of a Company; (b) the engagement by a Controlled Group member in a non-exempt "prohibited transaction" (as defined under ERISA Section 406 or Code Section
4975) or a breach of a fiduciary duty under ERISA that results in liability to a Company; (c) the application by a Controlled Group member for a waiver from the minimum funding requirements of Code Section 412 or ERISA Section 302 or a Controlled Group member is required to provide security under Code Section 401(a)(29) or ERISA Section 307; (d) the occurrence of a Reportable Event with respect to any Pension Plan as to which notice is required to be provided to the PBGC; (e) the withdrawal by a Controlled Group member from a Multiemployer Plan in a "complete withdrawal" or a "partial withdrawal" (as such terms are defined in ERISA Sections 4203 and 4205, respectively); (f) the involvement of, a Multiemployer Plan in any reorganization under ERISA Section 4241; (g) the failure of an ERISA Plan (and any related trust) that is intended to be qualified under Code Sections 401 and 501 to be so qualified or the failure of any "cash or deferred arrangement" under any such ERISA Plan to meet the requirements of Code Section 401(k) in any material respect; (h) the termination of a Pension Plan by the PBGC or appointment by the PBGC of a trustee to administer a Pension Plan, or the termination of a Pension Plan by a Controlled Group member; (i) the failure by a Controlled Group member or an ERISA Plan to substantially satisfy any requirements of law applicable to an ERISA Plan in any material respect; (j) the commencement, existence or threatening of a claim, action, suit, audit or investigation with respect to an ERISA Plan, other than a routine claim for benefits; or (k) any incurrence by a Controlled Group member of any liability for post-retirement benefits under any Welfare Plan, other than as required by ERISA Section 601, et. seq. or Code Section 4980B.

      "ERISA Plan" shall mean an "employee benefit plan" (within the meaning of ERISA Section 3(3)) that a Controlled Group member at any time sponsors, maintains, contributes to, has liability with respect to or has an obligation to contribute to such plan.

      "Eurocurrency Liabilities" shall have the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

      "Eurodollar" shall mean a Dollar denominated deposit in a bank or branch outside of the United States.

      "Eurodollar Loan" shall mean a US Eurodollar Loan or a Canadian Eurodollar Loan.

      "Eurodollar Rate" shall mean, with respect to a Eurodollar Loan, for any Interest Period, a rate per annum equal to the quotient obtained (rounded upwards, if necessary, to the nearest 1/16th of 1%) by dividing (a) the rate of interest, determined by Agent (or Canadian Funding Agent, as applicable) in accordance with its usual procedures (which determination shall be conclusive absent manifest error) as of approximately 11:00 A.M. (London time) two Business Days prior to the beginning of such Interest Period pertaining to such Eurodollar Loan, as listed on British Bankers Association Interest Rate LIBOR 01 or 02 as provided by Reuters (or, if for any reason such rate is unavailable from Reuters, from any other similar company or service that provides rate quotations comparable to those currently provided by Reuters) as the rate in the London interbank market for Dollar deposits in immediately available funds with a maturity comparable to such Interest Period, provided that, in the event that such rate quotation is not available for any reason, then the Eurodollar Rate shall be the average (rounded upward to the nearest 1/16th of 1%) of the per annum rates at which deposits in immediately available funds in Dollars for the relevant Interest Period and in the amount of the Eurodollar Loan to be disbursed or to remain outstanding during such Interest Period, as the case may be, are offered to Agent (or an affiliate of Agent, in Agent's discretion, or Canadian Funding Agent, as applicable) by prime banks in any Eurodollar market reasonably selected by Agent (or Canadian Funding Agent, as applicable), determined as of 11:00 A.M. (London time) (or as soon thereafter as practicable), two Business Days prior to the beginning of the relevant Interest Period pertaining to such Eurodollar Loan hereunder; by (b) 1.00 minus the Reserve Percentage.

      "Event of Default" shall mean an event or condition that shall constitute an event of default as defined in Article VII hereof.

      "Excluded Subsidiary Debt" shall mean (a) intercompany Debt of the Companies, (b) any guaranty by a Subsidiary of Debt of the Companies under this Agreement and (c) Debt of MIX under the Note Purchase Agreements and Debt of any guarantor thereof that is a Subsidiary.

      "Excluded Taxes" shall mean net income taxes (and franchise taxes imposed in lieu of net income taxes) imposed on Agent or any Lender by the Governmental Authority located in any jurisdiction, as a result of Agent or Lender, as applicable, having been a citizen or resident of the jurisdiction of such taxing authority or being or having been engaged in a trade or business in such jurisdiction (but excluding any connection arising solely from Agent's or any Lender's execution or enforcement of, or performance of, its obligations hereunder or under any of the other Loan Documents, or the Intercreditor Agreement or the Lender Agreement).

      "Federal Funds Effective Rate" shall mean, for any day, the rate per annum (rounded upward to the nearest one one-hundredth of one percent (1/100 of 1%)) announced by the Federal Reserve Bank of New York (or any successor) on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank (or any successor) in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate" as of the Closing Date.

      "Financial Officer" shall mean any of the following officers: chief executive officer, president, chief financial officer or treasurer. Unless otherwise qualified, all references to a Financial Officer in this Agreement shall refer to a Financial Officer of US Borrower.

      "Fixed Rate Loan" shall mean a US Eurodollar Loan, an Alternate Currency Loan, a Canadian Eurodollar Loan or a CAD CDOR Loan.

      "Fronting Lender" shall mean, as to any Letter of Credit transaction hereunder, Agent as issuer of the Letter of Credit, or, in the event that Agent either shall be unable to issue or shall agree that another US Lender may issue, a Letter of Credit, such other US Lender as shall agree to issue the Letter of Credit in its own name, but on behalf of the US Lenders hereunder.

      "GAAP" shall mean generally accepted accounting principles in the United States as then in effect, which shall include the official interpretations thereof by the Financial Accounting Standards Board, applied on a basis consistent with the past accounting practices and procedures of US Borrower; provided that, when used with respect to any Company organized under the laws of Canada, "GAAP" shall mean generally accepted accounting principles in Canada as approved by the Canadian Institute of Chartered Accountants in effect from time to time applied on a basis consistent with the past accounting practices and procedures of such Company.

      "Governmental Authority" shall mean any nation or government, any state, province or territory or other political subdivision thereof, any governmental agency, department, authority, instrumentality, regulatory body, court, central bank or other governmental entity exercising executive, legislative, judicial, taxing, regulatory or administrative functions of or pertaining to government, any securities exchange and any self-regulatory organization.

      "Guarantor" shall mean a Person that shall have pledged its credit or property in any manner for the payment or other performance of the indebtedness, contract or other obligation of another and includes (without limitation) any guarantor (whether of payment or of collection), surety, co-maker, endorser or Person that shall have agreed conditionally or otherwise to make any purchase, loan or investment in order thereby to enable another to prevent or correct a default of any kind.

      "Guarantor of Payment" shall mean MIX, which is executing and delivering a Guaranty of Payment on the Closing Date, or any other Person that shall deliver a Guaranty of Payment to Agent subsequent to the Closing Date.

      "Guaranty of Payment" shall mean the Parent Guaranty of Payment and each other Guaranty of Payment executed and delivered on or after the Closing Date in connection with this Agreement, as the same may from time to time be amended, restated or otherwise modified.

      "Hedge Agreement" shall mean any (a) hedge agreement, interest rate swap, basis swap agreement, cap, collar or floor agreement, or other interest rate management device (including forward rate agreements) entered into by a Company with any Person in connection with any Indebtedness of such Company; (b) currency swap agreement, forward currency purchase agreement or similar arrangement or agreement designed to protect against fluctuations in currency exchange rates entered into by a Company with any Person; or (c) forward commodity purchase agreement or similar agreement or arrangement designed to protect against fluctuations in raw material or other commodity prices entered into by a Company with any Person.

      "Indebtedness" shall mean, for any Company (excluding in all cases trade payables payable in the ordinary course of business by such Company), without duplication, (a) all obligations to repay borrowed money, direct or indirect, incurred or assumed, (b) all obligations for the deferred purchase price of capital assets, (c) all obligations under conditional sales or other title retention agreements, (d) all obligations (contingent or otherwise) under any letter of credit or banker's acceptance, (e) all net obligations (on a mark-to-market basis) under any currency swap agreement, interest rate swap, cap, collar or floor agreement or other interest rate management device or any Hedge Agreement, (f) all synthetic leases, (g) all capital lease obligations that have been or should be capitalized on the books of such Company in accordance with GAAP, (h) all obligations of such Company with respect to asset securitization financing programs, (i) all obligations to advance funds to, or to purchase assets, property or services from, any other Person in order to maintain the financial condition of such Person, (j) any other transaction (including forward sale or purchase agreements) having the commercial effect of a borrowing of money entered into by such Company to finance its operations or capital requirements, and (k) any guaranty of any obligation described in subpart (a) through (j) hereof.

      "Intercreditor Agreement" shall mean the Intercreditor Agreement, dated as of the Closing Date among Agent, for the benefit of and on behalf of the Lenders, and the Noteholders, as the same may from time to time be amended, restated or otherwise modified.

      "Interest Adjustment Date" shall mean the last day of each Interest
Period.

      "Interest Period" shall mean:

            (a) with respect to any US Fixed Rate Loan, the period commencing on the date such US Fixed Rate Loan is made and ending on the last day of such period, as selected by US Borrower pursuant to the provisions hereof, and, thereafter (unless, with respect to a US Eurodollar Loan, such US Fixed Rate Loan is converted to a US Base Rate Loan), each subsequent period commencing on the day after the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by US Borrower pursuant to the provisions hereof. The duration of each Interest Period for a US Fixed Rate Loan shall be one month, two months, three months or six months (or, if available from all of the US Lenders, as determined by Agent and the US Lenders, in their sole but reasonable discretion, twelve months), in each case as US Borrower may select upon notice, as set forth in Section 2.6 hereof; provided that (i) if US Borrower shall fail to so select the duration of any Interest Period for a US Eurodollar Loan at least three Business Days prior to the Interest Adjustment Date applicable to such US Eurodollar Loan, US Borrower shall be deemed to have converted such US Fixed Rate Loan to a US Base Rate Loan at the end of the then current Interest Period; and (ii) each Alternate Currency Loan must be repaid on the last day of the Interest Period applicable thereto; and

            (b) with respect to a Canadian Fixed Rate Loan, the period commencing on the date such Canadian Fixed Rate Loan is made and ending on the last day of such period, as selected by Canadian Borrower pursuant to the provisions hereof, and, thereafter (unless such Canadian Fixed Rate Loan is converted to a Canadian Base Rate Loan), each subsequent period commencing on the day after the last day of the immediately preceding Interest Period and ending on the last day of such period, as selected by Canadian Borrower pursuant to the provisions hereof. The duration of each Interest Period for a Canadian Fixed Rate Loan shall be one month, two months, three months or six months (or, if available from all of the Canadian Lenders, as determined by Agent and the Canadian Lenders, in their sole but reasonable discretion, twelve months), in each case as Canadian Borrower may select upon notice, as set forth in Section 2.6 hereof; provided that (i) if Canadian Borrower shall fail to so select the duration of any Interest Period at least three Business Days prior to the Interest Adjustment Date applicable to such Canadian Fixed Rate Loan, Canadian Borrower shall be deemed to have converted such Canadian Fixed Rate Loan to a Canadian Base Rate Loan at the end of the then current Interest Period and (ii) each Canadian Eurodollar Loan must be repaid on the last day of the Interest Period applicable thereto.

      "Largest Other Shareholder" shall mean, with respect to Voting Shares of US Borrower having Special Voting Power or Ordinary Voting Power, the person (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the Closing Date) or related persons constituting a group (as such term is used in Rule 13d-5 under the Exchange Act as in effect on the Closing Date), other than the Smucker Family, possessing Voting Shares of US Borrower with the greatest Special Voting Power or the greatest Ordinary Voting Power, as the case may be.

      "Lender Agreement" shall mean that certain Lender Agreement, dated as of the Closing Date, between Agent, on behalf of the US Lenders, and Canadian Funding Agent, on behalf of the Canadian Lenders, as the same may from time to time be amended, restated or otherwise modified.

      "Lease Rentals" shall mean for any period, the sum of the minimum amount of rental and other obligations required to be paid during such period by a Company as lessee under all leases of real or personal property (other than capital leases), excluding any amounts required to be paid by the lessee (whether or not therein designated as rental or additional rental) (a) that are on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, or (b) that are based on profits, revenues or sales realized by the lessee from the leased property or otherwise based on the performance of the lessee.

      "Letter of Credit" shall mean a commercial documentary letter of credit or standby letter of credit that shall be issued by the Fronting Lender for the account of US Borrower, including amendments thereto, if any, and shall have an expiration date no later than the earlier of (a) one year after its date of issuance, or (b) thirty (30) days prior to the last day of the Commitment Period.

      "Letter of Credit Commitment" shall mean the commitment of the Fronting Lender, on behalf of the US Lenders, to issue Letters of Credit in an aggregate face amount of up to Twenty-Five Million Dollars ($25,000,000).

      "Letter of Credit Exposure" shall mean, at any time, the Dollar Equivalent of the sum of (a) the aggregate undrawn face amount of all issued and outstanding Letters of Credit, and (b) the aggregate of the draws made on Letters of Credit that have not been reimbursed by US Borrower or converted to a US Revolving Loan pursuant to Section 2.2(b) hereof.

      "Leverage Ratio" shall mean, at any time, as determined on a Consolidated basis and in accordance with GAAP, the ratio of (a) Consolidated Total Indebtedness (for the most recently completed fiscal quarter of US Borrower) to
(b) Consolidated EBITDA (for the most recently completed four fiscal quarters of US Borrower).

      "Lien" shall mean any mortgage, security interest, lien (statutory or other), deemed trust, charge, assignment, hypothecation, encumbrance on, pledge or deposit of, or conditional sale, leasing (other than operating leases), sale with a right of redemption or other title retention agreement and any capitalized lease with respect to any property (real or personal) or asset.

      "Loan" shall mean a US Revolving Loan or a US Swing Loan granted to US Borrower by the US Lenders in accordance with Section 2.2(a) or 2.2(c) hereof, or a Canadian Revolving Loan or a Canadian Swing Loan granted to Canadian Borrower by the Canadian Lenders in accordance with Section 2.3(a) or 2.3(b) hereof.

      "Loan Documents" shall mean, collectively, this Agreement, each Note, each Guaranty of Payment, all documentation relating to each Letter of Credit, the Agent Fee Letter and the Closing Fee Letter, as any of the foregoing may from time to time be amended, restated or otherwise modified or replaced, and any other document delivered pursuant thereto.

      "Long-Term Funded Debt" shall mean, with respect to any Person, all Debt of such Person which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, one year or more from, or is directly or indirectly renewable or extendible at the option of the obligor in respect thereof to a date one year or more (including, without limitation, an option of such obligor under a revolving credit or similar agreement obligating the lender or lenders to extend credit over a period of one year or more) from, the date of the creation thereof.

      "Material Adverse Effect" shall mean a material adverse effect on (a) the business, operations, affairs, financial condition, assets or property of the Companies taken as a whole, (b) the ability of US Borrower or Canadian Borrower to perform its obligations under this Agreement or any of the other Loan Documents, (c) the ability of any Guarantor of Payment to perform its obligations under its Guaranty of Payment, or (d) the validity or enforceability of this Agreement or any of the other Loan Documents.

      "Material Indebtedness Agreement" shall mean any debt instrument, lease (capital, operating or otherwise), guaranty, contract, commitment, agreement or other arrangement evidencing any Indebtedness of any Company or the Companies in excess of the amount of Fifteen Million Dollars ($15,000,000).

      "Maximum Amount" shall mean, for each Lender, the amount set forth opposite such Lender's name under the column headed "Maximum Amount" as set forth on Schedule 1 hereto, subject to decreases determined pursuant to Section 2.9(d) hereof and assignments of interests pursuant to Section 10.10 hereof; provided, however, that the Maximum Amount for the US Swing Line Lender shall exclude the US Swing Line Commitment and the Maximum Amount for the Canadian Swing Line Lender shall exclude the Canadian Swing Line Commitment.

      "Maximum Canadian Revolving Amount" shall mean the CAD Equivalent of Seventy Million Dollars ($70,000,000), as such amount may be reduced pursuant to
Section 2.9(d) hereof.

      "Maximum US Revolving Amount" shall mean One Hundred Ten Million Dollars ($110,000,000), as such amount may be reduced pursuant to Section 2.9(d) hereof.

      "MIX" shall mean International Multifoods Corporation, a Delaware corporation, formerly known as MIXAcquisition Corporation, and its successors and assigns.

      "Multiemployer Plan" shall mean a Pension Plan that is subject to the requirements of Subtitle E of Title IV of ERISA.

      "Net Proceeds Amount" shall mean, with respect to any sale, lease, transfer or other disposition of any property by any Person, an amount equal to the difference of (a) the aggregate amount of the consideration (valued at the fair market value of such consideration at the time of the consummation of such sale, lease, transfer or other disposition) received by such Person in respect of such sale, lease, transfer or other disposition, minus (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Person in connection with such sale, lease, transfer or other disposition.

      "Note" shall mean a Revolving Credit Note or a Swing Line Note, or any other promissory note delivered pursuant to this Agreement.

      "Note Purchase Agreement" shall mean, collectively, (a) those certain Note Purchase Agreements, each dated as of June 16, 1999, among US Borrower and each of the Purchasers (as defined therein), as amended through the date of this Agreement, relating to $75,000,000 of 6.77% Senior Notes due June 1, 2009; (b) those certain Note Purchase Agreements, each dated as of August 23, 2000, among US Borrower and each of the Purchasers (as defined therein), as amended through the date of this Agreement, relating to (i) $17,000,000 of 7.70% Series A Senior Notes due September 1, 2005, (ii) $33,000,000 of 7.87% Series B Senior Notes due September 1, 2007, and (iii) $10,000,000 of 7.94% Series C Senior Notes due September 1, 2010; (c) that certain Note Purchase Agreement, dated as of May 27, 2004, among US Borrower and each of the Purchasers (as defined therein), relating to $100,000,000 of 4.78% Senior Notes due June 1, 2014; and (d) any other similar public or private debt instrument or agreement that meets the definition of Material Indebtedness Agreement; as each of the foregoing may from time to time be further amended, restated or otherwise modified or replaced.

      "Noteholders" shall mean the Purchasers as respectively defined in the Note Purchase Agreements under the Note Purchase Agreements.

      "Notice of Loan" shall mean a Notice of Loan in the form of the attached Exhibit E.

      "Obligations" shall mean, collectively, (a) all Indebtedness and other obligations incurred by Borrowers to Agent, the Fronting Lender, the US Swing Line Lender, the Canadian Swing Line Lender or any Lender pursuant to this Agreement, and includes the principal of and interest on all Loans and all obligations pursuant to Letters of Credit, (b) each extension, renewal or refinancing thereof in whole or in part, and (c) the facility fees, utilization fees, the other fees and any prepayment fees payable hereunder, and all fees and charges in connection with Letters of Credit.

      "Ordinary Voting Power" shall mean the Voting Power attributable to all Voting Shares of US Borrower entitled to voting rights for purposes of electing directors of US Borrower.

      "Organizational Documents" shall mean, with respect to any Person (other than an individual), such Person's Articles (Certificate) of Incorporation, operating agreement or equivalent formation documents, and Regulations (Bylaws), or equivalent governing documents, and any amendments to any of the foregoing.

      "Other Taxes" shall mean any and all present or future stamp or documentary taxes or any other excise, ad valorem or property taxes, goods and services taxes, harmonized sales taxes and other sales taxes, use taxes, value added taxes, charges or similar taxes or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement, any other Loan Document, the Intercreditor Agreement or the Lender Agreement.

      "Overall Commitment Percentage" shall mean a Lender's percentage of the Total Commitment Amount based upon such Lender's Maximum Amount of the Total Commitment Amount.

      "Parent Guaranty of Payment" shall mean the Guaranty of Payment executed and delivered by US Borrower with respect to Canadian Borrower, as the same may from time to time be amended, restated or otherwise modified.

      "PBGC" shall mean the Pension Benefit Guaranty Corporation, or its successor.

      "Pension Plan" shall mean an ERISA Plan that is a "pension plan" (within the meaning of ERISA Section 3(2)).

      "Person" shall mean any individual, sole proprietorship, partnership, joint venture, unincorporated organization, corporation, limited liability company, unlimited liability company, institution, trust, estate, government or other agency or political subdivision thereof or any other entity.

      "Prime Rate" shall mean the interest rate established from time to time by Agent as Agent's prime rate, whether or not such rate shall be publicly announced; the Prime Rate may not be the lowest interest rate charged by Agent for commercial or other extensions of credit. Each change in the Prime Rate shall be effective immediately from and after such change.

      "Property Reinvestment Application" shall mean, with respect to any sale, lease, transfer or other disposition of property, the satisfaction of each of the following conditions:

            (a) an amount equal to the Net Proceeds Amount with respect to such sale, lease, transfer or other disposition shall have been applied to the acquisition by the Company making such sale, lease, transfer or other disposition, of property that, upon such acquisition, is unencumbered by any Lien (other than Liens described in Section 5.9(a) through (f) hereof) and that:

                  (i) constitutes property that is (A) properly classifiable under GAAP as non-current to the extent that such proceeds are derived from the sale, lease, transfer or other disposition of property that was properly classifiable as non-current, and otherwise properly classifiable as either current or non-current, and (B) to be used in the ordinary course of business of such Company, or

                  (ii) constitutes equity interests of a Person that shall be, on or prior to the time of such acquisition, a Company, and that shall invest the proceeds of such acquisition in property of the nature described in the immediately preceding subsection (i); and

            (b) US Borrower shall have delivered a certificate of a Financial Officer to Agent identifying the property that was the subject of such sale, lease, transfer or other disposition, the value of such property, and the nature, terms, amount and application of the proceeds from the sale, lease, transfer or other disposition.

      "Regularly Scheduled Payment Date" shall mean the last day of each January, April, July and October of each year.

      "Related Writing" shall mean each Loan Document and any other assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by any Credit Party, or any of its officers, to Agent or the Lenders pursuant to or otherwise in connection with this Agreement.

      "Reportable Event" shall mean a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

      "Request for Extension" shall mean a notice, substantially in the form of the attached Exhibit H.

      "Required Lenders" shall mean the holders of at least fifty-one percent (51%) of the Total Commitment Amount, or, if the US Commitment and the Canadian Commitment shall have expired or been terminated, the holders of at least fifty-one percent (51%), based upon each Lender's Applicable Commitment Percentages, of the sum of (i) the aggregate principal amount outstanding on the Loans (other than the Swing Loans), and (ii) the Letter of Credit Exposure and the Swing Line Exposure (including, in each case, the aggregate amount of each Lender's risk participation and funded participation in Letters of Credit and Swing Loans).

      "Requirement of Law" shall mean, as to any Person, any law, treaty, rule or regulation or determination or policy statement or interpretation of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property and having the force of law.

      "Reserve Percentage" shall mean for any day that percentage (expressed as a decimal) that is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Cleveland, Ohio, in respect of Eurocurrency Liabilities. The Derived LIBOR Fixed Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Percentage.

      "Revolving Credit Exposure" shall mean, at any time, the sum of (a) the US Revolving Exposure, and (b) the Canadian Revolving Exposure.

      "Revolving Credit Note" shall mean a US Revolving Credit Note or a Canadian Revolving Credit Note.

      "Revolving Loan" shall mean a US Revolving Loan or a Canadian Revolving Loan.

      "Sale/Leaseback Transaction" shall mean a transaction or series of transactions pursuant to which a Company shall sell or transfer to any Person (other than another Company) any property, whether now owned or hereafter acquired, and, as part of the same transaction or series of transactions, a Company shall rent or lease as lessee (other than pursuant to a capital lease), or similarly acquire the right to possession or use of, such property or one or more properties which such Company intends to use for the same purpose or purposes as such property.

      "SEC" shall mean the United States Securities and Exchange Commission, or any governmental body or agency succeeding to any of its principle functions.

      "Smucker Family" shall mean Timothy P. Smucker, Richard K. Smucker, Susan Smucker Wagstaff and Marcella Smucker Clark, and any member of their immediate families, heirs, legatees, descendants and blood relatives to the fifth degree of consanguinity of such individual, or any trustees or trusts (or other entity created for estate planning purposes) established for their benefit or the benefit of the members of their immediate families and lineal descendants.

      "Special Voting Power" shall mean Voting Power attributable to those Voting Shares of US Borrower entitled to the special voting rights set forth in Division II, Section 2(a) of the Amended Articles of Incorporation of US Borrower.

      "Subordinated" shall mean, as applied to Indebtedness or Debt, Indebtedness or Debt, as the case may be, that shall have been subordinated (by written terms or written agreement being, in either case, in form and substance satisfactory to Agent and the Required Lenders) in favor of the prior payment in full of the Obligations.

      "Subsidiary" of a Company shall mean (a) a corporation more than fifty percent (50%) of the Voting Power of which is owned, directly or indirectly, by such Company or by one or more other subsidiaries of such Company or by such Company and one or more subsidiaries of such Company, (b) a partnership, limited liability company or unlimited liability company of which such Company, one or more other subsidiaries of such Company or such Company and one or more subsidiaries of such Company, directly or indirectly, is a general partner or managing member, as the case may be, or otherwise has an ownership interest greater than fifty percent (50%) of all of the ownership interests in such partnership, limited liability company or unlimited liability company, or (c) any other Person (other than a corporation, partnership, limited liability company or unlimited liability company) in which such Company, one or more other subsidiaries of such Company or such Company and one or more subsidiaries of such Company, directly or indirectly, has at least a majority interest in the Voting Power or the power to elect or direct the election of a majority of directors or other governing body of such Person.

      "Swing Line Exposure" shall mean, at any time, the sum of (a) the US Swing Line Exposure, and (b) the Canadian Swing Line Exposure.

      "Swing Line Note" shall mean the US Swing Line Note or the Canadian Swing Line Note.

      "Swing Loan" shall mean a US Swing Loan or a Canadian Swing Loan.

      "Swing Loan Maturity Date" shall mean, with respect to any Swing Loan, the earlier of (a) thirty (30) days after the date such Swing Loan is made, or (b) the last day of the Commitment Period.

      "Taxes" shall mean any and all present or future taxes of any kind, including but not limited to, levies, imposts, duties, charges, fees, deductions or withholdings now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority (together with any interest, penalties, additions to taxes or similar liabilities with respect thereto) other than Excluded Taxes.

      "Total Commitment Amount" shall mean the principal amount of One Hundred Eighty Million Dollars ($180,000,000) (or such lesser amount as shall be determined pursuant to Section 2.9(d) hereof).

      "US Base Rate" shall mean a rate per annum equal to the greater of (a) the Prime Rate or (b) one-half of one percent (.50%) in excess of the Federal Funds Effective Rate. Any change in the US Base Rate shall be effective immediately from and after such change in the US Base Rate.

      "US Base Rate Loan" shall mean a US Revolving Loan described in Section 2.2(a) hereof that shall be denominated in Dollars and on which US Borrower shall pay interest at a rate based on the US Base Rate.

      "US Commitment" shall mean the obligation hereunder of the US Lenders, during the Commitment Period, to make Loans and issue Letters of Credit pursuant to the US Revolving Credit Commitments, up to the Maximum US Revolving Amount.

      "US Eurodollar Loan" shall mean a US Revolving Loan described in Section 2.2(a) hereof that shall be denominated in Dollars and on which US Borrower shall pay interest at a rate based upon the Derived LIBOR Fixed Rate applicable to Eurodollars.

      "US Fixed Rate Loan" shall mean a US Eurodollar Loan or an Alternate Currency Loan.

      "US Lender" shall mean each Lender that is designated as a US Lender on
Schedule 1 hereto.

      "US Revolving Credit Commitment" shall mean the obligation hereunder, during the Commitment Period, of (a) each US Lender to make US Revolving Loans up to the Maximum Amount for such US Lender, (b) the Fronting Lender to issue and each US Lender to participate in Letters of Credit pursuant to the Letter of Credit Commitment, and (c) the US Swing Line Lender to make and each US Lender to participate in US Swing Loans pursuant to the US Swing Line Commitment.

      "US Revolving Credit Note" shall mean a US Revolving Credit Note executed and delivered pursuant to Section 2.5(a) hereof.

      "US Revolving Exposure" shall mean the sum of (a) the aggregate principal amount of all US Revolving Loans outstanding, (b) the US Swing Line Exposure, and (c) the Letter of Credit Exposure.

      "US Revolving Loan" shall mean a US Base Rate Loan, a US Eurodollar Loan or an Alternate Currency Loan granted to US Borrower in accordance with Section 2.2(a) hereof.

      "US Swing Line" shall mean the credit facility established by the US Swing Line Lender for US Borrower in accordance with Section 2.2(c) hereof.

      "US Swing Line Commitment" shall mean the commitment of the US Swing Line Lender to make US Swing Loans to US Borrower up to the aggregate amount at any time outstanding of Fifteen Million Dollars ($15,000,000).

      "US Swing Line Exposure" shall mean, at any time, the aggregate principal amount of all US Swing Loans outstanding.

      "US Swing Line Lender" shall mean KeyBank National Association, as holder of the US Swing Line Commitment.

      "US Swing Line Note" shall mean the US Swing Line Note executed and delivered pursuant to Section 2.5(b) hereof.

      "US Swing Loan" shall mean a loan that shall be denominated in Dollars granted to US Borrower by the US Swing Line Lender under the US Swing Line.

      "Voting Power" shall mean, with respect to any Person, the exclusive ability to control, through the ownership of shares of capital stock, partnership interests, membership interests or otherwise, the election of members of the board of directors or other similar governing body of such Person. The holding of a designated percentage of Voting Power of a Person means the ownership of shares of capital stock, partnership interests, membership interests or other interests of such Person sufficient to control exclusively the election of that percentage of the members of the board of directors or similar governing body of such Person.

      "Voting Share" shall mean a share of capital stock of any class or classes of a Person the holders of which are ordinarily, in the absence of contingencies, entitled to elect corporate directors (or Persons performing similar functions).

      "Welfare Plan" shall mean an ERISA Plan that is a "welfare plan" within the meaning of ERISA Section 3(l).

      "Wholly-Owned Subsidiary" shall mean, with respect to any Person, any corporation, limited liability company, unlimited liability company or other entity, all of the securities or other ownership interest of which having ordinary Voting Power to elect a majority of the board of directors, or other persons performing similar functions, are at the time directly or indirectly owned by such Person.

      Section 1.2. Accounting Terms. Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by GAAP.

      Section 1.3. Terms Generally. The foregoing definitions shall be applicable to the singular and plurals of the foregoing defined terms.

                     ARTICLE II. AMOUNT AND TERMS OF CREDIT

      Section 2.1. Amount and Nature of Credit.

      (a) Subject to the terms and conditions of this Agreement, the Applicable Lenders, during the Commitment Period and to the extent hereinafter provided, shall make Loans to Borrowers, participate in Swing Loans made by the US Swing Line Lender to US Borrower or the Canadian Swing Line Lender to Canadian Borrower, and issue or participate in Letters of Credit at the request of US Borrower, in such aggregate amount as Borrowers shall request pursuant to the Commitment; provided, however, that in no event shall the Revolving Credit Exposure be in excess of the Total Commitment Amount.

      (b) Each US Lender, for itself and not one for any other, agrees to make US Revolving Loans, make or participate in US Swing Loans, and issue or participate in Letters of Credit, during the Commitment Period, on such basis that, immediately after the completion of any borrowing by US Borrower or the issuance of a Letter of Credit:

            (i) the Dollar Equivalent of the aggregate outstanding principal amount of US Revolving Loans made by such US Lender, when combined with such US Lender's pro rata share of the Letter of Credit Exposure and the US Swing Line Exposure, shall not be in excess of the Maximum Amount for such US Lender; and

            (ii) the aggregate principal amount of US Revolving Loans made by such US Lender shall represent that percentage of the aggregate principal amount then outstanding on all US Revolving Loans that shall be such US Lender's Applicable Commitment Percentage. Each borrowing (other than US Swing Loans) from the US Lenders hereunder shall be made pro rata according to the respective Applicable Commitment Percentages of the US Lenders.

      (c) Each Canadian Lender, for itself and not one for any other, agrees to make Canadian Revolving Loans and make or participate in Canadian Swing Loans, during the Commitment Period, on such basis that, immediately after the completion of any borrowing by Canadian Borrower:

            (i) the Dollar Equivalent of the aggregate outstanding principal amount of Canadian Revolving Loans made by such Canadian Lender, when combined with such Canadian Lender's pro rata share of the Canadian Swing Line Exposure, shall not be in excess of the Maximum Amount for such Canadian Lender; and

            (ii) the aggregate principal amount of Canadian Revolving Loans made by such Canadian Lender shall represent that percentage of the aggregate principal amount then outstanding on all Canadian Revolving Loans that shall be such Canadian Lender's Applicable Commitment Percentage. Each borrowing (other than Canadian Swing Loans) from the Canadian Lenders hereunder shall be made pro rata according to the respective Applicable Commitment Percentages of the Canadian Lenders.

      (d) The Loans may be made as US Revolving Loans as described in Section 2.2(a) hereof, Canadian Revolving Loans as described in Section 2.3(a) hereof, US Swing Loans as described in Section 2.2(c) hereof, Canadian Swing Loans as described in Section 2.3(b) hereof, and Letters of Credit may be issued in accordance with Section 2.2(b) hereof.

      Section 2.2. US Revolving Credit.

      (a) US Revolving Loans. Subject to the terms and conditions of this Agreement, during the Commitment Period, the US Lenders shall make a US Revolving Loan or US Revolving Loans to US Borrower in such amount or amounts as US Borrower may from time to time request, but not exceeding in the aggregate principal amount at any time outstanding hereunder the Maximum US Revolving Amount, when such US Revolving Loans are combined with the Letter of Credit Exposure and the US Swing Line Exposure; provided, however, that US Borrower shall not request any Alternate Currency Loan (and the US Lenders shall not be obligated to make an Alternate Currency Loan) if, after giving effect thereto, the Alternate Currency Exposure would exceed the Alternate Currency Maximum Amount. US Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow US Revolving Loans, maturing on the last day of the Commitment Period, by means of any combination of US Base Rate Loans, US Eurodollar Loans or Alternate Currency Loans. With respect to each Alternate Currency Loan, subject to the other provisions of this Agreement, US Borrower shall receive all of the proceeds of such Alternate Currency Loan in one Alternate Currency and repay such Alternate Currency Loan in the same Alternate Currency. Subject to the provisions of this Agreement, US Borrower shall be entitled under this Section 2.2(a) to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

      (b) Letters of Credit.

            (i) Generally. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Fronting Lender shall, in its own name, on behalf of the US Lenders, issue such Letters of Credit for the account of US Borrower and any other Company (with US Borrower being liable to the US Lenders for reimbursement of such Letters of Credit), as US Borrower may from time to time request. US Borrower shall not request any Letter of Credit (and the Fronting Lender shall not be obligated to issue any Letter of Credit) if, after giving effect thereto, (A) the Letter of Credit Exposure would exceed the Letter of Credit Commitment,
      (B) the US Revolving Credit Exposure would exceed the Maximum US Revolving Amount, or (C) with respect to a request for a Letter of Credit to be issued in an Alternate Currency, the Alternate Currency Exposure would exceed the Alternate Currency Maximum Amount. The issuance of each Letter of Credit shall confer upon each US Lender the benefits and liabilities of a participation consisting of an undivided pro rata interest in the Letter of Credit to the extent of such US Lender's Applicable Commitment Percentage.

            (ii) Request for Letter of Credit. Each request for a Letter of Credit shall be delivered to Agent (and to the Fronting Lender, if the Fronting Lender is a Lender other than Agent) by an Authorized Officer not later than 11:00 A.M. (Eastern time) three Business Days prior to the day upon which the Letter of Credit is to be issued. Each such request shall be in a form acceptable to Agent (and the Fronting Lender, if the Fronting

      Lender is a Lender other than Agent) and shall specify the face amount thereof, whether such Letter of Credit shall be a commercial documentary or a standby Letter of Credit, the account party, the beneficiary, the intended date of issuance, the expiry date thereof, the Alternate Currency or Canadian Dollars, if other than Dollars are requested, and the nature of the transaction to be supported thereby. Concurrently with each such request, US Borrower shall execute and deliver to the Fronting Lender an appropriate application and agreement, being in the standard form of the Fronting Lender for such letters of credit, as amended to conform to the provisions of this Agreement if required by Agent. Agent shall give the Fronting Lender and each US Lender notice of each such request for a Letter of Credit.

            (iii) Commercial Documentary Letters of Credit. With respect to each Letter of Credit that shall be a commercial documentary letter of credit and the drafts thereunder, US Borrower agrees to (A) pay to Agent, for the pro rata benefit of the US Lenders, a non-refundable commission based upon the face amount of such Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, at a rate per annum equal to the Applicable Margin (in effect on the date such payment is to be made) times the face amount of such Letter of Credit; (B) pay to Agent, for the sole benefit of the Fronting Lender, an additional Letter of Credit fee, which shall be paid on the date that any draw shall be made on such Letter of Credit, at the rate of one-eighth percent (1/8%) of the amount drawn under such Letter of Credit; and (C) pay to Agent, for the sole benefit of the Fronting Lender, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are generally charged by the Fronting Lender under its fee schedule as in effect from time to time.

            (iv) Standby Letters of Credit. With respect to each Letter of Credit that shall be a standby letter of credit and the drafts thereunder, if any, US Borrower agrees to (A) pay to Agent, for the pro rata benefit of the US Lenders, a non-refundable commission based upon the face amount of such Letter of Credit, which shall be paid quarterly in arrears, on each Regularly Scheduled Payment Date, at a rate per annum equal to the Applicable Margin (in effect on the date such payment is to be made) times the face amount of such Letter of Credit; (B) pay to Agent, for the sole benefit of the Fronting Lender, an additional Letter of Credit fee, which shall be paid on each date that such Letter of Credit shall be issued, amended or renewed at the rate of one-eighth percent (1/8%) of the face amount of such Letter of Credit; and (C) pay to Agent, for the sole benefit of the Fronting Lender, such other issuance, amendment, negotiation, draw, acceptance, telex, courier, postage and similar transactional fees as are generally charged by the Fronting Lender under its fee schedule as in effect from time to time.

            (v) Refunding of Letters of Credit with Revolving Loans. Whenever a Letter of Credit shall be drawn, US Borrower shall immediately reimburse the Fronting Lender for the amount drawn. In the event that the amount drawn shall not have been reimbursed by US Borrower within one Business Day of the drawing of such Letter of Credit, at the sole option of Agent (and the Fronting Lender, if the Fronting Lender is a Lender other than Agent), US Borrower shall be deemed to have requested a US

      Revolving Loan, subject to the provisions of Sections 2.2(a) and 2.6 hereof (other than the requirement set forth in Section 2.6(d) hereof), in the amount drawn. Such US Revolving Loan shall be evidenced by the US Revolving Credit Notes (or, if a US Lender has not requested a US Revolving Credit Note, by the records of Agent and such US Lender). Each US Lender agrees to make a US Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Each US Lender acknowledges and agrees that its obligation to make a US Revolving Loan pursuant to
      Section 2.2(a) hereof when required by this subsection (v) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to Agent, for the account of the Fronting Lender, of the proceeds of such US Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the US Revolving Credit Commitment of such US Lender shall have been reduced or terminated. US Borrower irrevocably authorizes and instructs Agent to apply the proceeds of any borrowing pursuant to this subsection (v) to reimburse, in full (other than the Fronting Lender's pro rata share of such borrowing), the Fronting Lender for the amount drawn on such Letter of Credit. Each such US Revolving Loan shall be deemed to be a US Base Rate Loan unless otherwise requested by and available to US Borrower hereunder. Each US Lender is hereby authorized to record on its records relating to its US Revolving Credit Note (or, if such US Lender has not requested a US Revolving Credit Note, its records relating to US Revolving Loans) such US Lender's pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

            (vi) Participation in Letters of Credit. If, for any reason, Agent (or the Fronting Lender if the Fronting Lender shall be a Lender other than Agent) shall be unable to or, in the opinion of Agent, it shall be impracticable to, convert any Letter of Credit to a US Revolving Loan pursuant to the preceding subsection, Agent (or the Fronting Lender if the Fronting Lender is a Lender other than Agent) shall have the right to request that each US Lender purchase a participation in the amount due with respect to such Letter of Credit, and Agent shall promptly notify each US Lender thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action, the Fronting Lender hereby agrees to grant to each US Lender, and each US Lender hereby agrees to acquire from the Fronting Lender, an undivided participation interest in the amount due with respect to such Letter of Credit in an amount equal to such US Lender's Applicable Commitment Percentage of the principal amount due with respect to such Letter of Credit. In consideration and in furtherance of the foregoing, each US Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to Agent, for the account of the Fronting Lender, such US Lender's ratable share of the amount due with respect to such Letter of Credit (determined in accordance with such US Lender's Applicable Commitment Percentage). Each US Lender acknowledges and agrees that its obligation to acquire participations in the amount due under any Letter of Credit that is drawn but not reimbursed by US Borrower pursuant to this subsection (vi) shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the US Revolving Credit Commitment of such US Lender shall have been reduced or terminated. Each US Lender shall comply with its obligation under this subsection (vi) by wire transfer of immediately available funds, in the same manner as provided in Section 2.6 hereof with respect to US Revolving Loans. Each US Lender is hereby authorized to record on its records such US Lender's pro rata share of the amounts paid and not reimbursed on the Letters of Credit.

      (c) US Swing Loans.

            (i) Generally. Subject to the terms and conditions of this Agreement, during the Commitment Period, the US Swing Line Lender shall make a US Swing Loan or US Swing Loans to US Borrower in such amount or amounts as US Borrower, through an Authorized Officer, may from time to time request; provided that US Borrower shall not request any US Swing Loan if, after giving effect thereto, (A) the US Revolving Credit Exposure would exceed the Maximum US Revolving Amount, or (B) the US Swing Line Exposure would exceed the US Swing Line Commitment. Each US Swing Loan shall be due and payable on the Swing Loan Maturity Date applicable thereto. Each US Swing Loan shall be made in Dollars.

            (ii) Refunding of US Swing Loans. If the US Swing Line Lender so elects, by giving notice to US Borrower and the US Lenders, US Borrower agrees that the US Swing Line Lender shall have the right, in its sole discretion, to require that any US Swing Loan be refinanced as a US Revolving Loan. Such US Revolving Loan shall be a US Base Rate Loan unless otherwise requested by and available to US Borrower hereunder. Upon receipt of such notice by US Borrower and the US Lenders, US Borrower shall be deemed, on such day, to have requested a US Revolving Loan in the principal amount of the US Swing Loan in accordance with Sections 2.2(a) and 2.6 hereof (other than the requirement set forth in Section 2.6(d) hereof). Each US Lender agrees to make a US Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Such US Revolving Loan shall be evidenced by the US Revolving Credit Notes (or, if a US Lender has not requested a US Revolving Credit Note, by the records of Agent and such US Lender). Each US Lender acknowledges and agrees that such US Lender's obligation to make a US Revolving Loan pursuant to
      Section 2.2(a) hereof when required by this subsection (ii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to Agent, for the account of the US Swing Line Lender, of the proceeds of such US Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the US Revolving Credit Commitment of such US Lender shall have been reduced or terminated. US Borrower irrevocably authorizes and instructs Agent to apply the proceeds of any borrowing pursuant to this subsection (ii) to repay in full such US Swing Loan. Each US Lender is hereby authorized to record on its records relating to its US Revolving Credit Note (or, if such US Lender has not requested a US Revolving Credit Note, its records relating to US Revolving Loans) such US Lender's pro rata share of the amounts paid to refund such US Swing Loan.

            (iii) Participation in US Swing Loans. If, for any reason, Agent is unable to or, in the opinion of Agent, it is impracticable to, convert any US Swing Loan to a US Revolving Loan pursuant to the preceding subsection
      (ii), then on any day that a US Swing Loan is outstanding (whether before or after the maturity thereof), Agent shall have the right to request that each US Lender purchase a participation in such US Swing Loan, and Agent shall promptly notify each US Lender thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action, the US Swing Line Lender hereby agrees to grant to each US Lender, and each US Lender hereby agrees to acquire from the US Swing Line Lender, an undivided participation interest in such US Swing Loan in an amount equal to the Applicable Commitment Percentage of such US Lender of the principal amount of such US Swing Loan. In consideration and in furtherance of the foregoing, each US Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to Agent, for the benefit of the US Swing Line Lender, such US Lender's ratable share of such US Swing Loan (determined in accordance with the Applicable Commitment Percentage of such US Lender). Each US Lender acknowledges and agrees that its obligation to acquire participations in US Swing Loans pursuant to this subsection (iii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the US Revolving Credit Commitment of such US Lender shall have been reduced or terminated. Each US Lender shall comply with its obligation under this subsection (iii) by wire transfer of immediately available funds, in the same manner as provided in Section 2.6 hereof with respect to US Revolving Loans to be made by such US Lender.

      Section 2.3. Canadian Revolving Credit.

      (a) Canadian Revolving Credit. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Canadian Lenders shall make a Canadian Revolving Loan or Canadian Revolving Loans to Canadian Borrower in such amount or amounts as Canadian Borrower may from time to time request, but not exceeding in aggregate principal amount at any time outstanding hereunder the Maximum Canadian Revolving Amount, when such Canadian Revolving Loans are combined with the Canadian Swing Line Exposure. Canadian Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow Canadian Revolving Loans, maturing no later than the last day of the Commitment Period, by means of any combination of Canadian CAD Base Rate Loans, Canadian USD Base Rate Loans, Canadian Eurodollar Loans or CAD CDOR Loans. Subject to the provisions of this Agreement, Canadian Borrower shall be entitled under this
Section 2.3(a) to borrow funds, repay the same in whole or in part and re-borrow hereunder at any time and from time to time during the Commitment Period.

      (b) Canadian Swing Loans.

            (i) Generally. Subject to the terms and conditions of this Agreement, during the Commitment Period, the Canadian Swing Line Lender shall make a Canadian Swing Loan or Canadian Swing Loans to Canadian Borrower in such amount or amounts as Canadian Borrower, through an Authorized Officer or as provided in Section 2.6(a)(ii) hereof, may from time to time request; provided that Canadian Borrower shall not request any Canadian Swing Loan if, after giving effect thereto, (A) the Canadian Revolving Credit Exposure would exceed the Maximum Canadian Revolving Amount, or (B) the Canadian Swing Line Exposure would exceed the Canadian Swing Line Commitment. Each Canadian Swing Loan shall be due and payable on the Swing Loan Maturity Date applicable thereto. Each Canadian Swing Loan shall be made in Dollars or Canadian Dollars.

            (ii) Refunding of Canadian Swing Loans. If the Canadian Swing Line Lender so elects, by giving notice to Canadian Borrower and the Canadian Lenders, Canadian Borrower agrees that the Canadian Swing Line Lender shall have the right, in its sole discretion, to require that any Canadian Swing Loan be refinanced as a Canadian Revolving Loan. Such Canadian Revolving Loan shall be a Canadian Base Rate Loan unless otherwise requested by and available to Canadian Borrower hereunder. Upon receipt of such notice by Canadian Borrower and the Canadian Lenders, Canadian Borrower shall be deemed, on such day, to have requested a Canadian Revolving Loan in the principal amount of the Canadian Swing Loan in accordance with Sections 2.3(a) and 2.6 hereof (other than the requirement set forth in Section 2.6(d) hereof). Each Canadian Lender agrees to make a Canadian Revolving Loan on the date of such notice, subject to no conditions precedent whatsoever. Such Canadian Revolving Loan shall be evidenced by the Canadian Revolving Credit Notes (or, if a Canadian Lender has not requested a Canadian Revolving Credit Note, by the records of Agent or Canadian Funding Agent and such Canadian Lender). Each Canadian Lender acknowledges and agrees that such Canadian Lender's obligation to make a Canadian Revolving Loan pursuant to Section 2.3(a) hereof when required by this subsection (ii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or Event of Default, and that its payment to Canadian Funding Agent, for the account of the Canadian Swing Line Lender, of the proceeds of such Canadian Revolving Loan shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Canadian Revolving Credit Commitment of such Canadian Lender shall have been reduced or terminated. Canadian Borrower irrevocably authorizes and instructs Canadian Funding Agent to apply the proceeds of any borrowing pursuant to this subsection (ii) to repay in full such Canadian Swing Loan. Each Canadian Lender is hereby authorized to record on its records relating to its Canadian Revolving Credit Note (or, if such Canadian Lender has not requested a Canadian Revolving Credit Note, its records relating to Canadian Revolving Loans) such Canadian Lender's pro rata share of the amounts paid to refund such Canadian Swing Loan.

            (iii) Participation in Canadian Swing Loans. If, for any reason, Canadian Funding Agent is unable to or, in the opinion of Canadian Funding Agent, it is impracticable to, convert any Canadian Swing Loan to a Canadian Revolving Loan pursuant to the preceding subsection (ii), then on any day that a Canadian Swing Loan is outstanding (whether before or after the maturity thereof), Canadian Funding Agent shall have the right to request that each Canadian Lender purchase a participation in such Canadian Swing Loan, and Canadian Funding Agent shall promptly notify each Canadian Lender thereof (by facsimile or telephone, confirmed in writing). Upon such notice, but without further action, the Canadian Swing Line Lender hereby agrees to grant to each Canadian Lender, and each Canadian Lender hereby agrees to acquire from the Canadian Swing Line Lender, an undivided participation interest in such Canadian Swing Loan in an amount equal to the Applicable Commitment Percentage of such Canadian Lender of the principal amount of such Canadian Swing Loan. In consideration and in furtherance of the foregoing, each Canadian Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to Canadian Funding Agent, for the benefit of the Canadian Swing Line Lender, such Canadian Lender's ratable share of such Canadian Swing Loan (determined in accordance with the Applicable Commitment Percentage of such Canadian Lender). Each Canadian Lender acknowledges and agrees that its obligation to acquire participations in Canadian Swing Loans pursuant to this subsection (iii) is absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the occurrence and continuance of a Default or an Event of Default, and that each such payment shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever and whether or not the Canadian Revolving Credit Commitment of such Canadian Lender shall have been reduced or terminated. Each Canadian Lender shall comply with its obligation under this subsection (iii) by wire transfer of immediately available funds, in the same manner as provided in Section 2.6 hereof with respect to Canadian Revolving Loans to be made by such Canadian Lender.

      Section 2.4. Interest.

      (a) US Revolving Loans.

            (i) US Base Rate Loan. US Borrower shall pay interest on the unpaid principal amount of a US Base Rate Loan outstanding from time to time from the date thereof until paid at the US Base Rate from time to time in effect. Interest on such US Base Rate Loan shall be payable, commencing July 31, 2004, and on each Regularly Scheduled Payment Date thereafter and at the maturity thereof.

            (ii) US Fixed Rate Loans. US Borrower shall pay interest on the unpaid principal amount of each US Fixed Rate Loan outstanding from time to time, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin), at the Derived LIBOR Fixed Rate. Interest on such US Fixed Rate Loan shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an

      Interest Period shall exceed three months, the interest must be paid every three months, commencing three months from the beginning of such Interest Period).

      (b) US Swing Loans. US Borrower shall pay interest to Agent, for the sole benefit of the US Swing Line Lender (and any US Lender that shall have purchased a participation in such US Swing Loan), on the unpaid principal amount of each US Swing Loan outstanding from time to time from the date thereof until paid at the US Base Rate. Interest on each US Swing Loan shall be payable on the Swing Loan Maturity Date applicable thereto. Each US Swing Loan shall bear interest for a minimum of one day.

      (c) Canadian Revolving Loans

            (i) Canadian CAD Base Rate Loan. Canadian Borrower shall pay interest on the unpaid principal amount of a Canadian CAD Base Rate Loan outstanding from time to time from the date thereof until paid at the Canadian CAD Base Rate from time to time in effect. Interest on such Canadian CAD Base Rate Loan shall be payable, commencing July 31, 2004, and on each Regularly Scheduled Payment Date thereafter and at the maturity thereof.

            (ii) Canadian USD Base Rate Loan. Canadian Borrower shall pay interest on the unpaid principal amount of a Canadian USD Base Rate Loan outstanding from time to time from the date thereof until paid at the Canadian USD Base Rate from time to time in effect. Interest on such Canadian USD Base Rate Loan shall be payable, commencing July 31, 2004, and on each Regularly Scheduled Payment Date thereafter and at the maturity thereof.

            (iii) CAD CDOR Loans. Canadian Borrower shall pay interest on the unpaid principal amount of each CAD CDOR Loan outstanding from time to time, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin), at the Derived CAD Fixed Rate. Interest on such CAD CDOR Loan shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period shall exceed ninety (90) days, the interest must be paid every ninety (90) days, commencing ninety (90) days from the beginning of such Interest Period).

            (iv) Canadian Eurodollar Loans. Canadian Borrower shall pay interest on the unpaid principal amount of each Canadian Eurodollar Loan outstanding from time to time, fixed in advance on the first day of the Interest Period applicable thereto through the last day of the Interest Period applicable thereto (but subject to changes in the Applicable Margin), at the Eurodollar Rate. Interest on such Canadian Eurodollar Loan shall be payable on each Interest Adjustment Date with respect to an Interest Period (provided that if an Interest Period shall exceed three months, the interest must be paid every three months, commencing three months from the beginning of such Interest Period).

      (d) Canadian Swing Loans.

            (i) Canadian CAD Swing Loans. Canadian Borrower shall pay interest to Canadian Funding Agent, for the sole benefit of the Canadian Swing Line Lender (and any Canadian Lender that shall have purchased a participation in such Canadian CAD Swing Loan), on the unpaid principal amount of each Canadian CAD Swing Loan outstanding from time to time from the date thereof until paid at the Canadian CAD Base Rate. Interest on each Canadian CAD Swing Loan shall be payable on the Swing Loan Maturity Date applicable thereto. Each Canadian CAD Swing Loan shall bear interest for a minimum of one day.

            (ii) Canadian USD Swing Loans. Canadian Borrower shall pay interest to Canadian Funding Agent, for the sole benefit of the Canadian Swing Line Lender (and any Canadian Lender that shall have purchased a participation in such Canadian USD Swing Loan), on the unpaid principal amount of each Canadian USD Swing Loan outstanding from time to time from the date thereof until paid at the Canadian USD Base Rate. Interest on each Canadian USD Swing Loan shall be payable on the Swing Loan Maturity Date applicable thereto. Each Canadian USD Swing Loan shall bear interest for a minimum of one day.

      (e) Default Rate. Anything herein to the contrary notwithstanding, if an Event of Default shall occur, upon the election of the Required Lenders, (i) the principal of each Loan and the unpaid interest thereon shall bear interest, until paid, at the Default Rate, (ii) the fee for the aggregate undrawn face amount of all issued and outstanding Letters of Credit shall be increased by two percent (2%) in excess of the rate otherwise applicable thereto, and (iii) in the case of any other amount then due and owing from Borrowers hereunder or under any other Loan Document, such amount shall bear interest at the Default Rate until paid; provided that, during an Event of Default under Section 7.10 hereof, the applicable Default Rate shall apply without any election or action on the part of Agent or any Lender.

      (f) Limitation on Interest.

            (i) Generally. In no event shall the rate of interest hereunder exceed the maximum rate allowable by law. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrower. In determining whether the interest contracted for, charged, or received by Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable law, (A) characterize any payment that is not principal as an expense, fee, or premium rather than interest,
      (B) exclude voluntary prepayments and the effects thereof, and (C) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

            (ii) Canadian Interest. If any provision of this Agreement or any other Loan Document would obligate Canadian Borrower to make any payment of interest or other amount payable to (including for the account of) any Canadian Lender in an amount, or calculated at a rate, that would be prohibited by law or would result in a receipt by such Canadian Lender of interest at a criminal rate (as such terms are construed under the Criminal Code (Canada)) then, notwithstanding such provision, such amount or rate shall be deemed to have been adjusted with retroactive effect to the maximum amount or rate of interest, as the case may be, as would not be so prohibited by law or so result in a receipt by such Canadian Lender of interest at a criminal rate, such adjustment to be effected, to the extent necessary, as follows: (A) first, by reducing the amount or rate of interest required to be paid to such Canadian Lender under this Article II; and (B) thereafter, by reducing any fees, commissions, premiums and other amounts required to be paid to such Canadian Lender that would constitute interest for purposes of Section 347 of the Criminal Code (Canada). Notwithstanding the foregoing, and after giving effect to all adjustments contemplated thereby, if a Canadian Lender shall have received an amount in excess of the maximum amount permitted by that section of the Criminal Code (Canada), then the Canadian Lender shall pay an amount equal to such excess to Canadian Borrower. Any amount or rate of interest referred to in this Article II with respect to the Canadian Commitment shall be determined in accordance with generally accepted actuarial practices and principles as an effective annual rate of interest over the term that the Canadian Commitment remains outstanding on the assumption that any charges, fees or expenses that fall within the meaning of "interest" (as defined in the Criminal Code (Canada)) shall, if they relate to a specific period of time, be pro-rated over that period of time and otherwise be pro-rated over the Commitment Period and, in the event of a dispute, a certificate of a Fellow of the Canadian Institute of Actuaries appointed by Agent shall be conclusive for the purposes of such determination.

      Section 2.5. Evidence of Indebtedness.

      (a) US Revolving Loans. Upon the request of a US Lender, to evidence the obligation of US Borrower to repay the US Base Rate Loans and US Fixed Rate Loans made by such US Lender and to pay interest thereon, US Borrower shall execute a US Revolving Credit Note in the form of the attached Exhibit A, payable to the order of such US Lender in the principal amount of its US Revolving Credit Commitment, or, if less, the aggregate unpaid principal amount of US Revolving Loans made by such US Lender; provided, however, that failure of a US Lender to request a Revolving Credit Note shall in no way detract from US Borrower's obligations to such US Lender hereunder.

      (b) US Swing Loan. The obligation of US Borrower to repay the US Swing Loans and to pay interest thereon shall be evidenced by a US Swing Line Note of US Borrower in the form of the attached Exhibit B, and payable to the order of the US Swing Line Lender in the principal amount of the US Swing Line Commitment, or, if less, the aggregate unpaid principal amount of US Swing Loans made by the US Swing Line Lender.

      (c) Canadian Revolving Loans. Upon the request of Canadian Lender, to evidence the obligation of Canadian Borrower to repay the Canadian Base Rate Loans and the Canadian

Fixed Rate Loans made by such Canadian Lender and to pay interest thereon, Canadian Borrower shall execute a Canadian Revolving Credit Note in the form of the attached Exhibit C, payable to the order of such Canadian Lender in the principal amount of its Canadian Revolving Credit Commitment, or, if less, the aggregate unpaid principal amount of Canadian Revolving Loans made by such Canadian Lender; provided, however, that failure of a Canadian Lender to request a Canadian Revolving Credit Note shall in no way detract from Canadian Borrower's obligations to such Canadian Lender hereunder.

      (d) Canadian Swing Loan. The obligation of Canadian Borrower to repay the Canadian Swing Loans and to pay interest thereon shall be evidenced by a Canadian Swing Line Note of Canadian Borrower in the form of the attached Exhibit D, and payable to the order of the Canadian Swing Line Lender in the principal amount of the Canadian Swing Line Commitment, or, if less, the aggregate unpaid principal amount of Canadian Swing Loans made by the Canadian Swing Line Lender.

      Section 2.6. Notice of Credit Event; Funding of Loans.

      (a) Notice of Credit Event.

            (i) Generally. US Borrower, through an Authorized Officer, (or US Borrower or Canadian Borrower with respect to Canadian Revolving Loans and Canadian Swing Loans) shall provide to Agent (and, in addition, to Canadian Funding Agent with respect to Canadian Revolving Loans and Canadian Swing Loans) a Notice of Loan prior to (A) 11:00 A.M. (Eastern time) on the proposed date of borrowing or conversion of any US Base Rate Loan, (B) 11:00 A.M. (Eastern time) three Business Days prior to the proposed date of borrowing, conversion or continuation of any US Eurodollar Loan, (C) 10:00 A.M. (Eastern time) three Business Days prior to the proposed date of borrowing of any Alternate Currency Loan, (D) 11:00 A.M. (Eastern time) on the proposed date of borrowing of any Swing Loan, (E) 11:00 A.M. (Eastern time) on the proposed date of borrowing or conversion of any Canadian Base Rate Loan, and (F) 11:00 A.M. (Eastern time) three Business Days prior to the proposed date of borrowing, conversion or continuation of any Canadian Fixed Rate Loan. US Borrower shall comply with the notice provisions set forth in Section 2.2(b) hereof with respect to Letters of Credit.

            (ii) Overdraft Notice. Notwithstanding the provisions of subsection
      (i) of this Section 2.6(a) and Section 4.1 hereof requiring a Notice of Loan, should an overdraft occur in any account held by Canadian Borrower at Canadian Funding Agent, Canadian Borrower shall be deemed to have requested, and the Canadian Funding Agent shall be deemed to have made, a Canadian Swing Loan (in Dollars or Canadian Dollars, depending on the currency of the item causing the overdraft) on each date any overdraft shall be outstanding in an amount equal to such overdraft (irrespective of the amount limitation set forth in subsection (d)(vii) of this Section 2.6). Canadian Funding Agent shall promptly (but in no event later than the next Business Day) notify Agent in writing of such Swing Loan.

      (b) Funding of Loans. Agent shall notify the US Lenders and Canadian Funding Agent shall notify the Canadian Lenders, as appropriate, depending on whether US Revolving Loans or Canadian Revolving Loans are requested, of the date, amount, type of currency and Interest Period (if applicable) promptly upon the receipt of a Notice of Loan, and, in any event, by 2:00 P.M. (Eastern time (except with respect to Canadian Base Rate Loans, which shall be by 12:00 noon (Eastern time)) on the date such Notice of Loan is received. On the date that the Credit Event set forth in such Notice of Loan is to occur, each such Applicable Lender shall provide to Agent (or the Canadian Funding Agent, as appropriate) not later than 3:00 P.M. (Eastern time), the amount in Dollars, or, with respect to an Alternate Currency, in the applicable Alternate Currency, or, with respect to the Canadian Commitment, in Dollars or Canadian Dollars, in federal or other immediately available funds, required of it. If Agent (or the Canadian Funding Agent) shall elect to advance the proceeds of such Loan prior to receiving funds from such Lender, Agent (or the Canadian Funding Agent, as appropriate) shall have the right, upon prior notice to the appropriate Borrower, to debit any account of the appropriate Borrower or otherwise receive such amount from the appropriate Borrower, on demand, in the event that such Lender shall fail to reimburse Agent (or the Canadian Funding Agent, as appropriate) in accordance with this subsection. Agent (or the Canadian Funding Agent, as appropriate) shall also have the right to receive interest from such Lender at the Federal Funds Effective Rate (or cost of funds with respect to the Canadian Funding Agent) in the event that such Lender shall fail to provide its portion of the Loan on the date requested and Agent (or the Canadian Funding Agent, as appropriate) shall elect to provide such funds.

      (c) Conversion of Loans. At the request of US Borrower to Agent, subject to the notice and other provisions of this Section 2.6, the US Lenders shall convert a US Base Rate Loan to one or more US Eurodollar Loans at any time and shall convert a US Eurodollar Loan to a US Base Rate Loan on any Interest Adjustment Date applicable thereto. US Swing Loans may be converted by the US Swing Line Lender to US Revolving Loans in accordance with Section 2.2(c)(ii) hereof. At the request of Canadian Borrower to Canadian Funding Agent (with a copy to Agent), subject to the notice and other provisions of this Section 2.6, the Canadian Lenders shall convert a Canadian Base Rate Loan to one or more CAD CDOR Loans at any time and shall convert a CAD CDOR Loan to a Canadian Base Rate Loan on any Interest Adjustment Date applicable thereto. Canadian Swing Loans may be converted by the Canadian Swing Line Lender to Canadian Revolving Loans in accordance with Section 2.3(b)(ii) hereof. No Alternate Currency Loan may be converted to a US Base Rate Loan or US Eurodollar Loan and no US Base Rate Loan or US Eurodollar Loan may be converted to an Alternate Currency Loan. No Canadian Eurodollar Loan may be converted to a Canadian Base Rate Loan or CAD CDOR Loan and no Canadian Base Rate Loan or CAD CDOR Loan may be converted to a Canadian Eurodollar Loan.

      (d) Minimum Amount. Each request for:

            (i) a US Base Rate Loan shall be in an amount of not less than One Million Dollars ($1,000,000), increased by increments of One Hundred Thousand Dollars ($100,000);

            (ii) a US Fixed Rate Loan shall be in an amount (or, with respect to an Alternate Currency Loan, the Dollar Equivalent (or, in the discretion of Agent, such approximately comparable amount as shall result in a rounded number)) of not less than Two Million Five Hundred Thousand Dollars ($2,500,000), increased by increments of Five Hundred Thousand Dollars ($500,000) (or, with respect to an Alternate Currency Loan, the Dollar Equivalent (in the discretion of Agent, approximately comparable as shall result in a rounded number));

            (iii) a US Swing Loan shall be in an amount not less than One Hundred Thousand Dollars ($100,000), increased by increments of Five Thousand Dollars ($5,000);

            (iv) a Canadian Base Rate Loan shall be in an amount of not less than the CAD Equivalent of One Million Dollars ($1,000,000), increased by increments of One Hundred Thousand Dollars ($100,000) (or, in the discretion of Canadian Funding Agent, such approximately comparable amount as shall result in a rounded number of CAD);

            (v) a Canadian Eurodollar Loan shall be in an amount of not less than One Million Dollars ($1,000,000), increased by increments of One Hundred Thousand Dollars ($100,000);

            (vi) a CAD CDOR Loan shall be in an amount of not less than the CAD Equivalent of Two Million Five Hundred Thousand Dollars ($2,500,000), increased by increments of Five Hundred Thousand Dollars ($500,000) (or, in the discretion of Canadian Funding Agent, such approximately comparable amount as shall result in a rounded number of CAD); and

            (vii) a Canadian Swing Loan shall be in an amount not less than One Hundred Thousand Dollars ($100,000) (or the CAD Equivalent for Canadian CAD Swing Loans), increased by increments of Five Thousand Dollars ($5,000) (or the CAD Equivalent for Canadian CAD Swing Loans) (or, in the discretion of Canadian Funding Agent, such approximately comparable amount as shall result in a rounded number of CAD).

      (e) Interest Periods. At no time shall US Borrower request that US Fixed Rate Loans be outstanding for more than ten different Interest Periods. At no time shall Canadian Borrower request that Canadian Fixed Rate Loans be outstanding for more than six different Interest Periods.

      Section 2.7. Payment on Loans and Other Obligations.

      (a) Payments Generally. Each payment made hereunder by a Credit Party shall be made without any offset, abatement, recoupment, counterclaim, withholding or reduction whatsoever.

      (b) Payments in Canadian Dollars to Canadian Lenders. With respect to any Canadian CAD Base Rate Loan, CAD CDOR Loan or Canadian CAD Swing Loan, all payments

(including prepayments) to the Canadian Lenders of the principal of or interest on such Canadian Revolving Loan or other payment shall be made in Canadian Dollars. All such payments shall be remitted by Canadian Borrower to the Canadian Funding Agent at the Designated Lending Office, for the account of the Canadian Lenders, not later than 1:00 P.M. (Eastern time) on the due date thereof in same day funds. Any payments received by the Canadian Funding Agent after 1:00 P.M. (Eastern time) shall be deemed to have been made and received on the next Business Day.

      (c) Payments in Dollars to Canadian Lenders. With respect to any Canadian USD Base Rate Loan, Canadian Eurodollar Loan or Canadian USD Swing Loan, all payments (including prepayments) to the Canadian Lenders of the principal of or interest on such Loan or other payment shall be made in Dollars. All such payments shall be remitted by Canadian Borrower to the Canadian Funding Agent at the Designated Lending Office, for the account of the Canadian Lenders, not later than 1:00 P.M. (Eastern time) on the due date thereof in same day funds. Any payments received by the Canadian Funding Agent after 1:00 P.M. (Eastern time) shall be deemed to have been made and received on the next Business Day.

      (d) Payments in Alternate Currency to US Lenders. With respect to any Alternate Currency Loan or any Alternate Currency Letter of Credit, all payments (including prepayments) to any US Lender of the principal of or interest on such Alternate Currency Loan or Alternate Currency Letter of Credit shall be made in the same Alternate Currency as the original US Revolving Loan or Letter of Credit. All such payments shall be remitted by US Borrower to Agent, at the address of Agent for notices referred to in Section 10.4 hereof, (or at such other office or account as designated in writing by Agent to US Borrower) for the account of the US Lenders (or the Fronting Lender) not later than 11:00 A.M. (Eastern time) on the due date thereof in same day funds. Any payments received by Agent after 11:00 A.M. (Eastern time) shall be deemed to have been made and received on the next Business Day.

      (e) Payments in Dollars to Agent or US Lenders. With respect to any US Revolving Loan (other than an Alternate Currency Loan), and the utilization fee described in Section 2.9(b) hereof, all payments (including prepayments) to Agent of the principal of or interest on such Loan or other payment, including but not limited to principal, interest, fees or any other amount owed by US Borrower (or Canadian Borrower with respect to its portion of the utilization fee described in Section 2.9(b) hereof) under this Agreement, shall be made in Dollars. All payments described in this subsection (e) shall be remitted to Agent at the address of Agent for notices referred to in Section 10.4 hereof for the account of the US Lenders (or the Fronting Lender, the US Swing Line Lender or, with respect to the utilization fees described in Section 2.9(b) hereof, the Canadian Lenders, as appropriate) not later than 11:00 A.M. (Eastern time) on the due date thereof in immediately available funds. Any such payments received by Agent after 11:00 A.M. (Eastern time) shall be deemed to have been made and received on the next Business Day.

      (f) Payments to Lenders. Upon receipt by Agent or the Canadian Funding Agent of payments hereunder, Agent (or the Canadian Funding Agent, as appropriate) shall immediately distribute to the Applicable Lenders (except with respect to Swing Loans, which shall be paid to the US Swing Line Lender or the Canadian Swing Line Lender, as appropriate) their respective ratable share, if any, of the amount of principal, interest, and facility and other fees received for the account of such Lender. Payments received by Agent (or the Canadian Funding Agent) in Dollars shall be delivered to the appropriate Lenders in Dollars in immediately available funds and payments received by Agent (or the Canadian Funding Agent) in Canadian Dollars shall be delivered to the Canadian Lenders in Canadian Dollars in same day funds; provided that, if Agent (or the Canadian Funding Agent, as appropriate) receives a payment in a currency other than the currency in which the underlying obligation was made, Agent (or the Canadian Funding Agent, as appropriate) shall have the right, in its sole discretion, to convert such currency into its CAD Equivalent or Dollar Equivalent, as applicable. Notwithstanding the preceding sentence to the contrary, payments received by Agent in any Alternate Currency shall be delivered to the US Lenders in such Alternate Currency in same day funds and payments received by Canadian Funding Agent in Dollars shall be delivered to the Canadian Lenders in Dollars in same day funds. Each Lender shall record, as appropriate, any principal, interest or other payment, the principal amounts of US Base Rate Loans, US Fixed Rate Loans, Canadian Base Rate Loans and Canadian Fixed Rate Loans, the type of currency for each Loan, all prepayments and the applicable dates, including Interest Periods, with respect to the Loans made, and payments received by such Lender, by such method as such Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of Borrowers under this Agreement or any Note. The aggregate unpaid amount of Loans, types of Loans, Interest Periods and similar information with respect to the Loans and Letters of Credit set forth on the records of Agent and Canadian Funding Agent shall be rebuttably presumptive evidence with respect to such information, including the amounts of principal, interest and fees owing to each Lender.

      (g) Timing of Payments. Whenever any payment to be made hereunder, including, without limitation, any payment to be made on any Loan, shall be stated to be due on a day that is not a Business Day, such payment shall be made on the next Business Day and such extension of time shall in each case be included in the computation of the interest payable on such Loan; provided, however, that, with respect to any Fixed Rate Loan, if the next Business Day shall fall in the succeeding calendar month, such payment shall be made on the preceding Business Day and the relevant Interest Period shall be adjusted accordingly.

      Section 2.8. Prepayment.

      (a) Right to Prepay. Borrowers shall have the right at any time or from time to time to prepay, on a pro rata basis for all of the Applicable Lenders, as appropriate, all or any part of the principal amount of the Loans then outstanding to such Lenders from such Borrowers, as designated by Borrowers. Such payment shall include interest accrued and unpaid on the amount so prepaid to the date of such prepayment and any amount payable under Article III hereof with respect to the amount being prepaid. US Borrower shall have the right, at any time or from time to time, to prepay, for the benefit of the US Swing Line Lender (and any US Lender that has purchased a participation in such US Swing
Loan), all or
any part of the principal amount of the US Swing Loans then outstanding, as designated by US Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment. Canadian Borrower shall have the right, at any time or from time to time, to prepay, for the benefit of the Canadian Swing Line Lender (and any Canadian Lender that has purchased a participation in such Canadian Swing Loan), all or any part of the principal amount of the Canadian Swing Loans then outstanding, as designated by Canadian Borrower, plus interest accrued on the amount so prepaid to the date of such prepayment.

      (b) Notice of Prepayment. US Borrower shall give Agent irrevocable written notice of prepayment of any US Base Rate Loan or US Swing Loan not later than 11:00 A.M. (Eastern time) on the Business Day such prepayment is to be made and written notice of the prepayment of any US Fixed Rate Loan not later than 1:00 P.M. (Eastern time) three Business Days before the Business Day on which such prepayment is to be made. Canadian Borrower shall give to the Canadian Funding Agent (with a copy to Agent), irrevocable written notice of prepayment of any Canadian Base Rate Loan or Canadian Swing Loan not later than 11:00 A.M. (Eastern time) on the Business Day such prepayment is to be made and written notice of the prepayment of any Canadian Fixed Rate Loan not later than 1:00 P.M. (Eastern time) three Business Days before the Business Day on which such prepayment is to be made.

      (c) Minimum Amount. Other than in the case of a mandatory payment pursuant to Section 2.11 or Article III hereof, each prepayment of (i) a US Eurodollar Loan shall be in the principal amount of not less than Two Million Five Hundred Thousand Dollars ($2,500,000), (ii) an Alternate Currency Loan shall be in the principal amount of not less than the Dollar Equivalent of Two Million Five Hundred Thousand Dollars ($2,500,000), (iii) a Swing Loan shall be in the principal balance of such Swing Loan, (iv) a Canadian Eurodollar Loan shall be in the principal amount of not less than Two Million Five Hundred Thousand Dollars ($2,500,000), and (v) a CAD CDOR Loan shall be in the principal amount of not less than Two Million Five Hundred Thousand Canadian Dollars (CAD 2,500,000).

      Section 2.9. Facility and Other Fees; Reduction of Commitment.

      (a) Facility Fee.

            (i) US Commitment. US Borrower shall pay to Agent, for the ratable account of the US Lenders, as a consideration for the US Commitment, a facility fee from the Closing Date to and including the last day of the Commitment Period, payable quarterly, at a rate per annum equal to (A) the Applicable Facility Fee Rate in effect on the payment date, times (B) the average daily Maximum US Revolving Amount in effect during such quarter. The facility fee shall be payable in arrears, on July 31, 2004 and on each Regularly Scheduled Payment Date thereafter, and on the last day of the Commitment Period.

            (ii) Canadian Commitment. Canadian Borrower shall pay to Canadian Funding Agent, for the ratable account of the Canadian Lenders, as a consideration for the Canadian Commitment, a facility fee from the Closing Date to and including the last day of the Commitment Period, payable quarterly, at a rate per annum equal to (A) the Applicable Facility Fee Rate in effect on the payment date, times (B) the average daily Maximum Canadian Revolving Amount in effect during such quarter. The facility fee shall be payable in arrears, on July 31, 2004 and on each Regularly Scheduled Payment Date thereafter, and on the last day of the Commitment Period.

      (b) Utilization Fee.

            (i) US Utilization Fee. For each day that the Revolving Credit Exposure exceeds fifty percent (50%) of the Total Commitment Amount, US Borrower shall pay to Agent, for the ratable account of the US Lenders based upon each US Lender's Overall Commitment Percentage, a utilization fee at a rate per annum equal to (A) the Revolving Credit Exposure on that day, times (B) the Applicable Utilization Fee Rate in effect on that date, times (C) the fraction represented by the Maximum US Revolving Amount as the numerator and the Total Commitment Amount as the denominator.

            (ii) Canadian Utilization Fee. For each day that the Revolving Credit Exposure exceeds fifty percent (50%) of the Total Commitment Amount, Canadian Borrower shall pay to Agent, for the ratable account of the Canadian Lenders based upon each Canadian Lender's Overall Commitment Percentage, a utilization fee at a rate per annum equal to (A) the Revolving Credit Exposure on that day, times (B) the Applicable Utilization Fee Rate in effect on that date, times (C) the fraction represented by the Maximum Canadian Revolving Amount as the numerator and the Total Commitment Amount as the denominator.

The utilization fee shall be payable in arrears for any fiscal quarter for which a utilization fee is payable, commencing July 31, 2004, and on each Regularly Scheduled Payment Date thereafter, and on the last day of the Commitment Period.

      (c) Agent Fee. US Borrower shall pay to Agent, for its sole benefit, the fees set forth in the Agent Fee Letter.

      (d) Optional Reduction of Commitment.

            (i) US Commitment. US Borrower may at any time or from time to time permanently reduce in whole or ratably in part the US Commitment of the US Lenders hereunder to an amount not less than the then existing US Revolving Credit Exposure, by giving Agent not fewer than three Business Days notice of such reduction, provided that any such partial reduction shall be in an aggregate amount, for all of the US Lenders, of not less than Five Million Dollars ($5,000,000), increased by increments of One Million Dollars ($1,000,000). Agent shall promptly notify each US Lender of the date of each such reduction and such US Lender's proportionate share thereof. After each such reduction, the facility fees payable hereunder shall be calculated upon the Maximum US Revolving Amount as so reduced.

            (ii) Canadian Commitment. Canadian Borrower may at any time or from time to time permanently reduce in whole or ratably in part the Canadian Commitment of the Canadian Lenders hereunder to an amount not less than the then existing Canadian Revolving Exposure, by giving Agent not fewer than three Business Days notice of such reduction, provided that any such partial reduction shall be in an aggregate amount, for all of the Canadian Lenders, of not less than Five Million Canadian Dollars (CAD

      5,000,000), increased by increments of One Million Canadian Dollars (CAD 1,000,000). Agent shall promptly notify each Canadian Lender of the date of each such reduction and such Canadian Lender's proportionate share thereof. After each such reduction, the facility fees payable hereunder shall be calculated upon the Maximum Canadian Revolving Amount as so reduced.

            (iii) Generally. If Borrowers reduce in whole the Commitment of the Lenders, on the effective date of such reduction (Borrowers having prepaid in full the unpaid principal balance, if any, of the Loans, together with all interest and facility and other fees accrued and unpaid), all of the Notes, if Notes have been issued, shall be delivered to Agent marked "Canceled" and Agent shall redeliver such Notes to Borrowers. Any partial reduction in the Total Commitment Amount shall be effective during the remainder of the Commitment Period. The US Commitment may not, at any time, be reduced to an amount less than the then existing amount of the Canadian Commitment.

      Section 2.10. Computation of Interest and Fees.

      (a) Generally. Interest on Loans and facility, utilization and other fees and charges hereunder shall be computed on the basis of a year having three hundred sixty (360) days and calculated for the actual number of days elapsed.

      (b) Interest Act (Canada). For purposes of disclosure pursuant to the Interest Act (Canada), the annual rates of interest or fees to which the rates of interest or fees provided in this Agreement and the other Loan Documents (and stated herein or therein, as applicable, to be computed on the basis of a three hundred sixty (360) day year or any other period of time less than a calendar year) are equivalent to the rates so determined multiplied by the actual number of days in the applicable calendar year and divided by three hundred sixty (360) or such other period of time, respectively.

      Section 2.11. Mandatory Payment.

      (a) US Revolving Credit Commitment. If, at any time, the US Revolving Credit Exposure shall exceed the Maximum US Revolving Amount as then in effect, US Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the US Revolving Loans sufficient to bring the US Revolving Credit Exposure within the Maximum US Revolving Amount.

      (b) US Swing Line Commitment. If, at any time, the US Swing Line Exposure shall exceed the US Swing Line Commitment, US Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the US Swing Loans sufficient to bring the US Swing Line Exposure within the US Swing Line Commitment.

      (c) Canadian Revolving Credit Commitment. If, at any time, the Canadian Revolving Exposure shall exceed the Maximum Canadian Revolving Amount as then in effect, Canadian Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Canadian Revolving Loans sufficient to bring the Canadian Revolving Exposure within the Maximum Canadian Revolving Amount.

      (d) Canadian Swing Line Commitment. If, at any time, the Canadian Swing Line Exposure shall exceed the Canadian Swing Line Commitment, Canadian Borrower shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Canadian Swing Loans sufficient to bring the Canadian Swing Line Exposure within the Canadian Swing Line Commitment.

      (e) Total Commitment Amount. If, at any time, the Revolving Credit Exposure shall exceed the Total Commitment Amount as then in effect, Borrowers shall, as promptly as practicable, but in no event later than the next Business Day, prepay an aggregate principal amount of the Loans sufficient to bring the Revolving Credit Exposure within the Total Commitment Amount.

      Section 2.12. Appointment of US Borrower as Canadian Borrower's Agent. Canadian Borrower hereby irrevocably appoints US Borrower as the borrowing agent and attorney-in-fact for Canadian Borrower, which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by Canadian Borrower that such appointment has been revoked. Canadian Borrower hereby irrevocably appoints and authorizes US Borrower (a) to provide Agent and Canadian Funding Agent with all notices with respect to Canadian Revolving Loans obtained for the benefit of Canadian Borrower and all other notices and instructions under this Agreement, and (b) to take such action as US Borrower deems appropriate on its behalf to obtain Canadian Revolving Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement.

      Section 2.13. Waivers of Borrowers. In the event that any obligation of any Borrower under this Agreement is deemed to be an agreement by such Borrower to answer for the debt or default of another Credit Party, each Borrower represents and warrants that (a) no representation has been made to such Borrower as to the creditworthiness of such other Credit Party, and (b) such Borrower has established adequate means of obtaining from such other Credit Party on a continuing basis, financial or other information pertaining to such other Credit Party's financial condition. Each Borrower expressly waives, except as expressly required under this Agreement, diligence, demand, presentment, protest and notice of every kind and nature whatsoever, and consents that Agent, the Lenders and any other Credit Party may deal with each other in connection with such obligations or otherwise, or alter any contracts now or hereafter existing between them, in any manner whatsoever, including without limitation the renewal, extension, acceleration or changes in time for payment of any such obligations or in the terms or conditions of any security held. Agent and the Lenders are hereby expressly given the right, at their option, to proceed in the enforcement of any of the Obligations independently of any other remedy or security they may at any time hold in connection with such obligations secured and it shall not be necessary for Agent and the Lenders to proceed upon or against or exhaust any other security or remedy before proceeding to enforce their rights against such Borrower. Each Borrower further subordinates any right of subrogation, reimbursement, exoneration, contribution, indemnification, setoff or other recourse in respect of sums paid to Agent and the Lenders by any

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

other Credit Party. Anything herein to the contrary notwithstanding, Canadian Borrower shall not at any time be liable for the Indebtedness of US Borrower under this Agreement.

      Section 2.14. Extension of Commitment. Contemporaneously with the delivery of the financial statements required pursuant to Section 5.3(b) hereof (beginning with the financial statements for the fiscal year of US Borrower ending April 30, 2005), US Borrower may deliver a Request for Extension, requesting that the Lenders extend the maturity of the Commitment for an additional year. Each such extension shall require the written consent of the extending Lenders and shall be upon such terms and conditions as may be agreed to by Agent, Borrowers and the extending Lenders; provided, however, that if all of the Lenders shall not consent to the extension, (a) only the commitments of the extending Lenders will be extended, and (b) US Borrower may solicit commitments from other financial institutions to provide the commitments of the Lenders not so extending, and provided further that the US Borrower may withdraw the Request for Extension if fewer than all of the Lenders have extended. US Borrower shall pay any attorneys' fees or other expenses of Agent in connection with the documentation of any such extension, as well as such other fees as may be agreed upon between Borrowers and Agent.

                   ARTICLE III. ADDITIONAL PROVISIONS RELATING
                  TO FIXED RATE LOANS; INCREASED CAPITAL; TAXES

      Section 3.1. Requirements of Law.

      (a) If, after the Closing Date, (i) the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or (ii) the compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority:

            (A) shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Letter of Credit or any Fixed Rate Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except for Taxes and Excluded Taxes which are governed by Section 3.2 hereof);

            (B) shall impose, modify or hold applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of such Lender that is not otherwise included in the determination of the Eurodollar Rate, an Alternate Currency Rate or the CAD Fixed Rate; or

            (C) shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender of making, converting into, continuing or maintaining Fixed Rate Loans or issuing or participating in Letters of Credit, or to reduce any amount receivable hereunder in respect thereof, then, in any such case, US Borrower (and Canadian Borrower if such Loan was made to Canadian Borrower) shall pay to

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

such Lender, promptly after receipt of a written request therefor, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable. If any Lender becomes entitled to claim any additional amounts pursuant to this subsection (a), such Lender shall promptly notify US Borrower or Canadian Borrower, as the case may be, (with a copy to Agent or Canadian Funding Agent, as the case may be) of the event by reason of which it has become so entitled.

      (b) If any Lender shall have determined that, after the Closing Date, the adoption of or any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority shall have the effect of reducing the rate of return on such Lender's or such corporation's capital as a consequence of its obligations hereunder, or under or in respect of any Letter of Credit, to a level below that which such Lender or such corporation could have achieved but for such adoption, change or compliance (taking into consideration the policies of such Lender or corporation with respect to capital adequacy), then from time to time, upon submission by such Lender to US Borrower or Canadian Borrower, as the case may be, (with a copy to Agent or Canadian Funding Agent, as the case may be) of a written request therefor (which shall include the method for calculating such amount, which method shall be generally employed by such Lender and in the industry), the appropriate Borrowers shall promptly pay or cause to be paid to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

      (c) A certificate as to any additional amounts payable pursuant to this
Section 3.1, submitted by any Lender to US Borrower or Canadian Borrower, as the case may be, (with a copy to Agent or Canadian Funding Agent, as the case may be) shall be conclusive absent manifest or demonstrable error. In determining any such additional amounts, such Lender may use any method of averaging and attribution that it (in its reasonable discretion) shall deem applicable. The obligations of Borrowers pursuant to this Section 3.1 shall survive the termination of this Agreement for one hundred eighty (180) days and the payment of the Loans and all other amounts payable hereunder.

      Section 3.2. Taxes.

      (a) All payments made by any Credit Party under any Loan Document shall be made free and clear of, and without deduction or withholding for or on account of any Taxes or Other Taxes. If any Taxes or Other Taxes are required to be deducted or withheld from any amounts payable to Agent, the Canadian Funding Agent or any Lender hereunder, the amounts so payable to Agent, the Canadian Funding Agent or such Lender shall be increased to the extent necessary to yield to Agent, the Canadian Funding Agent or such Lender (after deducting, withholding and payment of all Taxes and Other Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in the Loan Documents.

      (b) In addition, the Credit Parties shall pay Taxes and Other Taxes to the relevant Governmental Authority in accordance with applicable law.

      (c) Whenever any Taxes or Other Taxes are required to be withheld and paid by a Credit Party, such Credit Party shall timely withhold and pay such taxes to the relevant Governmental Authorities. As promptly as possible thereafter, such Credit Party shall send to Agent for its own account or for the account of the relevant Lender, as the case may be, a certified copy of an original official receipt received by such Credit Party showing payment thereof or other evidence of payment reasonably acceptable to Agent or such Lender. If such Credit Party shall fail to pay any Taxes or Other Taxes when due to the appropriate Governmental Authority or fails to remit to Agent the required receipts or other required documentary evidence, such Credit Party shall indemnify Agent, the Canadian Funding Agent and the appropriate Lenders on demand for any incremental Taxes or Other Taxes paid or payable by Agent, the Canadian Funding Agent or such Lender as a result of any such failure.

      (d) If any Lender shall be so indemnified by a Credit Party, such Lender shall use reasonable efforts to obtain the benefits of any refund, deduction or credit for any taxes or other amounts with respect to the amount paid by such Credit Party and shall reimburse such Credit Party to the extent, but only to the extent, that such Lender shall receive a refund with respect to the amount paid by such Credit Party or an effective net reduction in taxes or other governmental charges (including any taxes imposed on or measured by the total net income of such Lender) of the United States or any state or subdivision or any other Governmental Authority thereof by virtue of any such deduction or credit, after first giving effect to all other deductions and credits otherwise available to such Lender. If, at the time any audit of such Lender's income tax return is completed, such Lender determines, based on such audit, that it shall not have been entitled to the full amount of any refund reimbursed to such Credit Party as aforesaid or that its net income taxes shall not have been reduced by a credit or deduction for the full amount reimbursed to such Credit Party as aforesaid, such Credit Party, upon request of such Lender, shall promptly pay to such Lender the amount of the refund claimed to which such Lender shall not have been so entitled, or the amount by which the net income taxes of such Lender shall not have been so reduced, as the case may be.

      (e) Each US Lender that is not incorporated or organized in or under the laws of the United States of America (or any state thereof) (a "Non-U.S. Lender") shall deliver to US Borrower and Agent two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under
Section 871(h) or 881(c) of the Code with respect to payments of "portfolio interest", a statement with respect to such interest and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Credit Parties (other than Canadian Borrower) under this Agreement and the other Loan Documents. Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement or such other Loan Document. In addition, each Non-U.S. Lender shall deliver such forms or appropriate replacements promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender. Each Non-U.S. Lender shall promptly notify US Borrower at any time it determines that such Lender is no longer in a position to provide any previously delivered certificate to US Borrower (or any other form of certification adopted by the U.S. taxing authorities for such purpose). Notwithstanding any other provision of this subsection (e), a Non-U.S. Lender shall not be required to deliver any form

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

pursuant to this subsection (e) that such Non-U.S. Lender is not legally able to deliver due to a change in applicable law after the date of this Agreement.

      (f) The agreements in this Section 3.2 shall survive the termination of the Loan Documents and the payment of the Loans and all other amounts payable hereunder.

      Section 3.3. Funding Losses. US Borrower, and Canadian Borrower to the extent such activity involves a Canadian Fixed Rate Loan made to Canadian Borrower, agree to indemnify each Applicable Lender, promptly after receipt of a written request therefor, and to hold each Applicable Lender harmless from, any loss or expense that such Lender may sustain or incur as a consequence of (a) default by a Borrower in making a borrowing of, conversion into or continuation of Fixed Rate Loans after such Borrower has given a notice requesting the same in accordance with the provisions of this Agreement, (b) default by a Borrower in making any prepayment of or conversion from Fixed Rate Loans after such Borrower has given a notice thereof in accordance with the provisions of this Agreement, (c) the making of a prepayment of a Fixed Rate Loan on a day that is not the last day of an Interest Period applicable thereto, or (d) any conversion of a Fixed Rate Loan to a US Base Rate Loan or Canadian Base Rate Loan pursuant to Section 3.4 hereof on a day that is not the last day of an Interest Period applicable thereto. Such indemnification shall be in an amount equal to the excess, if any, of (i) the amount of interest that would have accrued on the amounts so prepaid, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of such Interest Period (or, in the case of a failure to borrow, convert or continue, the Interest Period that would have commenced on the date of such failure) at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin included therein, if any) over (ii) the amount of interest (as reasonably determined by such Lender) that would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the appropriate London interbank market (or Canadian market, if applicable), along with any administration fee customarily charged by such Lender. A certificate as to any amounts payable pursuant to this Section 3.3 submitted to US Borrower or Canadian Borrower, as the case may be (with a copy to Agent (and Canadian Funding Agent, as appropriate)), by any Lender shall be conclusive absent manifest or demonstrable error. The obligations of Borrowers pursuant to this
Section 3.3 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

      Section 3.4. Eurodollar Rate, Alternate Currency Rate or Canadian Fixed Rate Lending Unlawful; Inability to Determine Rate.

         (a) If any Lender shall reasonably determine (which determination shall, upon notice thereof to US Borrower or Canadian Borrower, as the case may be (with a copy to Agent (and Canadian Funding Agent, as appropriate)), be conclusive and binding on Borrowers) that, after the Closing Date, (i) the introduction of or any change in or in the generally accepted interpretation of any law makes it unlawful, or (ii) any Governmental Authority asserts that it is unlawful, for such Lender to make or continue any Loan as, or to convert (if permitted pursuant to this Agreement) any Loan into, a Fixed Rate Loan, the obligations of such Lender to make, continue or convert any such Fixed Rate Loan shall, upon such determination, be suspended until

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

such Lender shall notify Agent (and Canadian Funding Agent with respect to a Canadian Revolving Loan) that the circumstances causing such suspension no longer exist, and all outstanding Fixed Rate Loans payable to such Lender shall automatically convert (if conversion is permitted under this Agreement) into a US Base Rate Loan or Canadian Base Rate Loan, as the case may be, or be repaid (if no conversion is permitted) at the end of the then current Interest Periods with respect thereto or sooner, if required by law or such assertion.

      (b) If Agent, Canadian Funding Agent or the Required Lenders determine that for any reason adequate and reasonable means do not exist for determining the Eurodollar Rate, Alternate Currency Rate or CAD Fixed Rate for any requested Interest Period with respect to a proposed Fixed Rate Loan, or that the Eurodollar Rate, Alternate Currency Rate or CAD Fixed Rate for any requested Interest Period with respect to a proposed Fixed Rate Loan does not adequately and fairly reflect the cost to the applicable Lenders of funding such Loan, Agent or Canadian Funding Agent, as the case may be, will promptly so notify US Borrower, or Canadian Borrower, as the case may be, and each applicable Lender. Thereafter, the obligation of the applicable Lenders to make or maintain such Fixed Rate Loan shall be suspended until Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, US Borrower, or Canadian Borrower, as the case may be, may revoke any pending request for a borrowing of, conversion to or continuation of such Fixed Rate Loan or, failing that, will be deemed to have converted such request into a request for a borrowing of a US Base Rate Loan or Canadian Base Rate Loan, as the case may be, in the amount specified therein.

      Section 3.5. Replacement of Lenders. US Borrower or Canadian Borrower, as the case may be, shall be permitted to replace any Lender that requests reimbursement for amounts owing pursuant to Section 3.1 or 3.2(a), or asserts its inability to make a Fixed Rate Loan pursuant to Section 3.4 hereof; provided that (a) such replacement does not conflict with any Requirement of Law, (b) no Default or Event of Default shall have occurred and be continuing at the time of such replacement, (c) prior to any such replacement, such Lender shall have taken no action to select a different lending office for such Lender so as to eliminate the continued need for payment of amounts owing pursuant to Section
3.1 or 3.2(a) or, if it has taken any action, such request has still been made,
(d) the replacement financial institution shall purchase, at par, all Loans and other amounts owing to such replaced Lender on or prior to the date of replacement and assume all commitments and obligations of such replaced Lender,
(e) Borrowers shall be liable to such replaced Lender under Section 3.3 if any Fixed Rate Loan owing to such replaced Lender shall be purchased other than on the last day of the Interest Period relating thereto, (f) the replacement financial institution, if not already a Lender, shall be reasonably satisfactory to Agent or Canadian Funding Agent, as the case may be, (g) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of
Section 10.10 hereof (provided that Borrowers (or the succeeding Lender, if such Lender is willing) shall be obligated to pay the assignment fee referred to therein), and (h) until such time as such replacement shall be consummated, Borrowers shall pay all additional amounts (if any) required pursuant to Section
3.1 or 3.2(a), as the case may be.

                        ARTICLE IV. CONDITIONS PRECEDENT

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

      Section 4.1. Conditions to Each Credit Event. The obligation of the Lenders, the Fronting Lender, the US Swing Line Lender and the Canadian Swing Line Lender to participate in any Credit Event shall be conditioned, in the case of each Credit Event, upon the following:

      (a) all conditions precedent as listed in Section 4.2 hereof required to be satisfied prior to the first Credit Event shall have been satisfied or waived in writing prior to or as of the first Credit Event;

      (b) US Borrower (or Canadian Borrower as provided in Section 2.6(a) hereof) shall have submitted a Notice of Loan (or with respect to a Letter of Credit, complied with the provisions of Section 2.2(b) hereof) and otherwise complied with Section 2.6 hereof;

      (c) no Default or Event of Default shall then exist or immediately after the Credit Event would exist; and

      (d) each of the representations and warranties contained in Article VI hereof shall be true in all material respects as if made on and as of the date of the Credit Event, except to the extent that any thereof expressly relate to an earlier date.

Each request by US Borrower or Canadian Borrower for a Credit Event shall be deemed to be a representation and warranty by Borrowers as of the date of such request as to the satisfaction of the conditions precedent specified in subsections (c) and (d) above.

      Section 4.2. Conditions to the First Credit Event. The obligation of the Lenders, the Fronting Lender, the US Swing Line Lender and the Canadian Swing Line Lender to participate in the first Credit Event is subject to Borrowers satisfying each of the following conditions prior to or concurrently with such Credit Event:

      (a) Notes. US Borrower shall have executed and delivered to each US Lender requesting a US Revolving Credit Note such US Lender's US Revolving Credit Note and shall have executed and delivered to US Swing Line Lender the US Swing Line Note. Canadian Borrower shall have executed and delivered to each Canadian Lender requesting a Canadian Revolving Credit Note such Canadian Lender's Canadian Revolving Credit Note and shall have executed and delivered to Canadian Swing Line Lender the Canadian Swing Line Note.

      (b) Guaranties of Payment. MIX shall have executed and delivered to Agent a Guaranty of Payment; and US Borrower shall have executed and delivered to Agent the Parent Guaranty of Payment.

      (c) Officer's Certificate, Resolutions, Organizational Documents. Each Credit Party shall have delivered to Agent an officer's certificate (or comparable domestic or foreign documents) certifying the names of the officers of such Credit Party authorized to sign the Loan Documents, together with the true signatures of such officers and certified copies of (i) the resolutions of the board of directors (or comparable domestic or foreign documents) of such Credit Party evidencing approval of the execution and delivery of the Loan Documents and the execution of other Related Writings to which such Credit Party is a party, and
(ii) the Organizational Documents of such Credit Party.

      (d) Good Standing and Full Force and Effect Certificates. Borrowers shall have delivered to Agent a good standing certificate or full force and effect certificate (or comparable domestic or foreign document), for each Credit Party, issued on or about the Closing Date by the Secretary of State in the state where such Credit Party is incorporated or formed (or appropriate foreign official).

      (e) Legal Opinion. Borrowers shall have delivered to Agent an opinion of counsel for each Credit Party (which, with respect to US Borrower and MIX, may be the General Counsel of US Borrower), in form and substance reasonably satisfactory to Agent and the Lenders.

      (f) Agent Fee Letter, Closing Fee Letter and Other Fees. US Borrower shall have (i) executed and delivered to Agent the Agent Fee Letter and paid to Agent, for its sole account, the fees stated therein, (ii) executed and delivered to Agent the Closing Fee Letter and paid to Agent, for the benefit of the Lenders, the fees stated therein, and (iii) paid all legal fees and expenses of Agent in connection with the preparation and negotiation of the Loan Documents invoiced on or prior to the date hereof.

      (g) Lien Searches.

            (i) US Searches. With respect to the property owned or leased by US Borrower and MIX, US Borrower shall have caused to be delivered to Agent
      (A) the results of Uniform Commercial Code lien searches, satisfactory to Agent and the Lenders, (B) the results of federal and state tax lien and judicial lien searches, satisfactory to Agent and the Lenders, and (C) Uniform Commercial Code termination statements reflecting termination of all financing statements previously filed by any Person and not expressly permitted pursuant to Section 5.9 hereof.

            (ii) Canadian Searches. With respect to property owned or leased by Canadian Borrower, Canadian Borrower shall have caused to be delivered to Agent the results of searches conducted under the Personal Property Security Act in effect in each jurisdiction in Canada in which a financing statement could perfect an interest in assets of any Credit Party organized or incorporated in Canada (collectively, the "PPSA"), the Register of Personal and Movable Real Rights (Quebec), Execution Acts in relevant jurisdictions, Bank Act (Canada), Bankruptcy and Insolvency Act (Canada) and under applicable corporate and partnership statutes then in effect in relevant jurisdictions in Canada, all satisfactory to Agent and the Lenders.

      (h) Note Purchase Agreements. US Borrower shall have provided to Agent copies of each of the Note Purchase Agreements and amendments thereto, and the other loan documents executed in connection therewith, certified by a Financial Officer as complete.

      (i) Closing Certificate. Borrowers shall have delivered to Agent and the Lenders an officer's certificate certifying that, as of the Closing Date, (i) all conditions precedent set forth in this Article IV have been satisfied or waived, (ii) no Default or Event of Default exists nor immediately after the making of the first Loan or the issuance of the first Letter of Credit will exist, and (iii) each of the representations and warranties contained in Article VI hereof are true and correct in all material respects as of the Closing Date.

      (j) Letter of Direction. Borrowers shall have delivered to Agent a letter of direction authorizing Agent, on behalf of the Lenders, to disburse the proceeds of the Loans, which includes the transfer of funds under this Agreement and wire instructions setting forth the locations to which such funds shall be sent.

      (k) No Material Adverse Change. No material adverse change, in the opinion of Agent, shall have occurred in the financial condition, operations or prospects of the Companies, taken as a whole, since April 30, 2004.

      (l) Miscellaneous. Borrowers shall have provided to Agent, Canadian Funding Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by Agent, Canadian Funding Agent or the Lenders.

                              ARTICLE V. COVENANTS

      Section 5.1. Insurance. Each Company shall (a) maintain insurance to such extent and against such hazards and liabilities as is commonly maintained by Persons similarly situated; and (b) within ten days of any Lender's written request, furnish to such Lender such information about such Company's insurance as that Lender may from time to time reasonably request, which information shall be prepared in form and detail satisfactory to such Lender.

      Section 5.2. Money Obligations. Each Company shall pay in full (a) prior in each case to the date when penalties would attach, all taxes, assessments and governmental charges and levies (except only those so long as and to the extent that the same shall be contested in good faith by appropriate and timely proceedings and for which adequate provisions have been established in accordance with GAAP) for which it may be or become liable or to which any or all of its properties may be or become subject; (b) all of its material wage obligations to its employees in compliance with the Fair Labor Standards Act (29 U.S.C. Sections 206-207) or any comparable provisions, including those under foreign laws with respect to employee source deductions, obligations and employer obligations to its employees; and (c) all of its other material obligations calling for the payment of money (except only those so long as and to the extent that the same shall be contested in good faith and for which adequate provisions have been established in accordance with GAAP) before such payment becomes overdue, except in each case of (a), (b) and (c), as would not have a Material Adverse Effect.

      Section 5.3. Financial Statements and Information.

      (a) Quarterly Financials. Borrowers shall deliver to Agent and the Lenders, within forty-five (45) days after the end of each of the first three quarter-annual periods of each fiscal year of US Borrower, balance sheets of the Companies as of the end of such period and statements of income (loss), changes in stockholders' equity and cash flow for the quarter and fiscal year to date periods, all prepared on a Consolidated basis, in accordance with GAAP, and in form and detail satisfactory to Agent and the Lenders and certified by a Financial Officer of US Borrower, it being understood and agreed that delivery of US Borrower's 10-Q financial statements prepared in compliance with the requirements hereof within the time period specified above shall be deemed to satisfy the requirements of this subsection (a).

      (b) Annual Audit Report. Borrowers shall deliver to Agent and the Lenders, within ninety (90) days after the end of each fiscal year of US Borrower, an annual audit report of the Companies for that year prepared on a Consolidated basis, in accordance with GAAP, and in form and detail satisfactory to Agent and the Lenders and certified by an independent public accountant reasonably satisfactory to Agent, which report shall include balance sheets and statements of income (loss), changes in stockholders' equity and cash-flow for that period, it being understood and agreed that delivery of US Borrower's 10-K financial statements prepared in compliance with the requirements hereof within the time period specified above shall be deemed to satisfy the requirements of this subsection (b).

      (c) Compliance Certificate. Borrowers shall deliver to Agent and the Lenders, concurrently with the delivery of the financial statements set forth in subsections (a) and (b) above, a Compliance Certificate.

      (d) Shareholder and SEC Documents. Borrowers shall deliver to Agent, as soon as available, copies of all notices, reports, definitive proxy or other regular or periodic reports and registration statements and other documents sent by Borrowers to all of their shareholders generally, to all of the holders of any of its debentures or bonds or the trustee of any indenture securing the same or pursuant to which they are issued, or sent by Borrowers (in final form) to any securities exchange or over the counter authority or system, or to the SEC or any similar federal agency having regulatory jurisdiction over the issuance of any Borrower's securities.

      (e) Financial Information of Companies. Borrowers shall deliver to Agent and the Lenders, within ten days of the written request of Agent, such other information about the financial condition, properties and operations of any Company as Agent may from time to time reasonably request, which information shall be submitted in form and detail reasonably satisfactory to Agent.

      Section 5.4. Financial Records. Each Company shall at all times maintain true and complete records and books of account, including, without limiting the generality of the foregoing, appropriate provisions for possible losses and liabilities, all in accordance with GAAP, and at all reasonable times (during normal business hours and upon prior notice to such Company) permit Agent and the Lenders, or any representative thereof, to examine such Company's books and records and to make excerpts therefrom and transcripts thereof.

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

      Section 5.5. Franchises; Change in Business; Maintenance of Property.

      (a) Each Company (other than a Dormant Subsidiary) shall preserve and maintain at all times its existence and its material rights and franchises (except as otherwise permitted under Section 5.12 hereof).

      (b) No Company shall engage in any business if, as a result thereof, the general nature of the business of the Companies taken as a whole would be substantially changed from the general nature of the business the Companies are engaged in on the Closing Date.

      (c) Each Company shall maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this
Section 5.5(c) shall not prevent any Company from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such Company has concluded that such discontinuance would not, individually or in the aggregate, have a Material Adverse Effect.

      Section 5.6. ERISA Compliance.

      (a) Generally. No Company shall incur any material accumulated funding deficiency within the meaning of ERISA, or any material liability to the PBGC, in connection with any ERISA Plan. Borrowers shall furnish to the Lenders (i) as soon as possible and in any event within thirty (30) days after any Company knows or has reason to know that any Reportable Event as to which notice is required to be provided to the PBGC with respect to any ERISA Plan has occurred, a statement of a Financial Officer of such Company, setting forth details as to such Reportable Event and the action that such Company proposes to take with respect thereto, together with a copy of the notice of such Reportable Event given to the PBGC if a copy of such notice is available to such Company, and
(ii) promptly after receipt thereof a copy of any notice such Company, or any member of the Controlled Group may receive from the PBGC or the Internal Revenue Service with respect to any ERISA Plan administered by such Company; provided that this latter clause shall not apply to notices of general application promulgated by the PBGC or the Internal Revenue Service. Borrowers shall promptly notify the Lenders of any material taxes assessed, against a Company by the Internal Revenue Service with respect to any ERISA Plan. As used in this
Section 5.6, "material" means the measure of a matter of significance that shall be determined as being an amount equal to five percent (5%) of Consolidated Net Worth. As soon as practicable, and in any event within twenty (20) days, after any Company shall become aware that an ERISA Event shall have occurred, such Company shall provide Agent with notice of such ERISA Event with a certificate by a Financial Officer of such Company setting forth the details of the event and the action such Company or another Controlled Group member proposes to take with respect thereto. Borrowers shall, at the request of Agent or any Lender, deliver or cause to be delivered to Agent or such Lender, as the case may be, true and correct copies of any documents relating to the ERISA Plan of any Company.

      (b) Canadian Pension Plans and Benefit Plans.

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

            (i) For each existing, or hereafter adopted, Canadian Pension Plan and Canadian Benefit Plan, Canadian Borrower shall in a timely fashion comply with and perform in all material respects all of its obligations under and in respect of such Canadian Pension Plan or Canadian Benefit Plan, including under any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations).

            (ii) All employer or employee payments, contributions or premiums required to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan shall be paid or remitted by Canadian Borrower in a timely fashion in accordance with the terms thereof, any funding agreements and all applicable laws.

            (iii) Canadian Borrower shall deliver to Agent (A) if requested by Agent, copies of each annual and other return, report or valuation with respect to each Canadian Pension Plan as filed with any applicable Governmental Authority; (B) promptly after receipt thereof, a copy of any material direction, order, notice, ruling or opinion that Canadian Borrower may receive from any applicable Governmental Authority with respect to any Canadian Pension Plan; and (C) notification within thirty
      (30) days of any increases having a cost to Canadian Borrower in excess of Two Hundred Fifty Thousand Dollars ($250,000) per annum in the aggregate, in the benefits of any existing Canadian Pension Plan or Canadian Benefit Plan, or the establishment of any new Canadian Pension Plan or Canadian Benefit Plan, or the commencement of contributions to any such plan to which Canadian Borrower was not previously contributing.

      Section 5.7. Financial Covenants.

      (a) Capitalization Ratio. US Borrower shall not suffer or permit at any time the Capitalization Ratio to exceed 0.25 to 1.00.

      (b) Consolidated Net Worth. US Borrower shall not suffer or permit at any time the Consolidated Net Worth to be less than Two Hundred Forty Million Dollars ($240,000,000).

      Section 5.8. Borrowing.

      (a) Long-Term Funded Debt. No Company shall create, incur or have outstanding any Long-Term Funded Debt of any kind; provided that this subsection
(a) shall not apply to the following:

            (i) the Loans, the Letters of Credit or any other Debt under this Agreement;

            (ii) Long-Term Funded Debt owing to a Borrower or a Wholly-Owned Subsidiary;

            (iii) any Long-Term Funded Debt incurred pursuant to the Note Purchase Agreements;

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

            (iv) the Long-Term Funded Debt existing on the Closing Date, as set forth in Schedule 5.8 hereto (and any extension, renewal or refinancing thereof so long as the principal amount thereof shall not be increased after the Closing Date); and

            (v) any other Long-Term Funded Debt so long as, on the date such Company becomes liable with respect to such Long-Term Funded Debt and immediately after giving effect thereto and the concurrent retirement of any other Long-Term Funded Debt:

                  (A) no Default or Event of Default shall then exist or
            immediately thereafter shall being to exist;

                  (B) the sum of (1) Consolidated Senior Long-Term Funded Debt,
            plus (2) the Clean-Down Amount of Consolidated Current Debt, does not exceed fifty-five percent (55%) of Consolidated Total Capitalization; and

                  (C) the sum of (1) Consolidated Long-Term Funded Debt, plus
            (2) the Clean-Down Amount of Consolidated Current Debt, does not exceed sixty-five percent (65%) of Consolidated Total
            Capitalization.

      (b) Current Debt. No Company shall, at any date, create, incur or have outstanding any Current Debt of any kind unless, on the date such Company becomes liable for such Current Debt, no Default or Event of Default shall exist on such date and there shall have been a period of thirty (30) consecutive days occurring in the twelve consecutive calendar months most recently ended (or on such date if such date shall be the last day of a calendar month) on each day of which Consolidated Current Debt shall not have been in excess of the amount of Long-Term Funded Debt that the Companies could have incurred, but did not incur, on such day in accordance with subpart (a)(v) above.

      (c) Generally. For the purposes of this Section 5.8, any Person becoming a Subsidiary of US Borrower after the date hereof shall be deemed, at the time it becomes a Subsidiary, to have incurred all of its then outstanding Current Debt or Long-Term Funded Debt, and any Person extending, renewing or refunding any Current Debt or Long-Term Funded Debt shall be deemed to have incurred such Current Debt or Long-Term Funded Debt at the time of such extension, renewal or refunding. For the avoidance of doubt, the parties hereto acknowledge and agree that the covenant set forth in this Section 5.8 is to be applied on and as of each date upon which any Company shall, directly or indirectly, create, incur, assume, guarantee or otherwise become directly or indirectly liable with respect to (or, as described in the immediately preceding sentence, be deemed, directly or indirectly, to create, incur, assume, guarantee or otherwise become directly or indirectly liable with respect to), any Current Debt or Long-Term Funded Debt.

      Section 5.9. Liens. No Company shall create, assume or suffer to exist (upon the happening of a contingency or otherwise) any Lien upon any of its property or assets, whether now owned or hereafter acquired; provided that this Section shall not apply to the following:

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

      (a) Liens (other than any Lien imposed by ERISA) incurred or deposits made in the ordinary course of business:

            (i) in connection with workers' compensation, unemployment insurance and other types of social security or retirement benefits, or

            (ii) to secure (or to obtain letters of credit that secure) the performance of tenders, statutory obligations, surety bonds, bids, leases (other than capital leases), performance bonds, purchase, construction or sales contracts and other similar obligations, in each case not incurred or made in connection with the borrowing of money, the obtaining of advances or credit or the payment of the deferred purchase price of property;

      (b) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, materialmen and other similar Liens, in each case incurred in the ordinary course of business for sums not yet due and payable or the payment of which is not at the time required by Section 5.2;

      (c) Liens arising from judicial attachments or judgments, or securing appeal bonds, and other similar Liens, provided that

            (i) the execution or other enforcement of such Liens is effectively stayed, and

            (ii) the claims secured thereby are being actively contested in good faith and adequate reserves in respect thereof have been established by such Company in accordance with GAAP;

      (d) leases or subleases granted to others, easements, rights-of-way, restrictions and other similar charges or encumbrances, in each case incidental to, and not interfering with, the ordinary conduct of the business of a Company, provided that such Liens do not, in the aggregate, materially impair the use of such property by such Company;

      (e) Liens for taxes not yet due or that are being actively contested in good faith by appropriate proceedings and for which adequate reserves shall have been established in accordance with GAAP;

      (f) Liens on property or assets of a Subsidiary to secure obligations of such Subsidiary to a Credit Party; or

      (g) other Liens securing Debt permitted pursuant to Section 5.8(a)(v) hereof (but subject to Section 5.7(a) hereof).

If, US Borrower shall, or shall permit any of its Subsidiaries to, directly or indirectly create, incur, assume or permit to exist any Lien securing the obligations pursuant to the Note Purchase Agreements, it will make or cause to be made effective provision whereby the Obligations will be secured equally and ratably with any and all other obligations thereby secured, such security to be pursuant to agreements reasonably satisfactory to the Required Lenders and, in any such

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

case, the Obligations shall have the benefit, to the fullest extent that, and with such priority as, the holders of the Obligations may be entitled under applicable law, of an equitable Lien on such property. Such violation of this
Section 5.9 will constitute an Event of Default, whether or not provision is made for an equal and ratable Lien pursuant to this Section 5.9.

      Section 5.10. Regulations T, U and X. No Company shall take any action that would result in any non-compliance of the Loans or Letters of Credit with Regulations T, U or X, or any other applicable regulation, of the Board of Governors of the Federal Reserve System. Margin stock does not and shall not constitute more than five percent (5%) of the value of the consolidated assets of any Company and each Company does not have any present intention that margin stock will constitute more than five percent (5%) of the value of such assets.

      Section 5.11. Compliance with Laws. Each Company:

      (a) shall maintain in effect all permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from any Governmental Authority necessary for the conduct of its business and will comply with all applicable laws relating thereto; and

      (b) shall comply with all federal, state, provincial, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment and labor practices;

except, with respect to subsection (a) or (b) above, as would not result in a Material Adverse Effect.

      Section 5.12. Merger and Sale of Assets. No Company shall merge, amalgamate or consolidate with any other Person, or sell, lease or transfer or otherwise dispose of any assets (including the capital stock of a Subsidiary) to any Person other than in the ordinary course of business, except that, if no Default or Event of Default shall then exist or immediately thereafter shall begin to exist:

      (a) any Company may merge (or amalgamate) with any other Person, provided that if such Company is US Borrower, such Company shall be the continuing or surviving Person;

      (b) Canadian Borrower may amalgamate with any other Person, provided that the amalgamated corporation resulting from such amalgamation shall deliver a written confirmation to Agent confirming that it is subject to all of the obligations of Canadian Borrower hereunder and such other documentation as Agent may reasonably request, all in form and substance reasonably satisfactory to Agent and the Lenders;

      (c) any Subsidiary may sell, lease, transfer or otherwise dispose of any of its assets to (i) a Borrower or (ii) any Wholly-Owned Subsidiary;

      (d) any Borrower may sell, lease, transfer or otherwise dispose of any of its assets to any Wholly-Owned Subsidiary;

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

      (e) any Company may sell, lease, transfer or otherwise dispose of any assets to any other Company so long as such sale, lease or transfer is for fair market value;

      (f) any Company may sell, lease, transfer or otherwise dispose of any assets that are obsolete, worn-out or no longer used or useful in such Company's business;

      (g) any Company may sell, lease, transfer or otherwise dispose of any assets to any Person so long as (i) such disposition is for fair market value (as determined by such Company); and (ii) the aggregate amount of all such dispositions pursuant to this subsection (g) for all of the Companies does not exceed, for the most recently completed four fiscal quarters of US Borrower, an amount equal to fifteen percent (15%) of Consolidated Total Assets for the most recently completed fiscal year of US Borrower; provided, however, that if the proceeds hereof are intended to be used to effect a Debt Prepayment Application or a Property Reinvestment Application within three hundred sixty-five (365) days, then such sale, lease, transfer or other disposition shall be excluded for the purposes of determining compliance with this Section 5.12(g); or

      (h) Acquisitions may be effected in accordance with the provisions of
Section 5.13 hereof.

      Section 5.13. Acquisitions. No Company shall effect an Acquisition; provided, however, that a Company may effect an Acquisition so long as:

      (a) in the case of a merger, amalgamation or other combination including US Borrower, US Borrower shall be the surviving entity;

      (b) in the case of a merger, amalgamation or other combination including Canadian Borrower, the surviving entity shall deliver a written confirmation to Agent confirming that it is subject to all of the obligations of Canadian Borrower hereunder and such other documentation as Agent may reasonably request, all in form and substance reasonably satisfactory to Agent and the Lenders;

      (c) the business to be acquired shall be similar or complementary to the lines of business of the Companies;

      (d) such Acquisition is not actively opposed by the board of directors (or similar governing body) of the selling Persons or the Persons whose equity interests are to be acquired;

      (e) the Companies shall be in full compliance with the Loan Documents both prior to and subsequent to the transaction;

      (f) no Default or Event of Default shall exist prior to or after giving effect to such Acquisition; and

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

      (g) if the Consideration paid for such Acquisition is in excess of One Hundred Million Dollars ($100,000,000), Borrowers shall have provided to Agent and the Lenders, at least ten (10) days prior to such Acquisition, historical financial statements of the target entity and a pro forma financial statement of the Companies accompanied by a certificate of a Financial Officer of US Borrower showing pro forma compliance with Section 5.7 hereof, both before and after the proposed Acquisition.

      Section 5.14. Notice.

      (a) Notice of Default. Borrowers shall cause a Financial Officer to promptly notify Agent and the Lenders, in writing, whenever any Default or Event of Default may occur hereunder or any representation or warranty made in Article VI hereof or elsewhere in this Agreement or in any Related Writing may for any reason cease in any material respect to be true and complete.

      (b) Notice to Noteholders. Borrowers shall provide written notice to Agent and the Lenders contemporaneously with any material notice required to be provided to the Noteholders under any Note Purchase Agreement (without duplication of notices otherwise required hereunder).

      (c) Notice of Change in Control or Control Event. Borrowers shall give written notice to Agent and the Lenders of a Change in Control or Control Event within five Business Days after any Financial Officer has knowledge of the occurrence of such Change in Control or Control Event.

      Section 5.15. Environmental Compliance. Each Company shall comply in all material respects with any and all Environmental Laws and Environmental Permits including, without limitation, all Environmental Laws in jurisdictions in which such Company owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. Borrowers shall furnish to the Lenders, promptly after receipt thereof, a copy of any notice such Company may receive from any Governmental Authority or private Person or otherwise that any material litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against such Company, any real property in which such Company holds any interest or any past or present operation of such Company. No Company shall allow the material release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person or otherwise. Borrowers shall defend, indemnify and hold Agent and the Lenders harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys' fees) arising out of or resulting from the noncompliance of any Company with any Environmental Law. Such indemnification shall survive any termination of this Agreement.

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

      Section 5.16. Affiliate Transactions. No Company shall, directly or indirectly, enter into or permit to exist any material transaction (including, without limitation, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of a Company (other than a Company that is a Credit Party) on terms that shall be less favorable (considered as a whole) to such Company than those that might be obtained at the time in a transaction with a non-Affiliate; provided, however, that the foregoing shall not prohibit (a) the payment of customary and reasonable directors' fees to directors who are not employees of a Company or an Affiliate; (b) any transaction between a Company (if a Credit Party) and an Affiliate (if a Credit Party) which US Borrower reasonably determines in good faith is beneficial to the Companies as a whole and which is not entered into for the purpose of hindering the exercise by Agent or the Lenders of their rights or remedies under this Agreement; (c) any employment agreement, employee benefit plan, stock option plan, officer and director indemnification agreement or any similar arrangement entered into by a Company in the ordinary course of business; or (d) loans to employees or officers to the extent permitted under this Agreement.

      Section 5.17. Use of Proceeds. Borrowers use of the proceeds of the Loans shall be solely for working capital and other general corporate purposes of the Companies, and for Acquisitions.

      Section 5.18. Sale and Leaseback Transactions. No Company shall enter into or permit to continue any Sale/Leaseback Transaction unless (a) the Attributable Debt associated therewith can be incurred and remain outstanding in accordance with the requirements of Section 5.7(a) hereof, or (b) such Company shall give written notice to Agent prior to consummation of any such transaction that it intends to apply the Net Proceeds Amount arising therefrom to a Debt Prepayment Application or a Property Reinvestment Application within three hundred sixty-five (365) days after such consummation, in which event such transaction, only for the purpose of determining compliance with this Section 5.18, shall be deemed not to be a Sale/Leaseback Transaction; provided that, if such Company shall fail to apply such Net Proceeds Amount as stated in such notice within such period, such failure shall constitute an Event of Default.

      Section 5.19. Guaranty Under Material Indebtedness Agreement. No Company shall be or become a Guarantor of the Indebtedness incurred pursuant to any Note Purchase Agreement or any other Material Indebtedness Agreement unless such Company shall also become a Guarantor of Payment under this Agreement prior to or concurrently therewith by executing and delivering to Agent, for the benefit of the Lenders, a Guaranty of Payment of all of the Obligations, such agreement to be in form and substance acceptable to Agent (it being understood and agreed that the forms of Guaranty of Payment executed and delivered on the date hereof are in form and substance acceptable to Agent), along with any such other supporting documentation, corporate governance and authorization documents, and an opinion of counsel, in each case reasonably requested by Agent.

      Section 5.20. Restrictive Agreements. Except as set forth in this Agreement, Borrowers shall not, and shall not permit any of their Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (a) make, directly or indirectly, any Capital Distribution to any Borrower or Guarantor of Payment, (b) make, directly or indirectly, loans or advances or capital contributions to any Borrower or Guarantor of Payment or (c) transfer, directly or indirectly, any of the properties or assets of such Subsidiary to any Borrower or Guarantor of Payment; except, with respect to (a), (b) or (c), for such encumbrances or restrictions existing under or by reason of (i) applicable law, (ii) customary non-assignment provisions in leases or other agreements entered in the ordinary course of business and consistent with past practices, or (iii) customary restrictions in security agreements or mortgages securing Indebtedness of a Company, or capital leases, of a Company to the extent such restrictions shall only restrict the transfer of the property subject to such security agreement, mortgage or lease.

      Section 5.21. Other Covenants. If, at any time, any Note Purchase Agreement existing as of the Closing Date (but including amendments thereof) is amended, restated or otherwise modified, and the result thereof is that one or more Financial Covenants, as hereinafter defined, contained therein are either not contained in this Agreement or are contained in this Agreement but are more favorable to the Noteholders than are the terms of this Agreement to the Lenders, this Agreement shall, without any further action on the part of any Borrower or the Lenders, be deemed to be amended automatically to include each such additional or more favorable Financial Covenant, unless the Required Lenders provide written notice to US Borrower to the contrary within thirty (30) days after having received written notice from US Borrower of the effectiveness of such additional or more favorable Financial Covenant. No modification or amendment of any such Note Purchase Agreement that results in any Financial Covenant becoming less restrictive shall be effective as a modification, amendment or waiver under this Agreement. Borrowers further covenant promptly to execute and deliver at their expense (including, without limitation, attorneys' fees and expenses) an amendment to this Agreement in form and substance satisfactory to the Required Lenders, provided that the execution and delivery of such amendment shall not be a precondition to the effectiveness of such additional or more favorable Financial Covenant as provided for in this Section
5.21. The provisions of this Section 5.21 shall apply successively to each change in a Financial Covenant contained in any such Note Purchase Agreement. For purposes of this Section 5.21, "Financial Covenant" shall mean any covenant or equivalent provision (including, without limitation, any default or event of default provision and definitions of defined terms used therein) requiring any Company (a) to maintain any level of financial performance (including, without limitation, a specified level of net worth, total assets, cash flow or net income), (b) not to exceed any maximum level of Indebtedness, (c) to maintain any relationship of any component of its capital structure to any other component thereof (including, without limitation, the relationship of indebtedness, senior indebtedness or subordinated indebtedness to total capitalization or to net worth), or (d) to maintain any measure of its ability to service its indebtedness (including, without limitation, falling below any specified ratio of revenues, cash flow or net income to interest expense, rental expense, capital expenditures and/or scheduled payments of Indebtedness).

      Section 5.22. Pari Passu Ranking. The Obligations shall, and each Borrower shall take all necessary action to ensure that the Obligations shall, at all times, rank at least pari passu in right of payment with all other senior unsecured Indebtedness of such Borrower.

      Section 5.23. Note Purchase Agreements. US Borrower shall not, without the prior written consent of Agent and the Required Lenders, (a) amend, restate, supplement or otherwise modify any Note Purchase Agreement to (i) increase the principal amount outstanding

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

thereunder, unless the amount of such increase shall be permitted pursuant to
Section 5.8 hereof, or (ii) otherwise modify any provision such that a Default or Event of Default will exist, or (b) grant or suffer to exist (upon the happening of a contingency or otherwise) any Lien securing any of the obligations under any of the Note Purchase Agreements.

                   ARTICLE VI. REPRESENTATIONS AND WARRANTIES

      Section 6.1. Corporate Existence; Subsidiaries; Foreign Qualification. Each Company is duly organized, validly existing and in good standing under the laws of its state or jurisdiction of incorporation or organization, and as of the Closing Date is duly qualified and authorized to do business and is in good standing as a foreign entity in the jurisdictions where the character of its property or its business activities makes such qualification necessary, except where a failure to qualify will not result in a Material Adverse Effect.
Schedule 6.1 hereto sets forth, as of the Closing Date, each Subsidiary of a Borrower, its state or jurisdiction of formation, its registered office (if it is a Canadian organization), its relationship to US Borrower, including the percentage of each class of stock owned by a Company, each Person that owns the stock or other equity interest of each Company (other than US Borrower).

      Section 6.2. Corporate Authority. Each Credit Party has the corporate or other organizational right and power and is duly authorized and empowered to enter into, execute and deliver the Loan Documents to which it is a party and to perform and observe the provisions of the Loan Documents. The Loan Documents to which each Credit Party is a party have been duly authorized and approved by such Credit Party's board of directors or other governing body, as applicable, and are the valid and binding obligations of such Credit Party, enforceable against such Credit Party in accordance with their respective terms, except as enforceability thereof may be limited by bankruptcy, insolvency, moratorium and similar laws and by equitable principles, whether considered at law or in equity. The execution, delivery and performance of the Loan Documents will not conflict with nor result in any breach in any of the provisions of, or constitute a default under, or result in the creation of any Lien (other than Liens permitted under Section 5.9 hereof) upon any assets or property of any Company under the provisions of, such Company's Organizational Documents or any material agreement.

      Section 6.3. Compliance with Laws. Except as set forth on Schedule 6.3 hereto or except as would not have a Material Adverse Effect, each Company:

      (a) holds permits, certificates, licenses, orders, registrations, franchises, authorizations, and other approvals from any Governmental Authority necessary for the conduct of its business and is in compliance with all applicable laws relating thereto;

      (b) is in compliance with all federal, state, provincial, local, or foreign applicable statutes, rules, regulations, and orders including, without limitation, those relating to environmental protection, occupational safety and health, and equal employment and labor practices; and

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

      (c) is not in violation of or in default under any agreement to which it is a party or by which its assets are subject or bound.

      Section 6.4. Litigation and Administrative Proceedings. Except as disclosed on Schedule 6.4 hereto or as would not have a Material Adverse Effect, there are (a) no lawsuits, actions, investigations, or other proceedings pending or threatened against any Company, or in respect of which any Company may have any liability, in any court or before any Governmental Authority, arbitration board, or other tribunal, (b) no orders, writs, injunctions, judgments, or decrees of any court or government agency or instrumentality to which any Company is a party or by which the property or assets of any Company are bound, and (c) no grievances, disputes, or controversies outstanding with any union or other organization of the employees of any Company, or threats of work stoppage, strike, or pending demands for collective bargaining.

      Section 6.5. Title to Assets. Each Company has title to and ownership of all material properties it purports to own, which properties are free and clear of all Liens, except those permitted under Section 5.9 hereof.

      Section 6.6. Liens and Security Interests. On and after the Closing Date, except for Liens permitted pursuant to Section 5.9 hereof, (a) there is and will be no Uniform Commercial Code or Personal Property Security Act Financing Statement outstanding covering any personal property of any Company; (b) there is and will be no mortgage or deed of hypothec outstanding covering any real property of any Company; and (c) no real or personal property of any Company is subject to any security interest or Lien of any kind.

      Section 6.7. Tax Returns. All federal, state, provincial and material local tax returns and other material reports required by law to be filed in respect of the income, business, properties and employees of each Company have been filed and all material taxes, assessments, fees and other governmental charges that are shown thereon to be due and payable have been paid, except as otherwise permitted herein. The provision for taxes on the books of each Company is adequate for all years not closed by applicable statutes and for the current fiscal year.

      Section 6.8. Environmental Laws. Except as disclosed on Schedule 6.8 hereto, (a) each Company is in material compliance with all Environmental Laws, including, without limitation, all Environmental Laws in all jurisdictions in which any Company owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise; (b) no material litigation or proceeding arising under, relating to or in connection with any Environmental Law or Environmental Permit is pending or, to the best knowledge of each Company, threatened, against any Company, any real property in which any Company holds or has held an interest or any past or present operation of any Company; and (c) no material release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred (other than those that are currently being cleaned up in accordance with Environmental Laws), on, under or to any real property in which any Company holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this Section, "litigation or proceeding" means any demand, claim, notice, suit, suit in

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

equity, action, administrative action, investigation or inquiry whether brought by any Governmental Authority or private Person, or otherwise.

      Section 6.9. Continued Business. There exists no actual, pending, or, to each Borrower's knowledge, any threatened termination, cancellation or limitation of, or any modification or change in the business relationship of any Company and any customer or supplier, or any group of customers or suppliers, whose purchases or supplies, individually or in the aggregate, are material to the business of any Company, and there exists no present condition or state of facts or circumstances that would have a Material Adverse Effect or prevent a Company from conducting such business or the transactions contemplated by this Agreement in substantially the same manner in which it was previously conducted.

      Section 6.10. Employee Benefits Plans.

      (a) Schedule 6.10 hereto identifies each ERISA Plan and each Multiemployer Plan as of the Closing Date. Except as set forth on Schedule 6.10 hereto, no ERISA Event has occurred or is expected to occur with respect to an ERISA Plan that would have a Material Adverse Effect. Except as would not result in a Material Adverse Effect, full payment has been made of all amounts that a Controlled Group member is required, under applicable law or under the governing documents, to have paid as a contribution to or a benefit under each ERISA Plan. The liability of each Controlled Group member with respect to each ERISA Plan has been fully funded based upon reasonable and proper actuarial assumptions, has been fully insured, or has been fully reserved for on its financial statements except for such failure that would not result in a Material Adverse Effect. No changes have occurred or are expected to occur that would cause a material increase in the cost of providing benefits under the ERISA Plan. With respect to each ERISA Plan that is intended to be qualified under Code Section 401(a), (i) the ERISA Plan and any associated trust operationally comply in all material respects with the applicable requirements of Code Section 401(a) except for such failure that would not result in a Material Adverse Effect; (ii) the ERISA Plan and any associated trust have been amended to comply with all such requirements as currently in effect, other than those requirements for which a retroactive amendment can be made within the "remedial amendment period" available under Code Section 401(b) (as extended under Treasury Regulations and other Treasury pronouncements upon which taxpayers may rely) except for such failure that would not result in a Material Adverse Effect; (iii) the ERISA Plan and any associated trust have received a favorable determination letter from the Internal Revenue Service stating that the ERISA Plan qualifies under Code
Section 401(a), that the associated trust qualifies under Code Section 501(a) and, if applicable, that any cash or deferred arrangement under the ERISA Plan qualifies under Code Section 401(k), unless the ERISA Plan was first adopted at a time for which the above-described "remedial amendment period" has not yet expired; (iv) the ERISA Plan currently satisfies the requirements of Code
Section 410(b), subject to any retroactive amendment that may be made within the above-described "remedial amendment period" except for such failure that would not result in a Material Adverse Effect; and (v) no contribution made to the ERISA Plan is subject to an excise tax under Code Section 4972 that would have a Material Adverse Effect. Except as would not result in a Material Adverse Effect, with respect to any Pension Plan, the "accumulated benefit obligation" of Controlled Group members with respect to the Pension Plan (as determined in

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

accordance with Statement of Accounting Standards No. 87, "Employers' Accounting for Pensions") does not exceed the fair market value of Pension Plan assets.

      (b) Canadian Pension Plan and Benefit Plans. As of the Closing Date,
Schedule 6.10 hereto lists all Canadian Benefit Plans and Canadian Pension Plans currently maintained or contributed to by Canadian Borrower. The Canadian Pension Plans are duly registered under the Income Tax Act (Canada) and all other applicable laws which require registration. Canadian Borrower has complied with and performed all of its obligations under and in respect of the Canadian Pension Plans and Canadian Benefit Plans under the terms thereof, any funding agreements and all applicable laws (including any fiduciary, funding, investment and administration obligations) except to the extent as would not reasonably be expected to have a Material Adverse Effect. All employer and employee payments, contributions or premiums to be remitted, paid to or in respect of each Canadian Pension Plan or Canadian Benefit Plan have been paid in a timely fashion in accordance with the terms thereof, any funding agreement and all applicable laws except to the extent the failure to do so would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 6.10 hereto, as of the Closing Date, there are no outstanding actions or suits concerning the assets of the Canadian Pension Plans or the Canadian Benefit Plans. Except as set forth on Schedule 6.10 hereto, as of the Closing Date, each of the Canadian Pension Plans is fully funded on an ongoing basis (using actuarial methods and assumptions as of the date of the valuations last filed with the applicable Governmental Authorities and that are consistent with generally accepted actuarial principles).

      Section 6.11. Consents or Approvals. No consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person is required to be obtained or completed by any Company in connection with the execution, delivery or performance of any of the Loan Documents, that has not already been obtained or completed.

      Section 6.12. Solvency.

      (a) US Borrower. US Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that US Borrower has incurred to Agent and the Lenders. US Borrower is not insolvent as defined in any applicable state, federal or relevant foreign statute, nor will US Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Agent and the Lenders. US Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agent and the Lenders incurred hereunder. US Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

      (b) Canadian Borrower. Canadian Borrower has received consideration that is the reasonable equivalent value of the obligations and liabilities that Canadian Borrower has incurred to Agent, Canadian Funding Agent and the Canadian Lenders. Canadian Borrower is not insolvent as defined in any applicable state, provincial, federal, municipal or relevant foreign statute, nor will Canadian Borrower be rendered insolvent by the execution and delivery of the Loan Documents to Agent, Canadian Funding Agent and the Canadian Lenders. Canadian Borrower is not engaged or about to engage in any business or transaction for which the assets

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

retained by it are or will be an unreasonably small amount of capital, taking into consideration the obligations to Agent, Canadian Funding Agent and the Canadian Lenders incurred hereunder. Canadian Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay such debts as they mature.

      Section 6.13. Financial Statements. Except as disclosed on Schedule 6.13 hereto, the Consolidated financial statements of US Borrower for the fiscal year ended April 30, 2003 and the unaudited Consolidated financial statements of Borrowers for the fiscal quarter ended January 31, 2004, furnished to Agent and the Lenders, are true and complete, have been prepared in accordance with GAAP, and fairly present in all material respects the financial condition of the Companies as of the dates of such financial statements and the results of their operations for the periods then ending (other than, with respect to interim statements, the absence of footnotes and subject to year-end adjustments). Since the dates of such statements, there has been no material adverse change in any Company's financial condition, properties or business or any change in any Company's accounting procedures.

      Section 6.14. Regulations. No Company is engaged principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" (within the meaning of Regulation U of the Board of Governors of the Federal Reserve System of the United States of America). Neither the granting of any Loan (or any conversion thereof) or Letter of Credit nor the use of the proceeds of any Loan or Letter of Credit will violate, or be inconsistent with, the provisions of Regulation T, U or X or any other Regulation of such Board of Governors. Margin stock does not and shall not constitute more than five percent (5%) of the value of the consolidated assets of any Company and each Company does not have any present intention that margin stock will constitute more than five percent (5%) of the value of such assets.

      Section 6.15. Material Agreements. Except as disclosed on Schedule 6.15 hereto as of the Closing Date, no Company is a party to any (a) Material Indebtedness Agreement (excluding the Loan Documents and the Note Purchase Agreement), (b) contract, commitment, agreement, or other arrangement with any of its "Affiliates" (as such term is defined in the Securities Exchange Act of 1934, as amended) other than a Company, or (c) collective bargaining agreement; which, in the case of subsections (a), (b) and (c) above, if violated, breached or terminated, would have or would be reasonably expected to have a Material Adverse Effect.

      Section 6.16. Intellectual Property. Each Company owns, or has the right to use all of the patents, patent applications, industrial designs, trademarks, service marks, copyrights, licenses, and rights with respect to the foregoing necessary for the conduct of its business without any known conflict with the rights of others, except as would not result in a Material Adverse Effect.

      Section 6.17. Insurance. The Companies maintain with financially sound and reputable insurers insurance with coverage and limits as required by law and as is customary with similarly situated Persons engaged in the same or similar businesses as the Companies.

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

      Section 6.18. Accurate and Complete Statements. Neither the Loan Documents nor any written statement made by any Company in connection with any of the Loan Documents contains any untrue statement of a material fact or omits a material fact necessary to make the statements contained therein or in the Loan Documents not misleading. There is no known fact that any Company has not disclosed to Agent and the Lenders that has or is likely to have a Material Adverse Effect.

      Section 6.19. Note Purchase Agreements. (a) No Default or Event of Default (as each term (or similar term, if any) is defined in the Note Purchase Agreements) exists, nor will any such Default or Event of Default exist immediately after the granting of any loan under this Agreement or the Note Purchase Agreement, or any agreement executed in connection therewith; (b) no Company has incurred any "Debt" (as defined, or as a similar term is defined, in each Note Purchase Agreement) in violation of the provisions of any Note Purchase Agreement; and (c) the Obligations (as defined herein) constitute "Debt" (as defined or, as a similar term is defined, in each Note Purchase Agreement) permitted pursuant to the provisions of the Note Purchase Agreements. No Subsidiary is a Guarantor under any Note Purchase Agreement or any other Material Indebtedness Agreement that is not also a Guarantor of Payment hereunder.

      Section 6.20. Investment Company; Holding Company. No Company is (a) an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or (b) subject to regulation under the Public Utility Holding Company Act of 1935 or the Federal Power Act, each as amended, or any foreign, federal, state or local statute or regulation limiting its ability to incur Indebtedness.

      Section 6.21. Existing Indebtedness. Except as described therein, Schedule
6.21 sets forth a complete and correct list of all outstanding Indebtedness of the Companies as of April 30, 2004, since which date there has been no material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Companies. No Company is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of any Company and no event or condition exists with respect to any Indebtedness of any Company the outstanding principal amount of which exceeds Fifteen Million Dollars ($15,000,000) that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.

      Section 6.22. Defaults. No Default or Event of Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

                         ARTICLE VII. EVENTS OF DEFAULT

      Each of the following shall constitute an Event of Default hereunder:

      Section 7.1. Payments. If (a) the interest on any Loan or any facility, utilization or other fee shall not be paid in full punctually when due and payable or within five Business Days thereafter, or (b) the principal of any Loan or any obligation under any Letter of Credit shall not be paid in full when due and payable.

      Section 7.2. Special Covenants. If any Company shall fail or omit to perform and observe Section 5.7, 5.8, 5.9, 5.12, 5.19, 5.21, 5.22 or 5.23
hereof.

      Section 7.3. Other Covenants. If any Company shall fail or omit to perform and observe any agreement or other provision (other than those referred to in Section 7.1 or 7.2 hereof) contained or referred to in this Agreement or any Related Writing that is on such Company's part to be complied with, and that Default shall not have been fully corrected within thirty (30) days after the earlier of (a) any Financial Officer of such Company becomes aware of the occurrence thereof, or (b) the giving of written notice thereof to US Borrower by Agent or any Lender that the specified Default is to be remedied.

      Section 7.4. Representations and Warranties. If any representation, warranty or statement made in or pursuant to this Agreement or any Related Writing or any other material written factual information furnished by any Company to the Lenders or any thereof or any other holder of any Note, shall be false or erroneous in any material respect.

      Section 7.5. Cross Default.

      (a) Note Purchase Agreement. If (i) any event of default (as each term or similar term is defined in any Note Purchase Agreement) shall occur under any Note Purchase Agreement or any agreement executed in connection therewith, or
(ii) the Indebtedness incurred in connection with any Note Purchase Agreement shall be accelerated for any reason.

      (b) Other Cross Defaults. If any Company shall:

            (i) default in the payment of principal or interest due and owing on any Indebtedness that is outstanding in an aggregate principal amount of Five Million Dollars ($5,000,000) or more beyond any period of grace provided with respect thereto;

            (ii) default in the payment of principal or interest due and owing under any Material Indebtedness Agreement beyond any period of grace provided with respect thereto or in the performance or observance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to cause the Indebtedness (or any part thereof) under such Material Indebtedness Agreement to become due prior to its stated maturity; or

            (iii) default in the performance or observance of any term or condition contained in any agreement evidencing Indebtedness in an aggregate outstanding principal amount of Thirty Million Dollars ($30,000,000) or more, if the effect of such default is to allow the acceleration of the maturity of such Indebtedness.

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

      Section 7.6. ERISA Default. The occurrence of one or more ERISA Events that (a) the Required Lenders determine would have a Material Adverse Effect, or
(b) results in a material Lien on any of the assets of any Company.

      Section 7.7. Change in Control. If any Change in Control shall occur.

      Section 7.8. Money Judgment. A final judgment or order for the payment of money shall be rendered against any Company by a court of competent jurisdiction, that remains unpaid or unstayed and undischarged for a period (during which execution shall not be effectively stayed) of thirty (30) days after the date on which the right to appeal has expired, provided that the aggregate of all such judgments at any time unstayed or undischarged, for all such Companies, shall exceed Fifteen Million Dollars ($15,000,000).

      Section 7.9. Validity of Loan Documents. (a) Any material provision, in the reasonable opinion of Agent, of any Loan Document shall at any time for any reason cease to be valid, binding and enforceable against any Credit Party; (b) the validity, binding effect or enforceability of any Loan Document against any Credit Party shall be contested by any Credit Party; (c) any Credit Party shall deny that it has any or further liability or obligation under any Loan Document; or (d) any Loan Document shall be terminated, invalidated or set aside, or be declared ineffective or inoperative or in any way cease to give or provide to Agent and the Lenders the benefits purported to be created thereby. In addition to any other material Loan Documents, this Agreement, each Note and each Guaranty of Payment shall be deemed to be "material".

      Section 7.10. Solvency. If any Company (other than a Dormant Subsidiary) shall (a) except as permitted pursuant to Section 5.12 hereof, discontinue business, (b) generally not pay its debts as such debts become due, (c) make a general assignment for the benefit of creditors, (d) apply for or consent to the appointment of an interim receiver, a receiver and manager, an administrator, sequestrator, monitor, a custodian, a trustee, an interim trustee, liquidator, agent or other similar official of all or a substantial part of its assets or of such Company, (e) be adjudicated a debtor or insolvent or have entered against it an order for relief under Title 11 of the United States Code, or under any other bankruptcy insolvency, liquidation, winding-up, corporate or similar statute or law, foreign, federal, state or provincial, in any applicable jurisdiction, now or hereafter existing, as any of the foregoing may be amended from time to time, or other applicable statute for jurisdictions outside of the United States, as the case may be, (f) file a voluntary petition in bankruptcy, or file a proposal or notice of intention to file a proposal or have an involuntary proceeding filed against it and the same shall continue undismissed for a period of sixty (60) days from commencement of such proceeding or case, or file a petition or an answer or an application or a proposal seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal, provincial or state, or, if applicable, other jurisdiction) relating to relief of debtors, (g) suffer or permit or to continue unstayed and in effect for sixty
(60) consecutive days any judgment, decree or order entered by a court of competent jurisdiction, that approves a petition or an application or a proposal seeking

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

its reorganization or appoints an interim receiver, a receiver and manager, an administrator, custodian, trustee, interim trustee or liquidator of all or a substantial part of its assets, or of such Company, (h) take, or omit to take, any action in order thereby to effect any of the foregoing, (i) have assets, the value of which is less than its liabilities (taking into account prospective and contingent liabilities), or (j) have a moratorium declared in respect of any of its Indebtedness, or any analogous procedure or step is taken in any jurisdiction.

                       ARTICLE VIII. REMEDIES UPON DEFAULT

      Notwithstanding any contrary provision or inference herein or elsewhere:

      Section 8.1. Optional Defaults. If any Event of Default referred to in
Section 7.1, 7.2, 7.3, 7.4, 7.5, 7.6, 7.7, 7.8 or 7.9 hereof shall occur, Agent may, with the consent of the Required Lenders, and shall, at the written request of the Required Lenders, give written notice to Borrowers, to:

      (a) terminate the Commitment, if not previously terminated, and, immediately upon such election, the obligations of the Lenders, and each thereof, to make any further Loan and the obligation of the Fronting Lender to issue any Letter of Credit immediately shall be terminated, and/or

      (b) accelerate the maturity of all of the Obligations (if the Obligations are not already due and payable), whereupon all of the Obligations shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by each Borrower.

      Section 8.2. Automatic Defaults. If any Event of Default referred to in
Section 7.10 hereof shall occur:

      (a) all of the Commitment shall automatically and immediately terminate, if not previously terminated, and no Lender thereafter shall be under any obligation to grant any further Loan, nor shall the Fronting Lender be obligated to issue any Letter of Credit, and

      (b) the principal of and interest then outstanding on all of the Loans, and all of the other Obligations, shall thereupon become and thereafter be immediately due and payable in full (if the Obligations are not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by each Borrower.

      Section 8.3. Letters of Credit. If the maturity of the Obligations shall be accelerated pursuant to Section 8.1 or 8.2 hereof, US Borrower shall immediately deposit with Agent, as security for the obligations of US Borrower (or US Borrower together with another Company) and to reimburse Agent and the US Lenders for any then outstanding Letters of Credit, cash equal to one hundred five percent (105%) of the sum of the aggregate undrawn balance of any then outstanding Letters of Credit. Agent and the Lenders are hereby authorized, at their option, to deduct any and all such amounts from any deposit balances then owing by any Lender (or any affiliate of such Lender) to or for the credit or account of any Company, as security for the obligations of US Borrower and any Guarantor of Payment to reimburse Agent and the US Lenders for any then outstanding Letters of Credit.

      Section 8.4. Offsets. If there shall occur or exist any Event of Default referred to in Section 7.10 hereof or if the maturity of the Obligations is accelerated pursuant to Section 8.1 or 8.2 hereof, each Lender shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all Obligations then owing by a Borrower or Guarantor of Payment to such Lender (including, without limitation, any participation purchased or to be purchased pursuant to Section 2.2(b), 2.2(c) or 8.5 hereof), whether or not the same shall then have matured, any and all deposit (general or special) balances and all other indebtedness then held or owing by such Lender (including, without limitation, by branches and agencies or any affiliate of such Lender, wherever located) to or for the credit or account of such Borrower or Guarantor of Payment, all without notice to or demand upon any Borrower or any other Person, all such notices and demands being hereby expressly waived by each Borrower.

      Section 8.5. Equalization Provision.

      (a) Equalization. Each US Lender agrees with the other US Lenders that if it, at any time, shall obtain any Advantage over the other US Lenders, or any thereof, in respect of the Applicable Debt (except as to US Swing Loans and amounts under Article III hereof), such US Lender shall purchase from the other US Lenders, for cash and at par, such additional participation in the Applicable Debt as shall be necessary to nullify the Advantage. Each Canadian Lender agrees with the other Canadian Lenders that if it, at any time, shall obtain any Advantage over the other Canadian Lenders, or any thereof, in respect of the Applicable Debt (except as to Canadian Swing Loans and amounts under Article III hereof), such Canadian Lender shall purchase from the other Canadian Lenders, for cash and at par, such additional participation in the Applicable Debt as shall be necessary to nullify the Advantage.

      (b) Recovery of Advantage. If any such Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Lender receiving the Advantage, each such purchase shall be rescinded, and the purchase price restored (but without interest unless such Lender receiving the Advantage is required to pay interest on the Advantage to the Person recovering the Advantage from such Lender) ratably to the extent of the recovery.

      (c) Application and Sharing of Set-Off Amounts. Each Lender further agrees with the other Lenders that if it at any time shall receive any payment for or on behalf of a Credit Party on any Indebtedness owing by such Credit Party to such Lender by reason of offset of any deposit or other Indebtedness, it shall apply such payment first to any and all Indebtedness owing by such Credit Party to such Lender pursuant to this Agreement (including, without limitation, any participation purchased or to be purchased pursuant to this Section or any other Section of this Agreement). Each Credit Party agrees that any Lender so purchasing a participation from the other Lenders, or any thereof, pursuant to this Section may exercise all of its rights of payment (including the right of set-off) with respect to such participation as fully as if such Lender were a direct creditor of such Credit Party in the amount of such participation.

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

      Section 8.6. Other Remedies. The remedies in this Article VIII are in addition to, not in limitation of, any other right, power, privilege, or remedy, either in law, in equity, or otherwise, to which the Lenders may be entitled. Agent shall exercise the rights under this Article VIII and all other collection efforts on behalf of the Lenders and no Lender shall act independently with respect thereto, except as otherwise specifically set forth in this Agreement.

              ARTICLE IX. THE AGENT AND THE CANADIAN FUNDING AGENT

      The Lenders authorize KeyBank National Association and KeyBank National Association hereby agrees to act as agent for the Lenders in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions. The Lenders authorize Bank of Montreal and Bank of Montreal hereby agrees to act as Canadian funding agent for the Canadian Lenders in respect of this Agreement upon the terms and conditions set forth elsewhere in this Agreement, and upon the following terms and conditions:

      Section 9.1. Appointment and Authorization. Each Lender hereby irrevocably appoints and authorizes Agent (and Canadian Funding Agent, with respect to the Lender Agreement) to take such action as agent on its behalf and to exercise such powers hereunder as are delegated to Agent (and Canadian Funding Agent) by the terms hereof, together with such powers as are reasonably incidental thereto, including, without limitation, to execute and deliver the Intercreditor Agreement and the Lender Agreement on behalf of the Lenders. Neither Agent nor Canadian Funding Agent (or any of their respective affiliates, directors, officers, attorneys or employees) shall (a) be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct (as determined by a court of competent jurisdiction), or be responsible in any manner to any of the Lenders for the effectiveness, enforceability, genuineness, validity or due execution of this Agreement or any other Loan Documents, (b) be under any obligation to any Lender to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions hereof or thereof on the part of Borrowers or any other Company, or the financial condition of Borrowers or any other Company, or (c) be liable to any of the Companies for consequential damages resulting from any breach of contract, tort or other wrong in connection with the negotiation, documentation, administration or collection of the Loans or Letters of Credit or any of the Loan Documents. Each Lender, by becoming a party to this Agreement, agrees to be bound by and subject to the terms and conditions of the Intercreditor Agreement and the Lender Agreement as if it were an original party thereto.

      Section 9.2. Note Holders. Agent and Canadian Funding Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with Agent, signed by such payee and in form satisfactory to Agent.

      Section 9.3. Consultation With Counsel. Agent and Canadian Funding Agent may consult with legal counsel selected by Agent and shall not be liable for any action taken or suffered in good faith by Agent or Canadian Funding Agent, as the case may be, in accordance with the opinion of such counsel.

      Section 9.4. Documents. Neither Agent nor Canadian Funding Agent shall be under any duty to examine into or pass upon the validity, effectiveness, genuineness or value of any Loan Document or any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and Agent and Canadian Funding Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

      Section 9.5. Agent and Affiliates. With respect to the Loans, Agent and Canadian Funding Agent shall have the same rights and powers hereunder as any other Lender and may exercise the same as though it were not Agent or Canadian Funding Agent, and Agent and Canadian Funding Agent and their respective affiliates may accept deposits from, lend money to and generally engage in any kind of business with any Company or any Affiliate.

      Section 9.6. Knowledge of Default. It is expressly understood and agreed that Agent (and Canadian Funding Agent) shall be entitled to assume that no Default or Event of Default has occurred, unless Agent has been notified by a Lender in writing that such Lender believes that a Default or Event of Default has occurred and is continuing and specifying the nature thereof or has been notified by a Borrower pursuant to Section 5.14 hereof.

      Section 9.7. Action by Agent. Subject to the other terms and conditions hereof, so long as Agent shall be entitled, pursuant to Section 9.6 hereof, to assume that no Default or Event of Default shall have occurred and be continuing, Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights that may be vested in it by, or with respect to taking or refraining from taking any action or actions that it may be able to take under or in respect of, this Agreement. Agent shall incur no liability under or in respect of this Agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything that it may do or refrain from doing in the reasonable exercise of its judgment, or that may seem to it to be necessary or desirable in the premises.

      Section 9.8. Notice of Default. In the event that Agent shall have acquired actual knowledge of any Default or Event of Default, Agent shall promptly notify the Lenders and shall take such action and assert such rights under this Agreement as the Required Lenders shall direct and Agent shall inform the other Lenders in writing of the action taken. Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Obligations.

      Section 9.9. Indemnification of Agent and Canadian Funding Agent. The Lenders agree to indemnify Agent and Canadian Funding Agent (to the extent not reimbursed by Borrowers) ratably, according to their respective Overall Commitment Percentages, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent or Canadian Funding Agent in its capacity as agent in any way relating to or arising out of this Agreement, the Intercreditor Agreement, the Lender Agreement or any Loan Document, or any action taken or omitted by Agent or Canadian Funding Agent with respect to this Agreement, the Intercreditor Agreement, the

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Lender Agreement or any Loan Document, provided that no Lender shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements resulting from the gross negligence or willful misconduct of Agent or Canadian Funding Agent, as the case may be, as determined by a court of competent jurisdiction, or from any action taken or omitted by Agent or Canadian Funding Agent, as the case may be, in any capacity other than as agent under this Agreement, the Intercreditor Agreement, the Lender Agreement or any other Loan Document.

      Section 9.10. Successor Agent. Agent may resign as agent hereunder by giving not fewer than thirty (30) days prior written notice to Borrowers and the Lenders. If Agent shall resign under this Agreement, then either (a) the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders (with the consent of Borrowers so long as an Event of Default has not occurred and which consent shall not be unreasonably withheld), or (b) if a successor agent shall not be so appointed and approved within the thirty (30) day period following Agent's notice to the Lenders of its resignation, then Agent shall appoint a successor agent that shall serve as agent until such time as the Required Lenders appoint a successor agent. Upon its appointment, such successor agent shall succeed to the rights, powers and duties as agent, and the term "Agent" shall mean such successor effective upon its appointment, and the former agent's rights, powers and duties as agent shall be terminated without any other or further act or deed on the part of such former agent or any of the parties to this Agreement. In the event that the Canadian Funding Agent shall resign or shall no longer be a Canadian Lender, Agent shall select another Canadian Lender to serve as successor Canadian Funding Agent and such successor shall succeed to the rights, powers and duties of Canadian Funding Agent.

      Section 9.11. Canadian Funding Agent. The Lender that acts as the Canadian Funding Agent from time to time shall be entitled to the same indemnifications with respect to Borrowers and the other Lenders that Agent would have were it performing the administrative duties that the Canadian Funding Agent performs from time to time.

      Section 9.12. Other Agents. As used in this Agreement, the term "Agent" shall only include Agent.

                            ARTICLE X. MISCELLANEOUS

      Section 10.1. Lenders' Independent Investigation. Each Lender, by its signature to this Agreement, acknowledges and agrees that Agent and Canadian Funding Agent have made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of any Company or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between Agent or Canadian Funding Agent and such Lender. Each Lender represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of the Companies in connection with the extension of credit hereunder, and agrees that Agent and Canadian Funding Agent have no duty

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or responsibility, either initially or on a continuing basis, to provide any
Lender with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent or Canadian Funding Agent to the Lenders hereunder), whether coming into its possession before the first Credit Event hereunder or at any time or times thereafter. Each Lender further represents that it has reviewed each of the Loan Documents, including, but not limited to, the Intercreditor Agreement and the Lender Agreement.

      Section 10.2. No Waiver; Cumulative Remedies. No omission or course of dealing on the part of Agent or Canadian Funding Agent, any Lender or the holder of any Note in exercising any right, power or remedy hereunder or under any of the Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder or under any of the Loan Documents. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

      Section 10.3. Amendments, Consents. No amendment, modification, termination, or waiver of any provision of any Loan Document nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Lenders and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no consent of waiver shall be effective to the extent additional obligations are imposed on Agent or Canadian Funding Agent (in its capacity as Agent or Canadian Funding Agent) without its consent. Anything herein to the contrary notwithstanding, unanimous consent of the Lenders shall be required with respect to (a) any increase in the Commitment, the US Revolving Credit Commitment or the Canadian Revolving Credit Commitment, (b) the extension of maturity of the Loans, the scheduled (but not the date of any mandatory prepayment) payment date of interest or principal thereunder, or the payment date of facility, utilization or other fees or amounts payable hereunder, (c) any reduction in the rate of interest on the Loans (provided that the institution of the Default Rate and a subsequent removal of the Default Rate shall not constitute a decrease in interest rate of this Section), or in any amount of principal or interest due on any Loan, or the payment of facility, utilization or other fees hereunder or any change in the manner of pro rata application of any payments made by Borrowers to the Lenders hereunder, other than as provided in Section 2.14 hereof, (d) any change in any percentage voting requirement, voting rights, or the Required Lenders definition in this Agreement, (e) the release of any Borrower or Guarantor of Payment (except in connection with a merger, disposition or other transaction permitted hereunder), or (f) any amendment to this Section 10.3 or Section 8.5 or 9.9 hereof. Notice of amendments or consents ratified by the Lenders hereunder shall be forwarded by Agent to all of the Lenders. Each Lender or other holder of a Note (or interest in any Loan) shall be bound by any amendment, waiver or consent obtained as authorized by this Section, regardless of its failure to agree thereto.

      Section 10.4. Notices. All notices, requests, demands and other communications provided for hereunder shall be in writing and, if to a Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this Agreement, if to a Lender, mailed or delivered to it, addressed to the address of such Lender specified on the signature pages of this Agreement, or, as to each party, at such other address as shall be designated by such

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party in a written notice to each of the other parties. All notices, statements, requests, demands and other communications provided for hereunder shall be given by overnight delivery or first class mail with postage prepaid by registered or certified mail, addressed as aforesaid, or sent by facsimile with telephonic confirmation of receipt, except that all notices hereunder shall not be effective until received.

      Section 10.5. Costs, Expenses and Taxes. US Borrower and, to the extent relating to the Canadian Commitment, Canadian Borrower, agree to pay on demand all costs and expenses of Agent, including but not limited to, (a) syndication, administration, travel and out-of-pocket expenses, including but not limited to attorneys' fees and expenses, of Agent in connection with the preparation, negotiation and closing of the Intercreditor Agreement, the Lender Agreement and the Loan Documents, the administration of the Intercreditor Agreement, the Lender Agreement and the Loan Documents, and the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (b) extraordinary expenses of Agent in connection with the administration of the Intercreditor Agreement, the Lender Agreement and the Loan Documents and the other instruments and documents to be delivered hereunder, (c) the reasonable fees and out-of-pocket expenses of special counsel for Agent, with respect to the foregoing, and of local counsel, if any, who may be retained by said special counsel with respect thereto, and (d) the reasonable fees and out-of-pocket expenses of counsel to Canadian Funding Agent incurred in connection with the Lender Agreement and the Loan Documents. US Borrower and, to the extent relating to the Canadian Commitment, Canadian Borrower, also agree to pay on demand all costs and expenses of Agent and the Lenders, including reasonable attorneys' fees, in connection with the restructuring or enforcement of the Obligations, this Agreement, the Intercreditor Agreement, the Lender Agreement or any Related Writing. In addition, US Borrower and, to the extent relating to the Canadian Commitment, Canadian Borrower, shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of the Loan Documents, and the other instruments and documents to be delivered hereunder, and agree to hold Agent, Canadian Funding Agent and each Lender harmless from and against any and all liabilities with respect to or resulting from any delay in paying or failure to pay such taxes or fees.

      Section 10.6. Indemnification.

      (a) US Borrower. Subject to subpart (c) below, US Borrower agrees to defend, indemnify and hold harmless Agent, Canadian Funding Agent and the US Lenders (and their respective affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorneys' fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent, Canadian Funding Agent or any Lender in connection with any investigative, administrative or judicial proceeding (whether or not such Lender, Agent or Canadian Funding Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of the Intercreditor Agreement, the Lender Agreement and any Loan Document or any actual or proposed use of proceeds of the Loans or any of the Obligations, or any activities of any Company or its Affiliates.

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

      (b) Canadian Borrower. Subject to subpart (c) below, Canadian Borrower agrees to defend, indemnify and hold harmless Agent, Canadian Funding Agent and the Canadian Lenders (and their respective affiliates, officers, directors, attorneys, agents and employees) from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including reasonable attorneys' fees) or disbursements of any kind or nature whatsoever that may be imposed on, incurred by or asserted against Agent, Canadian Funding Agent or any Canadian Lender in connection with any investigative, administrative or judicial proceeding (whether or not such Canadian Lender, Canadian Funding Agent or Agent shall be designated a party thereto) or any other claim by any Person relating to or arising out of the Intercreditor Agreement, the Lender Agreement and any Loan Document executed by Canadian Borrower or any actual or proposed use of proceeds of the Canadian Revolving Loans or the Canadian Swing Loans to Canadian Borrower or any of the Applicable Debt, or any activities of any Company or its Affiliates in connection with the Canadian Commitment.

      (c) Generally. None of Agent, Canadian Funding Agent or any Lender shall have the right to be indemnified under this Section for its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction. All obligations provided for in this Section 10.6 shall survive any termination of this Agreement.

      Section 10.7. Obligations Several; No Fiduciary Obligations. The obligations of the Lenders hereunder are several and not joint. Nothing contained in this Agreement and no action taken by Agent, Canadian Funding Agent or the Lenders pursuant hereto shall be deemed to constitute Agent, Canadian Funding Agent or the Lenders a partnership, association, joint venture or other entity. No default by any Lender hereunder shall excuse the other Lenders from any obligation under this Agreement; but no Lender shall have or acquire any additional obligation of any kind by reason of such default. The relationship between Borrowers and the Lenders with respect to the Loan Documents and the Related Writings is and shall be solely that of debtors and creditors, respectively, and neither Agent or Canadian Funding Agent, nor any Lender shall have any fiduciary obligation toward any Credit Party with respect to any such documents or the transactions contemplated thereby.

      Section 10.8. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, and by facsimile signature, each of which counterparts when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

      Section 10.9. Binding Effect; Borrowers' Assignment. This Agreement shall become effective when it shall have been executed by each Borrower, Agent, Canadian Funding Agent and each Lender and thereafter shall be binding upon and inure to the benefit of each Borrower, Agent, Canadian Funding Agent and each of the Lenders and their respective successors and assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of Agent and all of the Lenders.

      Section 10.10. Lender Assignments.

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      (a) Assignments of Commitments. Each Lender shall have the right at any time or times to assign to an Eligible Transferee (other than to a Lender that shall not be in compliance with this Agreement), without recourse, all or a percentage of all of the following: (i) such Lender's Commitment, (ii) all Loans made by that Lender, (iii) such Lender's Notes, and (iv) such Lender's interest in any Letter of Credit or Swing Loan, and any participation purchased pursuant to Section 2.2(b), 2.2(c) or 8.5 hereof.

      (b) Prior Consent. No assignment may be consummated pursuant to this
Section 10.10 without the prior written consent of US Borrower and Agent (other than an assignment by any Lender to another Lender or to any affiliate of such Lender which affiliate is an Eligible Transferee and either wholly-owned by a Lender or is wholly-owned by a Person that wholly owns, either directly or indirectly, such Lender), which consent of US Borrower and Agent shall not be unreasonably withheld; provided, however, that the consent of US Borrower shall not be required if, at the time of the proposed assignment, any Event of Default shall then exist. Anything herein to the contrary notwithstanding, any Lender may at any time make a collateral assignment of all or any portion of its rights under the Loan Documents to a Federal Reserve Bank, and no such assignment shall release such assigning Lender from its obligations hereunder.

      (c) Minimum Amount. Each such assignment shall be in a minimum amount of the lesser of Five Million Dollars ($5,000,000) of the assignor's Commitment and interest herein, or the entire amount of the assignor's Commitment and interest herein.

      (d) Assignment Fee. Unless the assignment shall be to an affiliate of the assignor or the assignment shall be due to merger of the assignor or for regulatory purposes, either the assignor or the assignee shall remit to Agent, for its own account, an administrative fee of Three Thousand Five Hundred Dollars ($3,500).

      (e) Assignment Agreement. Unless the assignment shall be due to merger of the assignor or a collateral assignment for regulatory purposes, the assignor shall (i) cause the assignee to execute and deliver to US Borrower and Agent an Assignment Agreement, and (ii) execute and deliver, or cause the assignee to execute and deliver, as the case may be, to Agent such additional amendments, assurances and other writings as Agent may reasonably require.

      (f) Non-U.S. Assignee. If the assignment is to be made in respect of the US Commitment to an assignee that is organized under the laws of any jurisdiction other than the United States or any state thereof, the assignor US Lender shall cause such assignee, at least five Business Days prior to the effective date of such assignment, (i) to represent to the assignor US Lender (for the benefit of the assignor US Lender, Agent and the Credit Parties) that under applicable law and treaties no taxes will be required to be withheld by Agent, the Credit Parties or the assignor with respect to any payments to be made to such assignee in respect of the Loans hereunder, (ii) to furnish to the assignor US Lender (and, in the case of any assignee registered in the Register (as defined below), Agent and the Credit Parties) either U.S. Internal Revenue Service Form W-8ECI or U.S. Internal Revenue Service Form W-8BEN, as applicable (wherein such assignee claims entitlement to complete exemption from U.S. federal withholding tax on all payments hereunder), and (iii) to agree (for the benefit of the assignor, Agent and the Credit

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

Parties) to provide to the assignor US Lender (and, in the case of any assignee registered in the Register, to Agent and the Credit Parties) a new Form W-8ECI or Form W-8BEN, as applicable, upon the expiration or obsolescence of any previously delivered form and comparable statements in accordance with applicable U.S. laws and regulations and amendments duly executed and completed by such assignee, and to comply from time to time with all applicable U.S. laws and regulations with regard to such withholding tax exemption.

      (g) Deliveries by Borrowers. Upon satisfaction of all applicable requirements specified in subsections (a) through (f) above, Borrowers shall execute and deliver (i) to Agent, the assignor and the assignee, any consent or release (of all or a portion of the obligations of the assignor) required to be delivered by Borrowers in connection with the Assignment Agreement, and (ii) to the assignee and the assignor, if applicable, an appropriate Note or Notes. After delivery of the new Note or Notes, the assignor's Note or Notes being replaced shall be returned to US Borrower marked "replaced".

      (h) Effect of Assignment. Upon satisfaction of all applicable requirements set forth in subsections (a) through (g) above, and any other condition contained in this Section 10.10, (i) the assignee shall become and thereafter be deemed to be a "Lender" for the purposes of this Agreement, (ii) the assignor shall be released from its obligations hereunder to the extent that its interest has been assigned, (iii) in the event that the assignor's entire interest has been assigned, , the assignor shall cease to be and thereafter shall no longer be deemed to be a "Lender" and (iv) the signature pages hereto and Schedule 1 hereto shall be automatically amended, without further action, to reflect the result of any such assignment.

      (i) Agent to Maintain Register. Agent shall maintain at the address for notices referred to in Section 10.4 hereof a copy of each Assignment Agreement delivered to it and a register (the "Register") for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time. The entries in the Register shall be conclusive, in the absence of manifest or demonstrable error, and Borrowers, Agent and the Lenders may treat each Person whose name is recorded in the Register as the owner of the Loan recorded therein for all purposes of this Agreement. The Register shall be available for inspection by Borrowers or any Lender at any reasonable time and from time to time upon reasonable prior notice.

      Section 10.11. Sale of Participations. Any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable law, at any time sell participations to one or more Eligible Transferees (each a "Participant") in all or a portion of its rights or obligations under this Agreement and the other Loan Documents (including, without limitation, all or a portion of the Commitment and the Loans and participations owing to it and the Note held by it); provided that:

      (a) any such Lender's obligations under this Agreement and the other Loan Documents shall remain unchanged;

      (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations;

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      (c) the parties hereto shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement and each of the other Loan Documents;

      (d) such Participant shall be bound by the provisions of Section 8.5 hereof, and the Lender selling such participation shall obtain from such Participant a written confirmation of its agreement to be so bound; and

      (e) no Participant (unless such Participant is itself a Lender) shall be entitled to require such Lender to take or refrain from taking action under this Agreement or under any other Loan Document, except that such Lender may agree with such Participant that such Lender will not, without such Participant's consent, take action of the type described as follows:

            (i) increase the portion of the participation amount of any Participant over the amount thereof then in effect, or extend the Commitment Period, without the written consent of each Participant affected thereby; or

            (ii) reduce the principal amount of or extend the time for any payment of principal of any Loan, or reduce the rate of interest or extend the time for payment of interest on any Loan, or reduce the facility or utilization fee, without the written consent of each Participant affected thereby.

Borrowers agree that any Lender that sells participations pursuant to this
Section 10.11 shall still be entitled to the benefits of Article III hereof, notwithstanding any such transfer; provided, however, that the obligations of Borrowers shall not increase as a result of such transfer and Borrowers shall have no obligation to any Participant.

      Section 10.12. Severability of Provisions; Captions; Attachments. Any provision of this Agreement that shall be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to Sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this Agreement. Each schedule or exhibit attached to this Agreement shall be incorporated herein and shall be deemed to be a part hereof.

      Section 10.13. Investment Purpose. Each of the Lenders represents and warrants to Borrowers that it is entering into this Agreement with the present intention of acquiring any Note issued pursuant hereto for investment purposes only and not for the purpose of distribution or resale, it being understood, however, that each Lender shall at all times retain full control over the disposition of its assets.

      Section 10.14. Entire Agreement. This Agreement, any Note and any other Loan Document or other agreement, document or instrument attached hereto or executed on or as of the Closing Date integrate all the terms and conditions mentioned herein or incidental hereto and

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

supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

      Section 10.15. Confidentiality. Agent, Canadian Funding Agent and each Lender shall hold all Confidential Information in accordance with the customary procedures of Agent, Canadian Funding Agent or such Lender for handling confidential information of this nature, and in accordance with safe and sound banking practices. Notwithstanding the foregoing, Agent, Canadian Funding Agent or any Lender may in any event make disclosures of, and furnish copies of Confidential Information (a) to another agent under this Agreement or another Lender; (b) when reasonably required by any bona fide transferee or participant in connection with the contemplated transfer of any Loans or Commitment or participation therein (provided that each such prospective transferee or participant shall execute an agreement for the benefit of Borrowers with such prospective transferor Lender or participant containing provisions substantially identical to those contained in this Section 10.15); (c) to the parent corporation or other affiliates of Agent, Canadian Funding Agent or such Lender, and to their respective auditors and attorneys; and (d) as required or requested by any Governmental Authority or representative thereof, or pursuant to legal process, provided, that, unless specifically prohibited by applicable law or court order, Agent, Canadian Funding Agent or such Lender, as applicable, shall notify the chief financial officer of US Borrower of any request by any Governmental Authority or representative thereof (other than any such request in connection with an examination of the financial condition of Agent, Canadian Funding Agent or such Lender by such Governmental Authority), and of any other request pursuant to legal process for disclosure of any such non-public information prior to disclosure of such Confidential Information. In no event shall Agent, Canadian Funding Agent or any Lender be obligated or required to return any materials furnished by or on behalf of any Company. Each Borrower hereby agrees that the failure of Agent, Canadian Funding Agent or any Lender to comply with the provisions of this Section 10.15 shall not relieve any Borrower of any of the obligations to Agent, Canadian Funding Agent and the Lenders under this Agreement and the other Loan Documents.

      Section 10.16. Legal Representation of Parties. The Loan Documents were negotiated by the parties with the benefit of legal representation and any rule of construction or interpretation otherwise requiring this Agreement or any other Loan Document to be construed or interpreted against any party shall not apply to any construction or interpretation hereof or thereof.

      Section 10.17. Currency.

      (a) Currency Equivalent Generally. For the purposes of making valuations or computations under this Agreement (but not for the purposes of the preparation of any financial statements delivered pursuant hereto), unless expressly provided otherwise, where a reference is made to a dollar amount the amount is to be considered as the amount in Dollars and, therefor, each other currency shall be converted into the Dollar Equivalent.

      (b) Judgment Currency. If Agent, on behalf of the Lenders, obtains a judgment or judgments against any Credit Party in Canadian Dollars or an Alternate Currency, in respect of obligations denominated in Dollars, the obligations of such Credit Party in respect of any sum

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

adjudged to be due to Agent or the Lenders hereunder or under the Notes (the "Judgment Amount") shall be discharged only to the extent that, on the Business Day following receipt by Agent of the Judgment Amount in Canadian Dollars or such Alternate Currency, Agent, in accordance with normal banking procedures, purchases Dollars with the Judgment Amount in Canadian Dollars or such Alternate Currency. If the amount of Dollars so purchased is less than the amount of Dollars that could have been purchased with the Judgment Amount on the date or dates the Judgment Amount (excluding the portion of the Judgment Amount that has accrued as a result of the failure of such Credit Party to pay the sum originally due hereunder or under the Notes when it was originally due and owing to Agent or the Lenders hereunder or under the Notes) was originally due and owing to Agent or the Lenders hereunder or under the Notes (the "Original Due Date") (the "Loss"), such Credit Party agrees as a separate obligation and notwithstanding any such judgment, to indemnify Agent or such Lender, as the case may be, against the Loss, and if the amount of Dollars so purchased exceeds the amount of Dollars that could have been purchased with the Judgment Amount on the Original Due Date, Agent or such Lender agrees to remit such excess to such Credit Party.

      Section 10.18. Governing Law; Submission to Jurisdiction. This Agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio and the respective rights and obligations of Borrowers, Agent, and the Lenders shall be governed by Ohio law, without regard to principles of conflict of laws. Each Borrower hereby irrevocably submits to the non-exclusive jurisdiction of any Ohio state or federal court sitting in Cleveland, Ohio, over any action or proceeding arising out of or relating to this Agreement, the Obligations or any Related Writing, and each Borrower hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such Ohio state or federal court. Each Borrower, on behalf of itself and its Subsidiaries, hereby irrevocably waives, to the fullest extent permitted by law, any objection it may now or hereafter have to the laying of venue in any action or proceeding in any such court as well as any right it may now or hereafter have to remove such action or proceeding, once commenced, to another court on the grounds of FORUM NON CONVENIENS or otherwise. Each Borrower agrees that a final, nonappealable judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                  [Remainder of page left intentionally blank]

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      Section 10.19. JURY TRIAL WAIVER. TO THE EXTENT PERMITTED BY LAW, EACH
BORROWER, AGENT, CANADIAN FUNDING AGENT AND EACH LENDER WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWERS, AGENT, CANADIAN FUNDING AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

      IN WITNESS WHEREOF, the parties have executed and delivered this Credit Agreement as of the date first set forth above.

Address: One Strawberry Lane                 THE J. M. SMUCKER COMPANY
         Orrville, Ohio 44667
         Attention: Treasurer                By: /s/ Mark R. Belgya
                                                 -------------------
                                                 Mark R. Belgya
                                                 Vice President and Treasurer

Address: One Strawberry Lane                 J.M. SMUCKER (CANADA) INC.
         Orrville, Ohio 44667
         Attention: Treasurer                By: /s/ Mark R. Belgya
                                                 -------------------
                                                 Mark R. Belgya
                                                 Treasurer

Address: 127 Public Square                   KEYBANK NATIONAL ASSOCIATION,
         Cleveland, Ohio 44114-1306           as Agent and as a Lender
         Attention: Institutional Banking
                                             By: /s/ Lawrence A. Mack
                                                 ---------------------
                                             Name:  Lawrence A. Mack
                                             Title: Sr. Vice President

                                 Signature Page
                         1 of 2 of the Credit Agreement

Address: 1 First Canadian Place, 19th Floor      BANK OF MONTREAL,
         Toronto, Ontario M5X1A1,                 as Canadian Funding Agent,
         Attention: Manager, Global               Documentation Agent and as a
                    Distribution Services         Lender

                                                 By: /s/ Ben Ciallella
                                                     ---------------------------
                                                 Name: Ben Ciallella
                                                 Title: Vice President

Address: 1404 East Ninth Street                  FIFTH THIRD BANK
         Cleveland, Ohio 44114
         Attention: Martin McGinty               By: /s/ Martin McGinty
                                                     ---------------------------
                                                     Martin McGinty
                                                     Vice President

Address: 1300 East Ninth Street, Suite 1000      LASALLE BANK NATIONAL
         Cleveland, Ohio 44114                   ASSOCIATION
         Attn: Commercial Lending
                                                 By: /s/ Patrick F. Dunphy
                                                     ---------------------------
                                                     Patrick F. Dunphy
                                                     Senior Vice President

Address: 79 Wellington Street West               LASALLE BUSINESS CREDIT,
         Suite 1500                               A DIVISION OF ABN AMRO BANK
         P.O. Box 114                             N.V., CANADA BRANCH
         Toronto Dominion Centre
         Toronto, Ontario                        By: /s/ Darcy Mack/Keith Hughes
         M5K 1G8                                     ---------------------------
         Attention: LaSalle Business Credit      Name: Darcy Mack / Keith Hughes
                                                 Title: V.P., Asset Based
                                                 Lending / Senior Vice President

Address: 111 West Monroe Street                  HARRIS TRUST AND SAVINGS BANK
         Chicago, Illinois 60603-4095
         Attention: Food Group                   By: /s/ Erica T. Kuhlmann
                                                     ---------------------------
                                                 Name: Erica T. Kuhlmann
                                                 Title: Managing Director

                                 Signature Page
                         2 of 2 of the Credit Agreement

                                   SCHEDULE 1

                                          US REVOLVING        US REVOLVING
                                             CREDIT             CREDIT
                                           COMMITMENT          COMMITMENT
      US LENDERS                           PERCENTAGE            AMOUNT            MAXIMUM AMOUNT
      ----------                           ----------            ------            --------------
KeyBank National Association                   54.55%         $ 60,000,000         $ 60,000,000
Fifth Third Bank                               27.27%         $ 30,000,000         $ 30,000,000
LaSalle Bank National Association              13.64%         $ 15,000,000         $ 15,000,000
Harris Trust and Savings Bank                   4.54%         $  5,000,000         $  5,000,000
                                              ------          ------------         ------------
Maximum US Revolving Amount                   100.00%         $110,000,000         $110,000,000
                                              ------          ------------         ------------

                                          CANADIAN          CANADIAN
                                          REVOLVING         REVOLVING
                                           CREDIT             CREDIT
                                          COMMITMENT        COMMITMENT
   CANADIAN LENDERS                       PERCENTAGE          AMOUNT          MAXIMUM AMOUNT
   ----------------                       ----------          ------          --------------
Bank of Montreal                            71.43%          $50,000,000        $ 50,000,000
LaSalle Business Credit, a division of
   ABN AMRO Bank N.V., Canada
   Branch                                   28.57%          $20,000,000        $ 20,000,000
                                           ------           -----------        ------------
Maximum Canadian Revolving Amount          100.00%          $70,000,000        $ 70,000,000
                                           ------           -----------        ------------
TOTAL COMMITMENT AMOUNT                                                        $180,000,000
                                                                               ------------

                                    EXHIBIT A
                                     FORM OF
                            US REVOLVING CREDIT NOTE

$ __________________________                                    Cleveland, Ohio
                                                                  June 18, 2004

         FOR VALUE RECEIVED, the undersigned, THE J. M. SMUCKER COMPANY, an Ohio corporation ("US Borrower"), promises to pay, on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of _______ ("Lender") at the main office of KEYBANK NATIONAL ASSOCIATION, as Agent, as hereinafter defined, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

[__________________] AND 00/100                                          DOLLARS

or the aggregate unpaid principal amount of all US Revolving Loans, as defined in the Credit Agreement made by Lender to US Borrower pursuant to Section 2.2 of the Credit Agreement, whichever is less, in lawful money of the United States of America; provided that US Revolving Loans that are Alternate Currency Loans, as defined in the Credit Agreement, shall be payable in the applicable Alternate Currency, as defined in the Credit Agreement. US Borrower also agrees to pay any additional amount that is required to be paid pursuant to Section 10.17 of the Credit Agreement.

      As used herein, "Credit Agreement" means the Credit Agreement dated as of June 18, 2004, among US Borrower and Canadian Borrower, as defined therein, the Lenders, as defined therein, KeyBank National Association, as lead arranger and administrative agent for the Lenders ("Agent"), and Bank of Montreal, as the Canadian funding agent and documentation agent, as the same may from time to time be amended, restated or otherwise modified. Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

      US Borrower also promises to pay interest on the unpaid principal amount of each US Revolving Loan from time to time outstanding, from the date of such US Revolving Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.4(a) of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.4(a); provided, however, that interest on any principal portion that is not paid when due shall be payable on demand.

      The portions of the principal sum hereof from time to time representing US Base Rate Loans, US Eurodollar Loans and Alternate Currency Loans, and payments of principal of any thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of US Borrower under this Note.

      If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate, if required by Section 2.4(e) of the Credit Agreement. All payments of principal of and interest on this Note shall be made in immediately available funds.

      This Note is one of the US Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued. This Note shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to principles of conflicts of laws.

      Except as expressly provided in the Credit Agreement, US Borrower expressly waives presentment, demand, protest and notice of any kind.

      JURY TRIAL WAIVER. US BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG US BORROWER, CANADIAN BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THE CREDIT AGREEMENT, THIS NOTE OR ANY OTHER NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                                       THE J. M. SMUCKER COMPANY

                                                       By: _____________________
                                                       Name: ___________________
                                                       Title: __________________

                                    EXHIBIT B
                                     FORM OF
                               US SWING LINE NOTE

$ 15,000,000                                                     Cleveland, Ohio
                                                                   June 18, 2004

      FOR VALUE RECEIVED, the undersigned, THE J. M. SMUCKER COMPANY, an Ohio corporation ("US Borrower"), promises to pay, on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of KEYBANK NATIONAL ASSOCIATION ("US Swing Line Lender") at the main office of KEYBANK NATIONAL ASSOCIATION, as Agent, as hereinafter defined, 127 Public Square, Cleveland, Ohio 44114-1306 the principal sum of

FIFTEEN MILLION AND 00/100                                               DOLLARS

or the aggregate unpaid principal amount of all US Swing Loans, as defined in the Credit Agreement (as hereinafter defined) made by US Swing Line Lender to US Borrower pursuant to Section 2.2(c) of the Credit Agreement, whichever is less, in lawful money of the United States of America on the earlier of the last day of the Commitment Period, as defined in the Credit Agreement, or, with respect to each US Swing Loan, the Swing Loan Maturity Date applicable thereto

      As used herein, "Credit Agreement" means the Credit Agreement dated as of June 18, 2004, among US Borrower and Canadian Borrower, as defined therein, the Lenders, as defined therein, KeyBank National Association, as lead arranger and administrative agent for the Lenders ("Agent"), and Bank of Montreal, as the Canadian funding agent and documentation agent, as the same may from time to time be amended, restated or otherwise modified. Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

      US Borrower also promises to pay interest on the unpaid principal amount of each US Swing Loan from time to time outstanding, from the date of such US Swing Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.4(b) of the Credit Agreement. Such interest shall be payable on each date provided for in such
Section 2.4(b); provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

      The principal sum hereof from time to time and the payments of principal and interest thereon, shall be shown on the records of US Swing Line Lender by such method as US Swing Line Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligation of US Borrower under this Note.

      If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate, if required by Section 2.4(e) of the Credit Agreement. All payments of principal of and interest on this Note shall be made in immediately available funds.

      This Note is the US Swing Line Note referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued. This Note shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to principles of conflicts of laws.

      Except as expressly provided in the Credit Agreement, US Borrower expressly waives presentment, demand, protest and notice of any kind.

      JURY TRIAL WAIVER. US BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG US BORROWER, CANADIAN BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THE CREDIT AGREEMENT, THIS NOTE OR ANY OTHER NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                                       THE J. M. SMUCKER COMPANY

                                                       By: _____________________
                                                       Name: ___________________
                                                       Title: __________________

                                    EXHIBIT C
                                     FORM OF
                         CANADIAN REVOLVING CREDIT NOTE

$____________                                                    Cleveland, Ohio
                                                                   June 18, 2004

      FOR VALUE RECEIVED, the undersigned, J.M. SMUCKER (CANADA) INC., a corporation incorporated under the laws of Canada ("Canadian Borrower"), promises to pay, on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of _______ ("Lender") at the Designated Lending Office, as defined in the Credit Agreement, the principal sum of

[__________________] AND 00/100                                          DOLLARS

or the Dollar Equivalent of the aggregate unpaid principal amount of all Canadian Revolving Loans, as defined in the Credit Agreement made by Canadian Lender to Canadian Borrower pursuant to Section 2.3(a) of the Credit Agreement, whichever is less, in lawful money of the United States of America; provided that Canadian Revolving Loans that are Canadian CAD Base Rate Loans or CAD CDOR Loans, as each such term is defined in the Credit Agreement, shall be payable in Canadian Dollars. Canadian Borrower also agrees to pay any additional amount that is required to be paid pursuant to Section 10.17 of the Credit Agreement.

      As used herein, "Credit Agreement" means the Credit Agreement dated as of June 18, 2004, among US Borrower and Canadian Borrower, as defined therein, the Lenders, as defined therein, KeyBank National Association, as lead arranger and administrative agent for the Lenders ("Agent"), and Bank of Montreal, as the Canadian funding agent and documentation agent, as the same may from time to time be amended, restated or otherwise modified. Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

      Canadian Borrower also promises to pay interest on the unpaid principal amount of each Canadian Revolving Loan from time to time outstanding, from the date of such Canadian Revolving Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of
Section 2.4(c) of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.4(c); provided, however, that interest on any principal portion that is not paid when due shall be payable on demand.

      The portions of the principal sum hereof from time to time representing Canadian CAD Base Rate Loans, Canadian USD Base Rate Loans, Canadian Eurodollar Loans and CAD CDOR Loans, and payments of principal of any thereof, shall be shown on the records of Lender by such method as Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligations of Canadian Borrower under this Note.

      If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate, if required by Section 2.4(e) of the Credit Agreement. All payments of principal of and interest on this Note shall be made in immediately available funds.

      This Note is one of the Canadian Revolving Credit Notes referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued. This Note shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to principles of conflicts of laws.

      Except as expressly provided in the Credit Agreement, Canadian Borrower expressly waives presentment, demand, protest and notice of any kind.

      JURY TRIAL WAIVER. CANADIAN BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG US BORROWER, CANADIAN BORROWER, AGENT, CANADIAN FUNDING AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THE CREDIT AGREEMENT, THIS NOTE OR ANY OTHER NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                                      J.M. SMUCKER (CANADA) INC.

                                                      By: _____________________
                                                      Name: ___________________
                                                      Title: __________________

                                    EXHIBIT D
                                     FORM OF
                            CANADIAN SWING LINE NOTE

$10,000,000                                                      Cleveland, Ohio
                                                                   June 18, 2004

      FOR VALUE RECEIVED, the undersigned, J.M. SMUCKER (CANADA) INC., a corporation incorporated under the laws of Canada ("Canadian Borrower"), promises to pay, on the last day of the Commitment Period, as defined in the Credit Agreement (as hereinafter defined), to the order of BANK OF MONTREAL ("Canadian Swing Line Lender") at the Designated Lending Office, as defined in the Credit Agreement, the principal sum of

TEN MILLION AND 00/100                                                  DOLLARS

or the Dollar Equivalent of the aggregate unpaid principal amount of all Canadian Swing Loans, as defined in the Credit Agreement made by the Canadian Swing Line Lender to Canadian Borrower pursuant to Section 2.3(b) of the Credit Agreement, whichever is less, in lawful money of the United States of America on the earlier of the last day of the Commitment Period, as defined in the Credit Agreement, or, with respect to each Canadian Swing Loan, the Swing Loan Maturity Date applicable thereto; provided that Canadian CAD Swing Loans shall be payable in Canadian Dollars. Canadian Borrower also agrees to pay any additional amount that is required to be paid pursuant to Section 10.17 of the Credit Agreement.

      As used herein, "Credit Agreement" means the Credit Agreement dated as of June 18, 2004, among US Borrower and Canadian Borrower, as defined therein, the Lenders, as defined therein, KeyBank National Association, as lead arranger and administrative agent for the Lenders ("Agent"), and Bank of Montreal, as the Canadian funding agent and documentation agent, as the same may from time to time be amended, restated or otherwise modified. Each capitalized term used herein that is defined in the Credit Agreement and not otherwise defined herein shall have the meaning ascribed to it in the Credit Agreement.

      Canadian Borrower also promises to pay interest on the unpaid principal amount of each Canadian Swing Loan from time to time outstanding, from the date of such Canadian Swing Loan until the payment in full thereof, at the rates per annum that shall be determined in accordance with the provisions of Section 2.4(d) of the Credit Agreement. Such interest shall be payable on each date provided for in such Section 2.4(d); provided, however, that interest on any principal portion which is not paid when due shall be payable on demand.

      The principal sum hereof from time to time and the payments of principal and interest thereon, shall be shown on the records of Canadian Swing Line Lender by such method as Canadian Swing Line Lender may generally employ; provided, however, that failure to make any such entry shall in no way detract from the obligation of Canadian Borrower under this Note.

      If this Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision for acceleration of maturity contained in the Credit

Agreement, the principal hereof and the unpaid interest thereon shall bear interest, until paid, at a rate per annum equal to the Default Rate, if required by Section 2.4(e) of the Credit Agreement. All payments of principal of and interest on this Note shall be made in immediately available funds.

      This Note is the Canadian Swing Line Note referred to in the Credit Agreement. Reference is made to the Credit Agreement for a description of the right of the undersigned to anticipate payments hereof, the right of the holder hereof to declare this Note due prior to its stated maturity, and other terms and conditions upon which this Note is issued. This Note shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to principles of conflicts of laws.

      Except as expressly provided in the Credit Agreement, Canadian Borrower expressly waives presentment, demand, protest and notice of any kind.

      JURY TRIAL WAIVER. CANADIAN BORROWER, TO THE EXTENT PERMITTED BY LAW, HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG US BORROWER, CANADIAN BORROWER, AGENT AND THE LENDERS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THE CREDIT AGREEMENT, THIS NOTE OR ANY OTHER NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO.

                                                      J.M. SMUCKER (CANADA) INC.

                                                      By: _____________________
                                                      Name: ___________________
                                                      Title: __________________

                                    EXHIBIT E
                                     FORM OF
                                 NOTICE OF LOAN

                                           [Date]_______________________, 20____

KeyBank National Association,              and, with respect to the Canadian
 as Agent                                   Commitment:
127 Public Square                          Bank of Montreal,
Cleveland, Ohio 44114-0616                  as Canadian Funding Agent
Attention: Institutional Banking           1 First Canadian Place, 19th Floor
                                           Toronto, Ontario M5X1A1,
                                           Attention: Manager, Global
                                           Distribution Services

Ladies and Gentlemen:

      The undersigned, The J. M. Smucker Company ("US Borrower"), (or US Borrower or J.M. Smucker (Canada) Inc. ("Canadian Borrower") with respect to Canadian Revolving Loans and Canadian Swing Loans) refers to the Credit Agreement, dated as of June 18, 2004 ("Credit Agreement", the terms defined therein being used herein as therein defined), among US Borrower, Canadian Borrower, the Lenders, as defined in the Credit Agreement, KeyBank National Association, as Agent, and Bank of Montreal, as the Canadian Funding Agent, and hereby gives you notice, pursuant to Section 2.6 of the Credit Agreement that US Borrower hereby requests a Loan under the Credit Agreement, and in connection therewith sets forth below the information relating to the Loan (the "Proposed Loan") as required by Section 2.6 of the Credit Agreement:

                                  US COMMITMENT

      (a)   The Business Day of the Proposed Loan is __________, 200__.

      (b)   The amount of the Proposed Loan is $_______________.

      (c) The Proposed Loan is to be a: US Base Rate Loan ___ / US Eurodollar Loan ___ Alternate Currency Loan ___ / US Swing Loan ___ . (Check one.)

      (d) If the Proposed Loan is an Alternate Currency Loan, the Alternate Currency requested is ___________.

      (e) If the Proposed Loan is a Fixed Rate Loan, the Interest Period requested is one month ___ / two months ___ / three months ___ / six months ____ / twelve months ___ (this requires prior approval from all US Lenders). (Check one.)

                               CANADIAN COMMITMENT

      (a)   The Business Day of the Proposed Loan is __________, 200__.

      (b)   The amount of the Proposed Loan is $_______________/
            CAD____________.

      (c) The Proposed Loan is to be a: Canadian CAD Base Rate Loan ___ / Canadian USD Base Rate Loan ___ / CAD CDOR Loan ___ / Canadian Eurodollar Loan ___ / Canadian CAD Swing Loan ___ / Canadian USD Swing Loan ___. (Check one.)

      (d) If the Proposed Loan is a Fixed Rate Loan, the Interest Period requested is one month ___ / two months ___ / three months ___ / six months ____ / twelve months ___ (this requires prior approval from all Canadian Lenders). (Check one.)

      The undersigned hereby certifies on behalf of Borrowers that the following statements are true on the date hereof, and will be true on the date of the Proposed Loan:

      (i) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Proposed Loan and the application of the proceeds therefrom, as though made on and as of such date;

      (ii) no event has occurred and is continuing, or would result from such Proposed Loan, or the application of proceeds therefrom, that constitutes a Default or Event of Default; and

      (iii) the conditions set forth in Section 2.6 and Article IV of the Credit Agreement have been satisfied.

                                    THE J. M. SMUCKER COMPANY

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    or, with respect to the Canadian Commitment:

                                    J.M. SMUCKER (CANADA) INC.

                                    By: ________________________________________
                                    Name: ______________________________________
                                    Title: _____________________________________

                                    EXHIBIT F
                             COMPLIANCE CERTIFICATE

                                           For Fiscal Quarter ended ____________

THE UNDERSIGNED HEREBY CERTIFIES THAT:

      (1) I am the duly elected President or Chief Financial Officer of The J.
M. Smucker Company, an Ohio corporation ("US Borrower");

      (2) I am familiar with the terms of that certain Credit Agreement, dated as of June 18, 2004, among US Borrower, Canadian Borrower, the lenders named on
Schedule 1 thereto (together with their respective successors and assigns, collectively, the "Lenders"), as defined in the Credit Agreement, KeyBank National Association, as Agent, and Bank of Montreal, as the Canadian Funding Agent, (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), and the terms of the other Loan Documents, and I have made, or have caused to be made under my supervision, a review in reasonable detail of the transactions and condition of Borrowers and their Subsidiaries during the accounting period covered by the attached financial statements;

      (3) The review described in paragraph (2) above did not disclose, and I have no knowledge of, the existence of any condition or event that constitutes or constituted a Default or Event of Default, at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate;

      (4) The representations and warranties made by Borrowers contained in each Loan Document are true and correct as though made on and as of the date hereof; and

      (5) Set forth on Attachment I hereto are calculations of the financial covenants set forth in Section 5.7 of the Credit Agreement and the calculation of the Leverage Ratio, which calculations show compliance with the terms thereof.

      IN WITNESS WHEREOF, I have signed this certificate the ___ day of _________, 20___.

                                                       THE J. M. SMUCKER COMPANY

                                                       By: _____________________
                                                       Name: ___________________
                                                       Title:___________________

                                    EXHIBIT G
                                     FORM OF
                       ASSIGNMENT AND ACCEPTANCE AGREEMENT

      This Assignment and Acceptance Agreement (this "Assignment Agreement") between ______________________ (the "Assignor") and ______________________ (the
"Assignee") is dated as of ________, 20_. The parties hereto agree as follows:

      1. Preliminary Statement. Assignor is a party to a Credit Agreement, dated as of June 18, 2004 (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement"), among THE J. M. SMUCKER COMPANY., an Ohio corporation ("US Borrower"), an [_____________________], a corporation incorporated under the laws of Canada ("Canadian Borrower" and, together with US Borrower, collectively, "Borrowers" and, individually, each a "Borrower"), the lenders named on Schedule 1 thereto (together with their respective successors and assigns, collectively, the "Lenders" and, individually, each a "Lender"), KEYBANK NATIONAL ASSOCIATION, as lead arranger and administrative agent for the Lenders ("Agent"), and BANK OF MONTREAL, as the Canadian funding agent and documentation agent. Capitalized terms used herein and not otherwise defined herein shall have the meanings attributed to them in the Credit Agreement.

      2. Assignment and Assumption. Assignor hereby sells and assigns to Assignee, and Assignee hereby purchases and assumes from Assignor, an interest in and to Assignor's rights and obligations under the Credit Agreement, effective as of the Assignment Effective Date (as hereinafter defined), equal to the percentage interest specified on Annex 1 hereto (hereinafter, "Assignee's Percentage") of Assignor's right, title and interest in and to (a) the Commitment of Assignor as set forth on Annex 1 hereto (hereinafter, the "Assigned Amount"), (b) any Loan made by Assignor that is outstanding on the Assignment Effective Date, (c) Assignor's interest in any Letter of Credit, as defined in the Credit Agreement, that is issued and outstanding on the Assignment Effective Date, (d) any Note delivered to Assignor pursuant to the Credit Agreement, and (e) the Credit Agreement and the other Related Writings. After giving effect to such sale and assignment and on and after the Assignment Effective Date, Assignee shall be deemed to have an "Applicable Commitment Percentage" under the Credit Agreement equal to the Commitment Percentage set forth in subpart II.A on Annex 1 hereto.

      3. Assignment Effective Date. The Assignment Effective Date (the "Assignment Effective Date") shall be [________ __, ____] (or such other date agreed to by Agent). On or prior to the Assignment Effective Date, Assignor shall satisfy the following conditions:

      (a) receipt by Agent of this Assignment Agreement, including Annex 1 hereto, properly executed by Assignor and Assignee and accepted and consented to by Agent and, if necessary pursuant to the provisions of Section 10.10(a) of the Credit Agreement, by Borrowers;

      (b) receipt by Agent from Assignor of a fee of Three Thousand Five Hundred Dollars ($3,500), if required by Section 10.10 of the Credit Agreement;

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

      (c) receipt by Agent from Assignee of an administrative questionnaire, or other similar document, which shall include (i) the address for notices under the Credit Agreement, (ii) the address of its Lending Office, (iii) wire transfer instructions for delivery of funds by Agent, (iv) and such other information as Agent shall request; and

      (d) receipt by Agent from Assignor or Assignee of any other information required pursuant to Section 10.10 of the Credit Agreement or otherwise necessary to complete the transaction contemplated hereby.

      4. Payment Obligations. In consideration for the sale and assignment of Loans hereunder, Assignee shall pay to Assignor, on the Assignment Effective Date, the amount agreed to by Assignee and Assignor. Any interest, fees and other payments accrued prior to the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignor. Any interest, fees and other payments accrued on and after the Assignment Effective Date with respect to the Assigned Amount shall be for the account of Assignee. Each of Assignor and Assignee agrees that it will hold in trust for the other party any interest, fees or other amounts which it may receive to which the other party is entitled pursuant to the preceding sentence and to pay the other party any such amounts which it may receive promptly upon receipt thereof.

      5. Credit Determination; Limitations on Assignor's Liability. Assignee represents and warrants to Assignor, Borrowers, Agent and the Lenders (a) that it is capable of making and has made and shall continue to make its own credit determinations and analysis based upon such information as Assignee deemed sufficient to enter into the transaction contemplated hereby and not based on any statements or representations by Assignor, (b) Assignee confirms that it meets the requirements to be an assignee as set forth in Section 10.10 of the Credit Agreement; (c) Assignee confirms that it is able to fund the Loans and the Letters of Credit as required by the Credit Agreement; (d) Assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Credit Agreement, the Intercreditor Agreement, the Lender Agreement and the Related Writings are required to be performed by it as a Lender thereunder; and (e) Assignee represents that it has reviewed each of the Loan Documents, the Intercreditor Agreement and the Lender Agreement, and by its signature to this Assignment Agreement, agrees to be bound by and subject to the terms and conditions of the Intercreditor Agreement and the Lender Agreement, as if it were an original party thereto. It is understood and agreed that the assignment and assumption hereunder are made without recourse to Assignor and that Assignor makes no representation or warranty of any kind to Assignee and shall not be responsible for (i) the due execution, legality, validity, enforceability, genuineness, sufficiency or collectability of the Credit Agreement, the Intercreditor Agreement, the Lender Agreement or any Related Writings, (ii) any representation, warranty or statement made in or in connection with the Credit Agreement, the Intercreditor Agreement, the Lender Agreement or any of the Related Writings, (iii) the financial condition or creditworthiness of any Borrower or Guarantor of Payment, (iv) the performance of or compliance with any of the terms or provisions of the Credit Agreement, the Intercreditor Agreement, the Lender Agreement or any of the Related Writings, (v) the inspection of any of the property, books or records of Borrowers, or (vi) the validity, enforceability, perfection, priority, condition, value or sufficiency of any collateral securing or purporting to secure the Loans or Letters of Credit. Neither Assignor nor any of its officers, directors, employees, agents or attorneys shall be liable for any mistake, error of judgment, or action taken or omitted to be taken in connection with the Loans, the Letters of Credit, the Credit Agreement, the Intercreditor Agreement, the Lender Agreement or the Related Writings, except for its or their own bad faith or willful misconduct. Assignee appoints Agent (and Canadian Funding Agent, if applicable) to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent (or Canadian Funding Agent, if applicable) by the terms thereof.

      6. Indemnity. Assignee agrees to indemnify and hold Assignor harmless against any and all losses, cost and expenses (including, without limitation, attorneys' fees) and liabilities incurred by Assignor in connection with or arising in any manner from Assignee's performance or non-performance of obligations assumed under this Assignment Agreement.

      7. Subsequent Assignments. After the Assignment Effective Date, Assignee shall have the right pursuant to Section 10.10 of the Credit Agreement to assign the rights which are assigned to Assignee hereunder, provided that (a) any such subsequent assignment does not violate any of the terms and conditions of the Credit Agreement, the Intercreditor Agreement, the Lender Agreement, any of the Related Writings, or any law, rule, regulation, order, writ, judgment, injunction or decree and that any consent required under the terms of the Credit Agreement, the Intercreditor Agreement, the Lender Agreement, or any of the Related Writings has been obtained, (b) the assignee under such assignment from Assignee shall agree to assume all of Assignee's obligations hereunder in a manner satisfactory to Assignor and (c) Assignee is not thereby released from any of its obligations to Assignor hereunder.

      8. Reductions of Aggregate Amount of Commitments. If any reduction in the Total Commitment Amount occurs between the date of this Assignment Agreement and the Assignment Effective Date, the percentage of the Total Commitment Amount assigned to Assignee shall remain the percentage specified in Section 1 hereof and the dollar amount of the Commitment of Assignee shall be recalculated based on the reduced Total Commitment Amount.

      9. Acceptance of Agent; Notice by Assignor. This Assignment Agreement is conditioned upon the acceptance and consent of Agent and, if necessary pursuant to Section 10.10 of the Credit Agreement, upon the acceptance and consent of US Borrower; provided, that the execution of this Assignment Agreement by Agent and, if necessary, by US Borrower is evidence of such acceptance and consent.

      10. Entire Agreement. This Assignment Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings between the parties hereto relating to the subject matter hereof.

      11. Governing Law. This Assignment Agreement shall be governed by the laws of the State of Ohio, without regard to conflicts of laws.

      12. Notices. Notices shall be given under this Assignment Agreement in the manner set forth in the Credit Agreement. For the purpose hereof, the addresses of the parties hereto

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

(until notice of a change is delivered) shall be the address set forth under each party's name on the signature pages hereof.

                  [Remainder of page intentionally left blank.]

      13. JURY TRIAL WAIVER. EACH OF THE UNDERSIGNED, TO THE EXTENT PERMITTED BY LAW, WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE, AMONG AGENT, ANY OF THE LENDERS, AND/OR BORROWER ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED BETWEEN EACH OF THEM IN CONNECTION WITH THIS INSTRUMENT OR ANY NOTE OR OTHER AGREEMENT, INSTRUMENT OR DOCUMENT EXECUTED OR DELIVERED IN CONNECTION THEREWITH OR THE TRANSACTIONS RELATED HERETO.

      IN WITNESS WHEREOF, the parties hereto have executed this Assignment Agreement by their duly authorized officers as of the date first above written.

                                                       ASSIGNOR:
Address: ___________________________                   _________________________
         ___________________________
         Attention: ________________                   By: _____________________
         Phone: ____________________                   Name: ___________________
         Fax: ______________________                   Title: __________________

                                                       ASSIGNEE:
Address: ___________________________                   _________________________
         ___________________________
         Attention: ________________                   By: _____________________
         Phone: ____________________                   Name: ___________________
         Fax: ______________________                   Title:___________________

Accepted and Consented to this ___ day of ___, 20_:

KEYBANK NATIONAL ASSOCIATION,
 as Agent

By: ________________________________
Name:_______________________________
Title:______________________________

Accepted and Consented to this ___ day of _______, 20__:

THE J. M. SMUCKER COMPANY

By:_________________________________
Name:_______________________________
Title:______________________________

                                     ANNEX 1
                                       TO
                      ASSIGNMENT AND ACCEPTANCE AGREEMENT

      On and after the Assignment Effective Date, the Commitment of Assignee, and, if this is less than an assignment of all of Assignor's interest, Assignor, shall be as follows:

   I. INTEREST OF ASSIGNOR BEING ASSIGNED TO ASSIGNEE

         A.    Assignee's Percentage                                 __________%

         B.    Assigned Amount                                       $__________

   II. ASSIGNEE'S COMMITMENT (as of the Assignment Effective Date)

         A.    Assignee's Commitment Percentage
               under the Credit Agreement                            __________%

         B.    Assignee's Commitment Amount under
               the Credit Agreement                                  $__________

   III. ASSIGNOR'S COMMITMENT (as of the Assignment Effective Date)

         A.    Assignor's Commitment Percentage
               under the Credit Agreement                            __________%

         B.    Assignor's Commitment Amount
                 under the Credit Agreement                          $__________

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

                                    EXHIBIT H
                              REQUEST FOR EXTENSION

                                                      [__________________, 20__]
KeyBank National Association, as Agent
127 Public Square
Cleveland, Ohio 44114-0616
Attention: Institutional Banking

Ladies and Gentlemen:

      The undersigned, THE J. M. SMUCKER COMPANY and J.M. SMUCKER (CANADA) INC. (collectively, "Borrowers" and, individually, each a "Borrower"), refers to the Credit Agreement, dated as of June 18, 2004 (as the same may from time to time be amended, restated or otherwise modified, the "Credit Agreement", the terms defined therein being used herein as therein defined), among the undersigned, the Lenders, as defined in the Credit Agreement, KEYBANK NATIONAL ASSOCIATION, as lead arranger and administrative agent for the Lenders ("Agent"), and BANK OF MONTREAL, as the Canadian funding agent and documentation agent, and hereby gives you notice, pursuant to Section 2.14 of the Credit Agreement that the undersigned hereby requests an extension as set forth below (the "Extension") under the Credit Agreement, and in connection with the Extension sets forth below the information relating to the Extension as required by Section 2.14 of the Credit Agreement.

      The undersigned hereby requests Agent and the Lenders to extend the Commitment Period from ______________ _____, 200_ to ________________ _____,
200_.

      The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the Extension: (a) the representations and warranties contained in each Loan Document are correct, before and after giving effect to the Extension and the application of the proceeds therefrom, as though made on and as of such date; (b) no event has occurred and is continuing, or would result from such Extension, or the application of proceeds therefrom, which constitutes a Default or an Event of Default; and (c) the conditions set forth in Section 2.14 and Article IV of the Credit Agreement have been satisfied.

                                                      THE J. M. SMUCKER COMPANY

                                                      By: ______________________
                                                      Name: ____________________
                                                      Title: ___________________

                                                      J.M. SMUCKER (CANADA) INC.

                                                      By: ______________________
                                                      Name: ____________________
                                                      Title: ___________________

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